EXHIBIT 4.1

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

DEPOSITOR

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

AND

WELLS FARGO BANK, N.A.,

MASTER SERVICER AND SECURITIES ADMINISTRATOR

POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2005

Structured Asset Mortgage Investments II Trust,

Mortgage Pass-Through Certificates

Series 2005-AR5

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans to Trustee.
Section 2.02	Acceptance of Mortgage Loans by Trustee.
Section 2.03	Assignment of Interest in the Mortgage Loan Purchase Agreement.
Section 2.04	Substitution of Mortgage Loans.
Section 2.05	Issuance of Certificates.
Section 2.06	Representations and Warranties Concerning the Depositor.
Section 2.07	Conveyance of the Subsequent Mortgage Loans.

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01	Master Servicer.
Section 3.02	REMIC-Related Covenants.
Section 3.03	Monitoring of Servicers.
Section 3.04	Fidelity Bond.
Section 3.05	Power to Act; Procedures.
Section 3.06	Due-on-Sale Clauses; Assumption Agreements.
Section 3.07	Release of Mortgage Files.

Section 3.08	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 3.09	Standard Hazard Insurance and Flood Insurance Policies.
Section 3.10	Presentment of Claims and Collection of Proceeds.
Section 3.11	Maintenance of the Primary Mortgage Insurance Policies.

Section 3.12	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 3.13	Realization Upon Defaulted Mortgage Loans.
Section 3.14	Compensation for the Master Servicer.
Section 3.15	REO Property.
Section 3.16	Annual Officer’s Certificate as to Compliance.
Section 3.17	Annual Independent Accountant’s Servicing Report.
Section 3.18	Reports Filed with Securities and Exchange Commission.
Section 3.19	UCC.
Section 3.20	Foreclosure Proceedings.
Section 3.21	Additional Collateral Mortgage Loans.
Section 3.22	Optional Sale of Defaulted Mortgage Loans.

ARTICLE IV ACCOUNTS

Section 4.01	Protected Accounts.
Section 4.02	Distribution Account.
Section 4.03	[RESERVED].
Section 4.04	Derivative Contracts.
Section 4.05	Permitted Withdrawals and Transfers from the Distribution Account.
Section 4.06	Pre-Funding Reserve Accounts.

Section 4.07	Interest Coverage Account.
Section 4.08	Distribution of Group I Carryover Shortfall Amount; Group I Carryover Shortfall Reserve Fund.
Section 4.09	Distribution of Group II Carryover Shortfall Amount; Group II Carryover Shortfall Reserve Fund.
Section 4.10	Distribution of Group III Carryover Shortfall Amount; Group III Carryover Shortfall Reserve Fund.
Section 4.11	Distribution of Subordinate Carryover Shortfall Amount; Subordinate Carryover Shortfall Reserve Fund.

ARTICLE V CERTIFICATES

Section 5.01	Certificates.
Section 5.02	Registration of Transfer and Exchange of Certificates.
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04	Persons Deemed Owners.
Section 5.05	Transfer Restrictions on Residual Certificates.
Section 5.06	Restrictions on Transferability of Certificates.
Section 5.07	ERISA Restrictions.
Section 5.08	Rule 144A Information.
Section 5.09	Appointment of Paying Agent and Certificate Registrar.

ARTICLE VI PAYMENTS TO CERTIFICATEHOLDERS

Section 6.01	Distributions on the Certificates.
Section 6.02	Allocation of Losses.
Section 6.03	Payments.
Section 6.04	Statements to Certificateholders.
Section 6.05	Monthly Advances.
Section 6.06	Compensating Interest Payments.

ARTICLE VII THE MASTER SERVICER

Section 7.01	Liabilities of the Master Servicer.
Section 7.02	Merger or Consolidation of the Master Servicer.
Section 7.03	Indemnification of the Trustee, the Master Servicer and the Securities Administrator.
Section 7.04	Limitations on Liability of the Master Servicer and Others.
Section 7.05	Master Servicer Not to Resign.
Section 7.06	Successor Master Servicer.
Section 7.07	Sale and Assignment of Master Servicing.

ARTICLE VIII DEFAULT

Section 8.01	Events of Default.
Section 8.02	Trustee to Act; Appointment of Successor.
Section 8.03	Notification to Certificateholders.
Section 8.04	Waiver of Defaults.
Section 8.05	List of Certificateholders.

ARTICLE IX CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01	Duties of Trustee.

Section 9.02	Certain Matters Affecting the Trustee and the Securities Administrator.
Section 9.03	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.
Section 9.04	Trustee and Securities Administrator May Own Certificates.
Section 9.05	Trustee’s and Securities Administrator’s Fees and Expenses.
Section 9.06	Eligibility Requirements for Trustee, Paying Agent and Securities Administrator.
Section 9.07	Insurance.
Section 9.08	Resignation and Removal of the Trustee and Securities Administrator.
Section 9.09	Successor Trustee, Successor Paying Agent and Successor Securities Administrator.
Section 9.10	Merger or Consolidation of Trustee, Paying Agent or Securities Administrator.
Section 9.11	Appointment of Co-Trustee or Separate Trustee.
Section 9.12	Federal Information Returns and Reports to Certificateholders; REMIC Administration.

ARTICLE X TERMINATION

Section 10.01	Termination Upon Repurchase by the Depositor or its Designee or Liquidation of the Mortgage Loans.
Section 10.02	Additional Termination Requirements.

ARTICLE XI [RESERVED]

ARTICLE XII MISCELLANEOUS PROVISIONS

Section 12.01	Intent of Parties.
Section 12.02	Amendment.
Section 12.03	Recordation of Agreement.
Section 12.04	Limitation on Rights of Certificateholders.
Section 12.05	Acts of Certificateholders.
Section 12.06	Governing Law.
Section 12.07	Notices.
Section 12.08	Severability of Provisions.
Section 12.09	Successors and Assigns.
Section 12.10	Article and Section Headings.
Section 12.11	Counterparts.
Section 12.12	Notice to Rating Agencies.
Section 12.13	Activities of the Issuer

EXHIBITS

Exhibit A-1	-	Form of Class A Certificates
Exhibit A-2	-	Form of Class B Certificates
Exhibit A-3		Form of Class X Certificates
Exhibit A-3	-	Form of Class R Certificates
Exhibit B	-	Mortgage Loan Schedule
Exhibit C	-	[Reserved]
Exhibit D	-	Request for Release of Documents
Exhibit E	-	Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1	-	Form of Investment Letter
Exhibit F-2	-	Form of Rule 144A and Related Matters Certificate
Exhibit G	-	Form of Custodial Agreement
Exhibit H-1 to H-7	-	Servicing Agreements
Exhibit I	-	Assignment Agreements
Exhibit J	-	Form of Mortgage Loan Purchase Agreement
Exhibit K	-	Form of Sale and Assignment Agreement
Exhibit L	-	Form of Subsequent Mortgage Loan Purchase Agreement
Exhibit M	-	Form of Subsequent Transfer Instrument

POOLING AND SERVICING AGREEMENT

Pooling and Servicing Agreement dated as of September 1, 2005, among Structured Asset Mortgage Investments II Inc., a Delaware corporation, as depositor (the “Depositor”), U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”).

PRELIMINARY STATEMENT

On or prior to the Closing Date, KKR Financial Mortgage Corp. (the “Seller”) acquired the Initial Mortgage Loans from KKR Financial Corp. Thereafter and on or prior to the Closing Date, the Depositor acquired the Initial Mortgage Loans from the Seller. On the Closing Date, the Depositor will sell the Initial Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund. On or prior to any Subsequent Transfer Date, the Depositor will acquire the Subsequent Mortgage Loans, which will be sold to the Trust on the related Subsequent Transfer Date.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated “regular interests” in such REMIC, and the Class R-I Certificates will be designated the sole class of “residual interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Interests will be designated “regular interests” in such REMIC, and the Class R-II Certificates will be designated the sole class of “residual interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, the Certificates (other than the Class R Certificates and exclusive, in the case of the Adjustable Rate Certificates, of any right to receive payments in respect of the related Carryover Shortfall Amount or, in the case of the Interest Only Certificates, of any obligation to make payments in respect of the related Carryover Shortfall Amount) will be designated “regular interests” in such REMIC, and the Class R-III Certificates will be designated the sole class of “residual interests” in such REMIC.

The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $959,200,036.00, which is deemed to include the related Pre-Funded Amount. The initial principal amount of the Certificates will not exceed such Outstanding Principal Balance. The Group I Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $352,610,211.82, which is deemed to include the related Pre-Funded Amount. The Group II Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $296,063,977.96, which is deemed to include the related Pre-Funded Amount. The

Group III Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $310,525,847.06, which is deemed to include the related Pre-Funded Amount.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

ARTICLE I

Definitions

Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer).

Account: Group I Carryover Shortfall Reserve Fund, Group II Carryover Shortfall Reserve Fund, Group III Carryover Shortfall Reserve Fund, Subordinate Carryover Shortfall Reserve Fund, the Distribution Account, the Pre-Funding Reserve Account, the Interest Coverage Account and the Protected Account as the context may require.

Accrued Certificate Interest: For any Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or Notional Amount, with respect to the Interest Only Certificates)of such Certificate immediately prior to such Distribution Date, on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Senior Certificate, such Certificate’s share of any Net Interest Shortfall from the related Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans allocated thereto in accordance with Section 6.02(g) and (ii) in the case of a Subordinate Certificate, such Certificate’s share of any Net Interest Shortfall from the related Mortgage Loans and the interest portion of any Realized Losses on the related Mortgage Loans allocated thereto in accordance with Section 6.02(g).

Additional Collateral: (i) With respect to any Mortgage 100sm Loan, the Securities Account and the financial assets held therein subject to a security interest pursuant to the related Mortgage 100sm Pledge Agreement, or (ii) with respect to any Parent Power® Mortgage Loan, the related Parent Power® Agreement

Additional Collateral Mortgage Loan: Each Mortgage Loan, as identified on the Mortgage Loan Schedule, as to which Additional Collateral was required to be provided at the closing thereof.

Adjustable Rate Certificates: The Class A-1 Certificates, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates.

Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. “Control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative to the foregoing. The

Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

Aggregate Expense Rate: With respect to any Mortgage Loan, the sum of the Master Servicing Fee, the Servicing Fee Rate and the Lender-Paid PMI Rate (if applicable).

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

Allocable Share: With respect to each Class of Subordinate Certificates:

(a)        as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iv) of the definition of Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Subordinate Certificates; and

(b)        as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount, and as to each Class of Subordinate Certificates (other than the Class of Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Subordinate Certificates and (y) the Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Subordinate Certificates for which the Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class’s remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates which satisfy the Class Prepayment Distribution Trigger and to the Class of Subordinate Certificates having the lowest numerical Class designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of S&P and Aaa in the case of Moody’s. For any short-term deposit or security, or a rating of A-l+ in the case of S&P and P-1 in the case of Moody’s.

Applicable State Law: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

Assignment Agreements: The agreements attached hereto as Exhibit I, whereby the Servicing Agreements were assigned to the Trustee for the benefit of the Certificateholders.

Assumed Final Distribution Date: July 19, 2035, or if such day is not a Business Day, the next succeeding Business Day.

Available Funds: With respect to any Distribution Date, the sum of the Group I, Group II and Group III Available Funds for such Distribution Date.

Average Loss Severity Percentage: With respect to any Distribution Date and each Loan Group, the percentage equivalent of a fraction, the numerator of which is the sum of the Loss Severity Percentages for each Mortgage Loan in such Loan Group which had a Realized Loss and the denominator of which is the number of Mortgage Loans in the related Loan Group which had Realized Losses.

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§101-1330.

Bankruptcy Loss: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the applicable Servicer to the Master Servicer.

Book-Entry Certificates: Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, any Servicer or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

Carryover Shortfall Amount: The Group I Carryover Shortfall Amount, the Group II Carryover Shortfall Amount, the Group III Carryover Shortfall Amount and the Subordinate Carryover Shortfall Amount, as applicable.

Carry Shortfall Reserve Fund: The Group I Carryover Shortfall Reserve Fund, the Group II Carryover Shortfall Reserve Fund, the Group III Carryover Shortfall Reserve Fund and the Subordinate Carryover Shortfall Reserve Fund, as applicable.

Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Certificate Registrar in substantially the forms annexed hereto as Exhibits A-1, A-2, A-3 and A-4 with the blanks therein appropriately completed.

Certificate Group: The Group I Senior Certificates, Group II Senior Certificates and Group III Senior Certificates, as applicable.

Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

Certificate Register: The register maintained pursuant to Section 5.02.

Certificate Registrar: The Securities Administrator or any successor certificate registrar appointed hereunder.

Certificateholder: A Holder of a Certificate.

Class: With respect to the Certificates, Class A-1, Class A-2, Class A-3, Class X-1, Class X-2, Class X-3, Class X-B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class R-I, Class R-II and Class R-III.

Class Prepayment Distribution Trigger: For a Class of Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Class R Certificates: The Class R-I, Class R-II and Class R-III Certificates.

Class X Certificates: The Class X-1, Class X-2, Class X-3 and Class X-B Certificates.

Closing Date: September 27, 2005.

Code: The Internal Revenue Code of 1986, as amended.

Compensating Interest Payment: As defined in Section 6.06.

Controlling Class Holder: The majority holder of the most junior class of the Subordinate Certificates. For these purposes, the most junior class of the Subordinate Certificates will be the Class B-6 Certificates, followed (in this order) by the Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates.

Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at U.S. Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/SAMI II Series 2005-AR5. With respect to the Certificate Registrar and the presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust/ SAMI II Series 2005-AR5, and for all other purposes, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust/ SAMI II Series 2005-AR5.

Corresponding Certificates: With respect to each REMIC II Regular Interest, the Class with the same designation.

Countrywide: Countrywide Home Loans Servicing LP, as successor to Countrywide Home Loans, Inc., or its successor in interest.

Countrywide Servicing Agreement: The Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, as amended on January 1, 2003 and September 1, 2004, between the Seller and Countrywide, attached hereto as Exhibit H-1, as modified by the related Assignment Agreement.

Cross-Over Date: The first Distribution Date on which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

Current Principal Amount: With respect to any Certificate (other than the Interest Only Certificates) as of any Distribution Date, the initial principal amount of such Certificate plus any Subsequent Recoveries added to the Current Principal Amount of such Certificate pursuant to Section 6.02(h), and reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, taking account of the Loss Allocation Limitation and (iii) in the case of a Subordinate Certificate, such Certificate’s pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-I, Class R-II Certificates and Class R-III Certificates after the Distribution Date on which they each receive the distribution of the last dollar of their respective original principal amount shall be deemed to have Current Principal Amounts equal to their respective Current Principal Amounts on the day immediately preceding such Distribution Date.

Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

Custodian: Wells Fargo Bank, N.A., or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

Cut-off Date: September 1, 2005.

Cut-off Date Balance: $ 959,200,037.

Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

Depositor: Structured Asset Mortgage Investments II Inc., a Delaware corporation, or its successors in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Agreement: The meaning specified in Subsection 5.01(a) hereof.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Derivative Contract: Any ISDA Master Agreement, together with the related Schedule and Confirmation, entered into by the Trustee and a Derivative Counterparty in accordance with Section 4.04.

Derivative Counterparty: Any counterparty to a Derivative Contract as provided in Section 4.04.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the related Servicing Agreement.

Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee and the Certificate Registrar based upon an Opinion of

Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated “Wells Fargo Bank, National Association, as Paying Agent, for the benefit of the registered holders of Structured Asset Mortgage Investments II Inc., Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2005-AR5 - Distribution Account.” The Distribution Account shall be an Eligible Account.

Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

Distribution Date: The 19th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 19th day is not a Business Day, the Business Day immediately following.

DTC Custodian: Wells Fargo Bank, N.A., or its successors in interest as custodian for the Depository.

Due Date: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-2 or better by S&P and P-1 by Moody’s at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

EMC: EMC Mortgage Corporation, or its successor in interest.

EMC Mortgage Loans: Shall mean those Mortgage Loans serviced by EMC pursuant to the terms of the EMC Servicing Agreement.

EMC Servicing Agreement: The Servicing Agreement, dated as of July 1, 2005, between the Seller and EMC, attached hereto as Exhibit H-2, as modified by the related Assignment Agreement.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: An event of default described in Section 8.01.

EverHome: EverHome Mortgage Corp., or its successor in interest.

EverHome Mortgage Loans: Shall mean those Mortgage Loans serviced by EverHome pursuant to the terms of the EverHome Servicing Agreement.

EverHome Servicing Agreement: The Subservicing Agreement, dated as of August 1, attached hereto as Exhibit H-3, as modified by the related Assignment Agreement.

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

Expiration Notice: The notice to be delivered by the Master Servicer to the related Servicer and the Seller (pursuant to the related Servicing Agreement), stating that it has received notice from the Investor that (i) all of the Classes of Subordinate Certificates are no longer held by the Investor or an Affiliate of the Investor or (ii) the Investor has forfeited its rights set forth in the related Servicing Agreement.

Fannie Mae: Federal National Mortgage Association or any successor thereto.

FDIC: Federal Deposit Insurance Corporation or any successor thereto.

Final Certification: The certification substantially in the form of Exhibit Three to the Custodial Agreement.

First Republic: First Republic Bank, or its successor in interest.

First Republic Mortgage Loans: Shall mean those Mortgage Loans serviced by First Republic pursuant to the terms of the First Republic Servicing Agreement.

First Republic Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of December 1, 2004, as amended and restated as of January 31, 2005, attached hereto as Exhibit H-4, as modified by the related Assignment Agreement.

Fiscal Quarter: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

Foreclosure Notice: The notice to be delivered by the related Servicer to the Master Servicer (pursuant to the related Servicing Agreement) no later than five Business Days prior to its commencement of foreclosure proceedings with respect to a Mortgage Loan, of its intention to commence such foreclosure proceedings.

Fractional Undivided Interest: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) each Class of Residual Certificates will be deemed to equal 0.25% multiplied by the percentage interest of such Residual Certificate and (ii) a Certificate of any other Class will be deemed to equal 99.50% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of all the Certificates.

Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

Group I Available Funds, Group II Available Funds and Group III Available Funds: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans in the related Loan Group: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by the Servicers or the Master Servicer with respect to such Distribution Date and (c) any reimbursed amount in connection with losses on investments of deposits in an account, (d) with regard to the Distribution Date in December 2005, the amount remaining in the Pre-Funding Reserve Account at the end of the Pre-Funding Period, except:

(i)	all payments that were due on or before the Cut-off Date;

(ii)         all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

(iii)        all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

(iv)        amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

(v)        amounts representing Monthly Advances determined to be Nonrecoverable Advances;

(vi)        any investment earnings on amounts on deposit in the Distribution Account and amounts permitted to be withdrawn from the Distribution Account pursuant to this Agreement;

(vii)       amounts needed to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for amounts due under the applicable Servicing Agreement and the Agreement to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

(viii)      any fees payable under any lender-paid primary mortgage insurance policy; and

(ix)        any expenses or other amounts reimbursable to the Trustee, the Securities Administrator and the Custodian pursuant to Section 7.04(c) or Section 9.05.

Group I Carryover Shortfall: With respect to the Class A-1 Certificates and any Distribution Date for which the Pass-Through Rate for such Certificates is equal to the weighted average of the Net Rates on the related Mortgage Loans, the excess, if any, of (x) Accrued Certificate Interest on the Class A-1 Certificates for such Distribution Date, using the lesser of (a) LIBOR plus the related Margin, as calculated for such Distribution Date, and (b) 11.00% per annum, over (y) Accrued Certificate Interest on the Class A-1 Certificates for such Distribution Date at the weighted average of the Net Rates on the related Mortgage Loans; provided that, for federal income tax purposes the weighted average of the Net Rates on the related Mortgage

Loans for purposes of this definition shall be expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interest A-1, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

Group I Carryover Shortfall Amount: With respect to the Class A-1 Certificates and each Distribution Date, the sum of (a) the amount of Group I Carryover Shortfall for such Class of Certificates on such Distribution Date, plus (b) any Group I Carryover Shortfall Amount for such Class of Certificates remaining unpaid from the preceding Distribution Date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding Interest Accrual Period) at a rate equal to the lesser of (i) LIBOR plus the related Margin for such Distribution Date and (ii) 11.00% per annum.

Group I Carryover Shortfall Reserve Fund: An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, the ownership of which is evidenced by the Class X-1 Certificates, and which is established and maintained pursuant to Section 4.08.

Group I Carryover Shortfall Reserve Fund Deposit: With respect to the Group I Carryover Shortfall Reserve Fund, an amount equal to $5,000, which the Depositor shall deposit into the Group I Carryover Shortfall Reserve Fund pursuant to Section 4.08 hereof.

Group I Certificates: The Class A-1 Certificates and Class X-1 Certificates.

Group I Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group I Senior Certificates: The Class A-1 Certificates.

Group I Senior Optimal Principal Amount, Group II Senior Optimal Principal Amount and Group III Senior Optimal Principal Amount: With respect to each Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amount of the Group I, Group II or Group III Senior Certificates, as applicable, immediately prior to such Distribution Date):

(i)         the applicable Senior Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)         the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

(iii)        the applicable Senior Prepayment Percentage of all Principal Prepayments in part received by the Master Servicer during the related Prepayment Period with respect to each Mortgage Loan in the related Loan Group;

(iv)        the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Loan Group that was purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise; and

(v)        the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was repurchased by the Seller in connection with such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group that has been replaced by the Seller with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of each such Substitute Mortgage Loan.

Group I Senior Percentage: Initially, 94.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group I Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period.

Group I Senior Prepayment Percentage: On any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)	Group I Senior Prepayment Percentage
October 19, 2005 – September 19, 2015	100%
October 19, 2012 – September 19, 2016	Group I Senior Percentage plus 70% of the Group I Subordinate Percentage
October 19, 2013 – September 19, 2017	Group I Senior Percentage plus 60% of the Group I Subordinate Percentage
October 19, 2014 – September 19, 2018	Group I Senior Percentage plus 40% of the Group I Subordinate Percentage

October 19, 2015 – September 19, 2019	Group I Senior Percentage plus 20% of the Group I Subordinate Percentage
October 19, 2016 and thereafter	Group I Senior Percentage

In addition, no reduction of the Group I Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2015 and September 2016, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2016 and September 2017, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2017 and September 2018, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2018 and September 2019, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after October 2019.

In addition, if on any Distribution Date the current weighted average of the Subordinate Percentages is equal to or greater than two times the initial weighted average of the Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the Distribution Date in September 2008 cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the Distribution Date in September 2008 cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, the Group I Senior Prepayment Percentage for such Distribution Date will equal the Group I Senior Percentage; provided, however, if on such Distribution Date the current weighted average of the Subordinate Percentages is equal to or greater than two times the initial weighted average of the Subordinate Percentages on or prior to the Distribution Date occurring in September 2008 and the above delinquency and loss tests are met, then the Group I Senior Prepayment Percentage for such Distribution Date will equal the Group I Senior Percentage plus 50% of the Group I Subordinate Percentage.

Notwithstanding the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates immediately preceding such Distribution Date, and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Group I Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group I Senior Certificates are reduced to zero, the Group I Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

Group I Subordinate Percentage: On any Distribution Date, 100% minus the Group I Senior Percentage.

Group I Subordinate Prepayment Percentage: With respect to the Group I Mortgage Loans, on any Distribution Date, 100% minus the Group I Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group I Senior Certificates have each been reduced to zero, if (a) the weighted average of the Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 100%, the Group I Subordinate Prepayment Percentage will equal 100%. If the test set forth in the preceding sentence is not satisfied on any Distribution Date after the Current Principal Amount of the Group I Senior Certificates have each been reduced to zero, then the Group I Subordinate Prepayment Percentage will equal zero for such Distribution Date.

Group II Carryover Shortfall: With respect to the Class A-2 Certificates and any Distribution Date for which the Pass-Through Rate for such Certificates is equal to the weighted average of the Net Rates on the related Mortgage Loans, the excess, if any, of (x) Accrued Certificate Interest on the Class A-2 Certificates for such Distribution Date, using the lesser of (a) LIBOR plus the related Margin, as calculated for such Distribution Date, and (b) 11.00% per annum, over (y) Accrued Certificate Interest on the Class A-2 Certificates for such Distribution Date at the weighted average of the Net Rates on the related Mortgage Loans; provided that, for federal income tax purposes the weighted average of the Net Rates on the related Mortgage Loans for purposes of this definition shall be expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interest A-2, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

Group II Carryover Shortfall Amount: With respect to the Class A-2 Certificates and each Distribution Date, the sum of (a) the aggregate amount of Group II Carryover Shortfall for such Class of Certificates on such Distribution Date, plus (b) any Group II Carryover Shortfall Amount for such Class of Certificates remaining unpaid from the preceding Distribution Date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding Interest Accrual Period) at a rate equal to the lesser of (i) LIBOR plus the related Margin for such Distribution Date and (ii) 11.00% per annum.

Group II Carryover Shortfall Reserve Fund: An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, the ownership of which is evidenced by the Class X-2 Certificates, and which is established and maintained pursuant to Section 4.09.

Group II Carryover Shortfall Reserve Fund Deposit: With respect to the Group II Carryover Shortfall Reserve Fund, an amount equal to $5,000, which the Depositor shall deposit into the Group II Carryover Shortfall Reserve Fund pursuant to Section 4.09 hereof.

Group II Certificates: The Class A-2 Certificates and Class X-2 Certificates.

Group II Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group II Senior Certificates: The Class A-2 Certificates.

Group II Senior Percentage: Initially, 94.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group II Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period.

Group II Senior Prepayment Percentage: On any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)	Group I Senior Prepayment Percentage
October 19, 2005 – September 19, 2015	100%
October 19, 2012 – September 19, 2016	Group II Senior Percentage plus 70% of the Group II Subordinate Percentage
October 19, 2013 – September 19, 2017	Group II Senior Percentage plus 60% of the Group II Subordinate Percentage
October 19, 2014 – September 19, 2018	Group II Senior Percentage plus 40% of the Group II Subordinate Percentage
October 19, 2015 – September 19, 2019	Group II Senior Percentage plus 20% of the Group II Subordinate Percentage
October 19, 2016 and thereafter	Group II Senior Percentage

In addition, no reduction of the Group II Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Subordinate Principal Balance if such

Distribution Date occurs between and including October 2015 and September 2016, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2016 and September 2017, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2017 and September 2018, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2018 and September 2019, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after October 2019.

In addition, if on any Distribution Date the current weighted average of the Subordinate Percentages is equal to or greater than two times the initial weighted average of the Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the Distribution Date in September 2008 cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the Distribution Date in September 2008 cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, the Group II Senior Prepayment Percentage for such Distribution Date will equal the Group II Senior Percentage; provided, however, if on such Distribution Date the current weighted average of the Subordinate Percentages is equal to or greater than two times the initial weighted average of the Subordinate Percentages on or prior to the Distribution Date occurring in September 2008 and the above delinquency and loss tests are met, then the Group I Senior Prepayment Percentage for such Distribution Date will equal the Group II Senior Percentage plus 50% of the Group II Subordinate Percentage.

Notwithstanding the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates immediately preceding such Distribution Date, and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Group II Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group II Senior Certificates are reduced to zero, the Group II Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

Group II Subordinate Percentage: On any Distribution Date, 100% minus the Group II Senior Percentage.

Group II Subordinate Prepayment Percentage: With respect to the Group II Mortgage Loans, on any Distribution Date, 100% minus the Group II Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group II Senior Certificates have each been reduced to zero, if (a) the weighted average of the Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 100%, the Group II Subordinate Prepayment Percentage will equal 100%. If the test set forth in the preceding sentence is not satisfied on any Distribution Date after the Current Principal Amount of the Group II Senior Certificates have each been reduced to zero, then the Group II Subordinate Prepayment Percentage will equal zero for such Distribution Date.

Group III Carryover Shortfall: With respect to the Class A-3 Certificates and any Distribution Date for which the Pass-Through Rate for such Certificates is equal to the weighted average of the Net Rates on the related Mortgage Loans, the excess, if any, of (x) Accrued Certificate Interest on the Class A-3 Certificates for such Distribution Date, using the lesser of (a) LIBOR plus the related Margin, as calculated for such Distribution Date, and (b) 11.00% per annum, over (y) Accrued Certificate Interest on the Class A-3 Certificates for such Distribution Date at the weighted average of the Net Rates on the related Mortgage Loans; provided that, for federal income tax purposes the weighted average of the Net Rates on the related Mortgage Loans for purposes of this definition shall be expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interest A-3, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

Group III Carryover Shortfall Amount: With respect to the Class A-3 Certificates and each Distribution Date, the sum of (a) the aggregate amount of Group III Carryover Shortfall for such Class of Certificates on such Distribution Date, plus (b) any Group III Carryover Shortfall Amount for such Class of Certificates remaining unpaid from the preceding Distribution Date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding Interest Accrual Period) at a rate equal to the lesser of (i) LIBOR plus the related Margin for such Distribution Date and (ii) 11.00% per annum.

Group III Carryover Shortfall Reserve Fund: An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, the ownership of which is evidenced by the Class X-3 Certificates, and which is established and maintained pursuant to Section 4.10.

Group III Carryover Shortfall Reserve Fund Deposit: With respect to the Group III Carryover Shortfall Reserve Fund, an amount equal to $5,000, which the Depositor shall deposit into the Group III Carryover Shortfall Reserve Fund pursuant to Section 4.10 hereof.

Group III Certificates: The Class A-3 Certificates and Class X-3 Certificates.

Group III Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group III Senior Certificates: The Class III-A Certificates.

Group III Senior Percentage: Initially, 94.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group III Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group III Mortgage Loans as of the beginning of the related Due Period.

Group III Senior Prepayment Percentage: On any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)	Group III Senior Prepayment Percentage
October 19, 2005 – September 19, 2015	100%
October 19, 2012 – September 19, 2016	Group III Senior Percentage plus 70% of the Group III Subordinate Percentage
October 19, 2013 – September 19, 2017	Group III Senior Percentage plus 60% of the Group III Subordinate Percentage
October 19, 2014 – September 19, 2018	Group III Senior Percentage plus 40% of the Group III Subordinate Percentage
October 19, 2015 – September 19, 2019	Group III Senior Percentage plus 20% of the Group III Subordinate Percentage
October 19, 2016 and thereafter	Group III Senior Percentage

In addition, no reduction of the Group I Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2015 and September 2016, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2016 and September 2017, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2017 and September 2018, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2018 and September 2019, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after October 2019.

In addition, if on any Distribution Date the current weighted average of the Subordinate Percentages is equal to or greater than two times the initial weighted average of the Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and

(b)(i) on or prior to the Distribution Date in September 2008 cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the Distribution Date in September 2008 cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, the Group III Senior Prepayment Percentage for such Distribution Date will equal the Group III Senior Percentage; provided, however, if on such Distribution Date the current weighted average of the Subordinate Percentages is equal to or greater than two times the initial weighted average of the Subordinate Percentages on or prior to the Distribution Date occurring in September 2008 and the above delinquency and loss tests are met, then the Group III Senior Prepayment Percentage for such Distribution Date will equal the Group III Senior Percentage plus 50% of the Group III Subordinate Percentage.

Notwithstanding the foregoing, if on any Distribution Date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates immediately preceding such Distribution Date, and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Group III Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group III Senior Certificates are reduced to zero, the Group III Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

Group III Subordinate Percentage: On any Distribution Date, 100% minus the Group III Senior Percentage.

Group III Subordinate Prepayment Percentage: With respect to the Group III Mortgage Loans, on any Distribution Date, 100% minus the Group III Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group III Senior Certificates have each been reduced to zero, if (a) the weighted average of the Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 100%, the Group III Subordinate Prepayment Percentage will equal 100%. If the test set forth in the preceding sentence is not satisfied on any Distribution Date after the Current Principal Amount of the Group III Senior Certificates have each been reduced to zero, then the Group III Subordinate Prepayment Percentage will equal zero for such Distribution Date.

Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 12.02(b) and 12.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

HBMC: HomeBanc Mortgage Corporation, or its successor in interest.

HBMC Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated January 1, 2004, between EMC and HBMC, attached hereto as Exhibit H-5, as modified by the related Assignment Agreement.

Indemnified Persons: The Trustee, the Master Servicer, the Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Independent: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Depositor or the Master Servicer and of any Affiliate of the Depositor or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate of the Depositor or the Master Servicer and (c) is not connected with the Depositor or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

Initial Interest Coverage Deposit: The amount to be paid by the Depositor to the Securities Administrator for deposit in the Interest Coverage Account on the Closing Date pursuant to Section 4.07.

Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

Interest Accrual Period: With respect to each Distribution Date, for each Class of Certificates (other than the Adjustable Rate Certificates and Class R Certificates), the calendar month preceding the month in which such Distribution Date occurs. With respect to each Distribution Date and the Adjustable Rate Certificates, the period commencing on the 19th day of the preceding calendar month (or in the case of the first Distribution Date, the Closing Date), to the 18th day of the month of that Distribution Date..

Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

Interest Coverage Account: The account or sub-account established and maintained pursuant to Section 4.07(a) and which shall be an Eligible Account or a sub-account of an Eligible Account.

Interest Coverage Distribution Amount: With respect to each Distribution Date, an amount equal to interest accruing during the related Interest Accrual Period for the Senior Certificates, Subordinate Certificates and Class X Certificates at a per annum rate equal to (x) the weighted average of the Pass-Through Rates of such Classes of Certificates for such Distribution Date multiplied by (y) the Pre-Funding Amount outstanding at the end of the related Due Period.

Interest Only Certificates: Class X-1, Class X-2, Class X-3 and Class X-B Certificates.

Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

(a)        Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

(b)        Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

(c)        Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

Interim Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

Investment Letter: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

Investor: KKR Financial Corp., for so long as (i) such Person or an Affiliate thereof holds all of the Classes of Subordinate Certificates and (ii) has not forfeited its rights set forth in the related Servicing Agreements.

Lender-Paid PMI Rate: With respect to each Mortgage Loan covered by a lender-paid primary mortgage insurance policy, the amount payable to the related insurer, as stated in the Mortgage Loan Schedule.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the related Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicers in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise and any Subsequent Recoveries.

Loan Group: Loan Group I, Loan Group II and Loan Group III, as applicable.

Loan Group I: The group of Initial Mortgage Loans designated as belonging to Loan Group I on the Mortgage Loan Schedule and any Subsequent Mortgage Loans added to Loan Group I..

Loan Group II: The group of Initial Mortgage Loans designated as belonging to Loan Group II on the Mortgage Loan Schedule and any Subsequent Mortgage Loans added to Loan Group II.

Loan Group III: The group of Initial Mortgage Loans designated as belonging to Loan Group III on the Mortgage Loan Schedule and any Subsequent Mortgage Loans added to Loan Group III.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

Loss Allocation Limitation: The meaning specified in Section 6.02(c) hereof.

Loss Severity Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

Margin: With respect to the Class A-1 Certificates, initially 0.250% per annum, and starting on the first Distribution Date after the first possible Optional Termination Date and on each Distribution Date thereafter, 0.500% per annum. With respect to the Class A-2 Certificates, 0.250% per annum, and starting on the first Distribution Date after the First possible Optional Termination Date and on each Distribution Date thereafter, 0.500% per annum. With respect to the Class A-3 Certificates, initially 0.250% per annum, and starting on the first Distribution Date after the first possible Optional Termination Date and on each Distribution Date thereafter, 0.500% per annum. With respect to the Class B-1 Certificates, initially 0.500% per annum, and starting on the first Distribution Date after the first possible Optional Termination Date and on each Distribution Date thereafter, 0.750% per annum. With respect to the Class B-2 Certificates, initially 0.700% per annum, and starting on the first Distribution Date after the first possible Optional Termination Date and on each Distribution Date thereafter, 1.050% per annum. With respect to the Class B-3 Certificates, initially 1.350% per annum, and starting on the first Distribution Date after the first possible Optional Termination Date and on each Distribution Date thereafter, 2.025% per annum.

Master Servicer: As of the Closing Date, Wells Fargo Bank, N.A. and, thereafter, its respective successors in interest who meet the qualifications of the Servicing Agreements and this Agreement.

Master Servicer Certification: A written certification covering servicing of the Mortgage

Loans by all Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

Master Servicing Compensation: The meaning specified in Section 3.14.

Master Servicing Fee Rate: For each Mortgage Loan, 0.0085% per annum.

Material Defect: The meaning specified in Section 2.02(a).

Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

Monthly Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.05.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the “Mortgage Interest Rate” set forth with respect thereto on the Mortgage Loan Schedule.

Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage

Loan Schedule (which shall include, without limitation, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto), including a mortgage loan the property securing which has become an REO Property.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of September 27, 2005, between KKR Financial Corp., as seller, and KKR Financial Mortgage Corp., as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit J.

Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Initial Mortgage Loans, and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Mortgage Loan Purchase Agreement and the schedule attached as Exhibit 1 to the related Subsequent Transfer Instrument with respect to the related Subsequent Mortgage Loans, and as amended from time to time to reflect the repurchase or substitution of Initial Mortgage Loans or the addition of Subsequent Mortgage Loans pursuant to this Agreement, the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, as the case may be.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Mortgage Note.

Net Interest Shortfall: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the related Servicer or the Master Servicer in accordance with the related Servicing Agreement or this Agreement and (ii) unreimbursed advances by the related Servicer or the Master Servicer and Monthly Advances.

Net Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Aggregate Expense Rate (expressed as a per annum rate).

Non-Foreclosure Notice: The notice to be delivered by the related Servicer to the Master Servicer (pursuant to the related Servicing Agreement) in the event that the related Servicer determines not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days' or more delinquent, pursuant to which notice the related Servicer shall specify that it does not intend to proceed with such foreclosure proceedings and shall state such other action as it intends to take with respect to such Mortgage Loan.

Non-Offered Subordinate Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

Nonrecoverable Advance: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee or the applicable Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

Notional Amount: The Notional Amount of the Class X-1 Certificates on any Distribution Date is equal to the Current Principal Amount of the Class A-1 Certificates (before taking into account the payment of principal on, or allocation of losses to, such Certificates on such Distribution Date); provided that, for federal income tax purposes, the Notional Amount of the Class X-1 Certificates on such Distribution Date is equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-1 (before taking into account the payment of principal on, or allocation of losses to, such REMIC II Regular Interest on such Distribution Date). The Notional Amount of the Class X-2 Certificates on any Distribution Date is equal to the Current Principal Amount of the Class A-2 Certificates (before taking into account the payment of principal on, or allocation of losses to, such Certificates on such Distribution Date); provided that, for federal income tax purposes, the Notional Amount of the Class X-2 Certificates on such Distribution Date is equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-2 (before taking into account the payment of principal on, or allocation of losses to, such REMIC II Regular Interest on such Distribution Date). The Notional Amount of the Class X-3 Certificates on any Distribution Date is equal to the Current Principal Amount of the Class A-3 Certificates (before taking into account the payment of principal on, or allocation of losses to, such Certificates on such Distribution Date); provided that, for federal income tax purposes, the Notional Amount of the Class X-3 Certificates on such Distribution Date is equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-3 (before taking into account the payment of principal on, or allocation of losses to, such REMIC II Regular Interest on such Distribution Date). The Notional Amount of the Class X-B Certificates on any Distribution Date is equal to the aggregate Current Principal Amount of the Class B-1, Class B-2 and Class B-3 Certificates (before taking into account the payment of principal on, or allocation of losses to, such Certificates on such Distribution Date); provided that, for federal income tax purposes, the Notional Amount of the Class X-B Certificates on such Distribution Date is equal to the aggregate Uncertificated Principal Balance of REMIC II Regular Interests B-1, B-2 and B-3 (before taking into account the payment of principal on, or allocation of losses to, such REMIC II Regular Interests on such Distribution Date).

Offered Certificates: The Class A-1, Class A-2, Class A-3, Class B-l, Class B-2, Class B-3, Class X-1, Class X-2, Class X-3 and Class X-B Certificates.

Offered Subordinate Certificates: The Class B-l, Class B-2 and Class B-3 Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an “Opinion of Independent Counsel”), may be internal counsel for the Company, the Master Servicer or the Depositor.

Original Subordinate Principal Balance: The sum of the aggregate Current Principal Amounts of each Class of Subordinate Certificates as of the Closing Date.

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Pass-Through Rate: As to each Class of Certificates, the REMIC I Regular Interests and the REMIC II Regular Interests, the rate of interest determined as provided with respect thereto in Section 5.01(c). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

Paying Agent: The Securities Administrator or any successor paying agent appointed hereunder.

Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

(i)         direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)         (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)        repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv)        securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

(v)        commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi)        a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii)       any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

(viii)      interests in any money market fund (including any such fund managed or advised by the Trustee or Master Servicer or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; provided, however, that no instrument or security shall be a Permitted

Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

Permitted Transferee: Any Person other than a Disqualified Organization or an “electing large partnership” (as defined by Section 775 of the Code).

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PHH: PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation), or its successor in interest.

PHH Servicing Agreement: The Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of December 1, 2004, which is attached hereto as Exhibit H-6, as modified by the related Assignment Agreement.

Physical Certificates: The Residual Certificates and the Private Certificates.

Pre-Funded Amount: The amount deposited by the Securities Administrator in the in the Pre-Funding Reserve Account on the Closing Date for the Subsequent Mortgage Loans, which amount is, with respect to the Group I Mortgage Loans, $ 2,385,150 and with respect to the Group II Mortgage Loans, $ 1,725,296.

Pre-Funding Reserve Account: The account or sub-account established and maintained pursuant to Section 4.06(a) and which shall be an Eligible Account or a sub-account of an Eligible Account.

Pre-Funding Period: The period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Reserve Account (exclusive of investment income) is reduced to zero or (ii) December 26, 2005.

Pledge Agreement: Any Mortgage 100sm Pledge Agreement or Parent Power® Guaranty and Security Agreement for Securities Account related to an Additional Collateral Mortgage Loan.

Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

Prepayment Period: As to any Distribution Date and (i) each EMC Mortgage Loan, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs (or, with respect to the first Distribution Date, the Cut-off Date) and ending on the 15th day of the month in which such Distribution Date occurs and (ii) any other Mortgage Loan, the period set forth in the related Servicing Agreement.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds.

Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

Protected Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreements.

QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

Rating Agencies: Moody’s and S&P.

Realized Loss: Any (i) Bankruptcy Loss or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property. In addition, to the extent the Paying Agent receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Current Principal Amount of any Class of Certificates on any Distribution Date.

Record Date: With respect the Interest Only Certificates, Class B-4, Class B-5, Class B-6 and Residual Certificates and any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date. With respect to the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates, the business day preceding the applicable Distribution Date, so long as such class of certificates are in book-entry form, and otherwise the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

Relief Act: The Servicemembers Civil Relief Act, or similar state law.

Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

Remaining Pre-Funded Amount: With respect to any of Loan Group I, Loan Group II or Loan Group III, an amount equal to the Pre-Funding Amount for such Loan Group or Groups minus the amount equal to 100% of the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans transferred to such Loan Group or Groups during the Pre-Funding Period.

REMIC: A real estate mortgage investment conduit, as defined in the Code.

REMIC I: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Mortgage Loans, (ii) the Master Servicer Collection Account, (iii) the Distribution Account, (iv) any REO Property relating to the Mortgage Loans, (v) the rights with respect to any related Servicing Agreement, (vi) the rights with respect to any related Assignment Agreement and (vii) any proceeds of the foregoing. Notwithstanding the foregoing, a REMIC election will not be made with regard to the Pre-Funding Reserve Account, the Interest Coverage Account, any Carryover Shortfall Reserve Fund or any Additional Collateral.

REMIC I Interests: The REMIC I Regular Interests and the Class R-I Certificates.

REMIC I Regular Interests: REMIC I Regular Interests I-Sub, I-Grp, II-Sub, II-Grp, III-Sub, III-Grp and ZZZ.

REMIC I Subordinated Balance Ratio: The ratio among the Uncertificated Principal Balances of each of the REMIC I Regular Interests ending with the designation “Sub,” equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate Current Principal Amount of the Senior Certificates in the related Certificate Group.

REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Interests.

REMIC II Interests: The REMIC II Regular Interests and the Class R-II Certificates.

REMIC II Regular Interests: REMIC II Regular Interests A-1, A-2, A-3, B-1, B-2, B-3, B-4, B-5 and B-6.

REMIC III: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC II Regular Interests.

REMIC Opinion: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

REMIC Provisions: The provisions of the federal income tax law relating to the REMIC, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or Article II of this Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the Mortgage Loan or to the Master Servicer and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Repurchase Proceeds: the Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

Request for Release: A request for release in the form attached hereto as Exhibit D.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

Residual Certificates: Any of the Class R Certificates.

Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred.

Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

Sale and Assignment Agreement: The Sale and Assignment Agreement dated as of September 27, 2005, between KKR Financial Corp., as seller, and Structured Asset Mortgage Investments II Inc., as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit K.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

Scheduled Principal: The principal portion of any Scheduled Payment.

Scheduled Principal Balance: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

Securities Account: With respect to any Additional Collateral Mortgage Loans, the account, together with the financial assets held therein, that are the subject of the related Pledge Agreement.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

Securities Legend: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)

TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED [in the case of a Residual Certificate:] UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE DEPOSITOR, TRUSTEE, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE [in the case of the Class B-4, Class B-5 and Class B-6 Certificates:], UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, ANY SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS AN OPINION OF COUNSEL SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.”

Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: KKR Financial Mortgage Corp., as mortgage loan seller under the Sale and Assignment Agreement.

Senior Certificates: The Class A-1, Class A-2 and Class A-3 Certificates.

Senior Optimal Principal Amount: The Group I Senior Optimal Principal Amount, Group II Senior Optimal Principal Amount and Group III Senior Optimal Principal Amount, as applicable.

Senior Percentage: The Group I Senior Percentage, Group II Senior Percentage and Group III Senior Percentage, as applicable.

Senior Prepayment Percentage: The Group I Senior Prepayment Percentage, Group II Senior Prepayment Percentage or Group III Senior Prepayment Percentage, , as applicable.

Servicer: With respect to each Mortgage Loan, Countrywide, EMC, EverHome, First Republic, HBMC, PHH and Wachovia.

Servicer Remittance Date: With respect to each Mortgage Loan, the date set forth in the related Servicing Agreement.

Servicing Agreements: The Countrywide Servicing Agreement, EMC Servicing Agreement, EverHome Servicing Agreement, First Republic Servicing Agreement, HBMC Servicing Agreement, PHH Servicing Agreement and Wachovia Servicing Agreement.

Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the applicable Servicing Fee Rate.

Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

Servicing Officer: Any officer of the related Servicer or Master Servicer involved in or responsible for the administration and servicing or master servicing, as applicable, of the Mortgage Loans as to which officer evidence, reasonably acceptable to the Trustee, of due authorization of such officer by such Servicer or Master Servicer, has been furnished from time to time to the Trustee.

Startup Day: September 27, 2005.

Subordinate Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Subordinate Carryover Shortfall Reserve Fund: An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, the ownership of which is evidenced by the Class X-B Certificates, and which is established and maintained pursuant to Section 4.11.

Subordinate Carryover Reserve Fund Deposit: With respect to the Subordinate Carryover Shortfall Reserve Fund, an amount equal to $5,000, which the Depositor shall deposit into the Subordinate Carryover Shortfall Reserve Fund pursuant to Section 4.11 hereof.

Subordinate Carryover Shortfall Amount: With respect to the Class B-1, Class B-2 and Class B-3 Certificates and any Distribution Date for which the Pass-Through Rate for such Certificates is equal to the weighted average of the weighted average of the Net Rates on the Mortgage Loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Mortgage Loans of each Loan Group, the aggregate Current Principal Amount of the related Class or Classes of Senior Certificates, the excess, if any, of (x) Accrued Certificate Interest on the related Class of Senior Certificates for such Distribution Date, using the lesser of (a) LIBOR plus the related Margin, as calculated for such Distribution Date, and (b) 11.00% per annum, over (y) Accrued Certificate Interest on the related Class of Senior Certificates for such Distribution Date at the weighted average of the weighted average of the Net Rates on the Mortgage Loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Mortgage Loans of each Loan Group, the aggregate Current Principal Amount of the related Class or Classes of Senior Certificates; provided that, for federal income tax purposes the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Loan Group for purposes of this definition shall be expressed as the weighted average of the Pass-Through Rates on REMIC II Regular Interests B-1, B-2 and B-3, weighted on the basis of the Uncertificated Principal Balances of such REMIC II Regular Interests immediately preceding the related Distribution Date.

Subordinate Certificate Writedown Amount: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of the Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

Subordinate Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, without duplication, of the following for the Group I, Group II and Group III Mortgage Loans (but in no event greater than the aggregate Current Principal Amount of the Subordinate Certificates immediately prior to such Distribution Date):

(i)                the applicable Subordinate Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Loan

Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)               the applicable Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group that was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

(iii)              the applicable Subordinate Prepayment Percentage of each Principal Prepayment in part received during the related Prepayment Period with respect to each Mortgage Loan in the related Loan Group;

(iv)              the excess, if any, of (a) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period over (b) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (iv) of the related definition of Senior Optimal Principal Amount on such Distribution Date;

(v)               the applicable Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group that has been replaced by the Seller with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of each such Substitute Mortgage Loan; and

(vi)              on the Distribution Date on which the Current Principal Amounts of the Group I Senior Certificates, Group II Senior Certificates and Group III Senior Certificates shall have all been reduced to zero, 100% of the related Senior Optimal Principal Amount. After the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

Subordinate Percentage: The Group I Subordinate Percentage, Group II Subordinate Percentage or Group III Subordinate Percentage with respect to the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans, respectively.

Subordinate Prepayment Percentage: The Group I Subordinate Prepayment Percentage, Group II Subordinate Prepayment Percentage or Group III Subordinate Prepayment Percentage, with respect to the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans, respectively.

Subsequent Cut-off Date: With respect to the Subsequent Mortgage Loans sold to the Trust pursuant to a Subsequent Transfer Instrument, the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such Mortgage Loan.

Subsequent Mortgage Loans: The Mortgage Loans which will be acquired by the Trust during the Pre-Funding Period with amounts on deposit in the Pre-Funding Reserve Account, which Mortgage Loans will be held as part of the Trust Fund.

Subsequent Mortgage Loan Purchase Agreement: The agreement dated as of the Subsequent Transfer Date, between KKR Financial Mortgage Corp., as seller, and Structured Asset Mortgage Investments II Inc., as purchaser, and all amendments thereof and supplements thereto, regarding the transfer of the Subsequent Mortgage Loans by KKR Financial Mortgage Corp. to Structured Asset Mortgage Investments II Inc., a form of which is attached as Exhibit M.

Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer during the related Due Period or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such Mortgage Loan.

Subsequent Transfer Date: With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust.

Subsequent Transfer Instrument: Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Securities Administrator at the written direction of the Seller and substantially in the form attached hereto as Exhibit N, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same

Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

Surety Bond: The limited purpose surety bond (Policy No. AB0039BE), in respect to Mortgage Loans originated by Merrill Lynch Credit Corporation, issued by Ambac Assurance Corporation for the benefit of certain beneficiaries, but only to the extent that such Surety Bond covers any Additional Collateral Mortgage Loan.

Tax Administration and Tax Matters Person: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

Trust Fund or Trust: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

Trustee: U.S. Bank National Association, or its successor in interest, or any successor trustee appointed as herein provided.

Uncertificated Principal Balance: With respect to any REMIC I Regular Interest or REMIC II Regular Interest as of any Distribution Date, the initial principal amount of such regular interest as set forth in clauses (i) and (ii) of Section 5.01(c), reduced by (i) all amounts distributed on previous Distribution Dates on such regular interest with respect to principal, and (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such regular interest, taking account of the Loss Allocation Limitation.

Underlying Seller: With respect to each Mortgage Loan, GreenPoint, Metrocities, Opteum, MLCC and First Republic, as indicated on the Mortgage Loan Schedule. No other originator originated over 10% of the Mortgage Loans in the aggregate.

Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the related Servicing Agreement, without regard to whether or not such policy is maintained.

United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United

States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States Person on August 20, 1996, may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

Wachovia: Wachovia Mortgage Corporation, as successor to SouthTrust Mortgage Corporation.

Wachovia Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of November 1, 2002, which is attached hereto as Exhibit H-7, as modified by the related Assignment Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans to Trustee.

(a)        The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Initial Mortgage Loans and the Subsequent Mortgage Loans identified in their respective Mortgage Loan Schedules, including all interest and principal due with respect to the Initial Mortgage Loans after the Cut-off Date and the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, as the case may be, but excluding any payments of principal and interest due on or prior to the Cut-off Date and the Subsequent Mortgage Loans; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in Protected Accounts, the Master Servicer in the Distribution Account and the Paying Agent in the Distribution Account, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the Servicing Agreements as assigned to the Trustee on behalf of the Certificateholders by the Assignment Agreements, (viii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Pre-Funding Reserve Account, the Interest Coverage Account and the Distribution Account and (ix) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

(b)        In connection with the above transfer and assignment, the Depositor hereby delivers to the Custodian, as agent for the Trustee, with respect to each Mortgage Loan:

(i)         the original Mortgage Note, endorsed without recourse (A) to the order of the Trustee, or (B) in the case of a loan registered on the MERS system, in blank, and in each case showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit together with a copy of the related Mortgage Note;

(ii)         the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (w) in the proviso below applies, shall be in recordable form);

(iii)        unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “U.S. Bank National Association, as Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (w) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form);

(iv)        all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Depositor with evidence of recording thereon;

(v)        the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vi)        the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance;

(vii)	originals of all modification agreements, if applicable and available;

(viii)      with respect to each Additional Collateral Mortgage Loan (as indicated in the Mortgage Loan Schedule) (1) a copy of the related Mortgage 100K Pledge Agreement or Parent Power® Agreement, as the case may be, (2) a copy of the UCC-1, to the extent MLCC was required to deliver such UCC-1 to PHH, and an original form UCC-3, if applicable, to the extent MLCC was required to deliver such UCC-3 to PHH, together with a copy of the applicable notice of assignment to and acknowledgment by Merrill Lynch, Pierce, Fenner & Smith Incorporated and (3) in connection with a Parent Power® Mortgage Loan supported by a Parent Power® Guaranty Agreement for real estate, a copy of the related Equity Access® Mortgage; and

(ix)	with respect to each Cooperative Loan;

(1)        original proprietary lease or an original assignment of the proprietary lease;

(2)        original stock certificate representing the Co-op shares and original stock power;

(3)	copy of the UCC-I financing statement;

(4)	copy of the executed UCC-3 financing statement;

(5)        original pledge and security agreement and original assignment of security agreement and original intervening assignments of the security agreement (if any).

provided, however, that in lieu of the foregoing, the Depositor may deliver to the Custodian, as agent of the Trustee, the following documents, under the circumstances set forth below: (w) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” (x) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified on Exhibit 5 to the Mortgage Loan Purchase Agreement, the Depositor may deliver lost note affidavits from the Seller; and (z) the Depositor shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and the Seller, between the Seller and the Depositor, and between the Depositor and the Trustee; and provided, further, however, that in the case of Initial Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, and in the case of Subsequent Mortgage Loans which have been prepaid in full after the related Subsequent Cut-off Date and prior to the related Subsequent Transfer Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or the Custodian, as its agent, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or the Custodian, as its agent, promptly after they are received. The Depositor shall cause the Seller, at its expense, to cause each assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel addressed to the Trustee has been provided to the Trustee (with a copy to the Custodian) which states that recordation of such Security Instrument is not required to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successor and assigns; provided, however, notwithstanding the foregoing, each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee or the Custodian, as its agent, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller and (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

Section 2.02	Acceptance of Mortgage Loans by Trustee.

(a)        The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Depositor and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to the Custodian, as its agent, pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, with respect to the Initial Mortgage Loans, or the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, the Custodian shall acknowledge with respect to each Mortgage Loan by delivery to the Depositor and the Trustee of an Initial Certification receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or within 90 days of the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor and the Trustee an Interim Certification. In conducting such review, the Trustee or Custodian will ascertain whether all required documents have been executed and received, and based on the related Mortgage Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the related Mortgage Loan Schedule. In performing any such review, the Trustee or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Initial Mortgage Loans identified in Exhibit B, or the Subsequent Mortgage Loans identified on Exhibit 1 to the related Subsequent Transfer Instrument, as the case may be, or to appear defective on its face (a “Material Defect”), the Trustee or the Custodian, as its agent, shall promptly notify the Seller. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement, within 90 days from the Trustee’s or the Custodian’s notification, provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the

Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(b)        No later than 180 days after the Closing Date (or within 180 days of the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or the Custodian thereof), the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor and the Trustee a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee or the Custodian, as its agent, finds a Material Defect, the Trustee or the Custodian, as its agent, shall promptly notify the Seller (provided, however, that with respect to those documents described in subsections (b)(iv), (v) and (vii) of Section 2.01, the Trustee’s and Custodian’s obligations shall extend only to the documents actually delivered to the Custodian pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement, within 90 days from the Trustee’s or Custodian’s notification, provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price, provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered, provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(c)        In the event that a Mortgage Loan is purchased by the Seller in accordance with Subsections 2.02(a) or (b) above, the Seller shall remit to the Master Servicer the Repurchase Price for deposit in the Distribution Account and the Seller shall provide to the Master Servicer, Securities Administrator, the Paying Agent and the Trustee written notification detailing the components of the Repurchase Price to the Trustee, the Paying Agent and the Master Servicer. Upon deposit of the Repurchase Price in the Distribution Account, the Depositor shall notify the Trustee and the Custodian, as agent of the Trustee (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Paying Agent. The Trustee or the Custodian, as agent of the Trustee, shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies and the Master Servicer of such amendment. The obligation of the Seller to repurchase or substitute for any Mortgage Loan a Substitute Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

Section 2.03             Assignment of Interest in the Mortgage Loan Purchase Agreement.

(a)        The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the Depositor’s rights and obligations pursuant to the Servicing Agreements (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee’s and the Certificateholders’ sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

(b)        If the Depositor, the Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. In the case of a Mortgage Loan originated by the Underlying Originators, other than MLCC and First Republic, the Trustee shall seek enforcement of these representations and warranties from EMC. The Trustee shall seek enforcement of the representation and warranties from MLCC and First Republic in the case of their respective Mortgage Loans. EMC, MLCC and First Republic, as applicable within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then EMC, MLCC and First Republic, as applicable, shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to EMC, MLCC and First Republic, as applicable, to the extent not required by law to be paid to the borrower. Any such purchase by EMC, MLCC and First Republic, as applicable, shall be made by providing an amount equal to the Repurchase Price to the Master Servicer for deposit in the Distribution Account and written notification detailing the components of such Repurchase Price to the Trustee, the Paying Agent and the Master Servicer. The Depositor shall notify the Trustee and submit to the Custodian, as agent for the Trustee, a Request for Release, and the Custodian shall release, or the Trustee shall cause the Custodian to release, to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by EMC, MLCC and First Republic, as applicable, without recourse, representation or warranty as are necessary to vest in EMC, MLCC and First Republic, as applicable, title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Trustee and the Rating Agencies of such amendment. Enforcement of the obligation of EMC, MLCC and First Republic, as applicable, to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf. If EMC, MLCC and First Republic, as applicable, does not perform the above, the Seller has the obligation, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier) and that EMC, MLCC and First Republic, as applicable, have not previously cured such breach, to cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower. Any such purchase by the related Servicer shall be made by providing an amount equal to the Repurchase Price to the Master Servicer for deposit in the Distribution Account and written notification detailing the components of such Repurchase Price to the Trustee, the Paying Agent and the Master Servicer. The Depositor shall notify the Trustee and submit to the Custodian, as agent for the Trustee, a Request for Release, and the Custodian shall release, or the Trustee shall cause the Custodian to release, to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, representation or warranty as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Trustee and the Rating Agencies of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

Section 2.04	Substitution of Mortgage Loans.

Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the related Servicer or the Seller, as applicable, may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the related Servicer or the Seller, as applicable that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of “Substitute Mortgage Loan” in this Agreement; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Custodian, as agent for the Trustee, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fifth sentence of Subsection 2.02(a). Within two Business Days after such notification, the related Servicer or the Seller, as applicable, shall provide to the Paying Agent for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the related Servicer or the Seller, as applicable of the Repurchase Price for the purchase of a Mortgage Loan by the related Servicer or the Seller, as applicable. After such notification to the Seller and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the related Servicer or the Seller, as applicable. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the related Servicer or the Seller, as applicable and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Custodian of a Request for Release for such Mortgage Loan), the Custodian, as agent for the Trustee, shall release to the related Servicer or the Seller, as applicable the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The related Servicer or the Seller, as applicable shall deliver to the Custodian the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Rating Agencies.

Section 2.05	Issuance of Certificates.

(a)        The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, the Securities Administrator has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

(b)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans and the other assets of REMIC I for the benefit of the holders of the REMIC I Interests. The Trustee acknowledges receipt of such assets and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC I Interests.

(c)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Interests. The Trustee acknowledges receipt of such assets and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Interests.

(c)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests and the other assets of REMIC III for the benefit of the Holders of the Certificates (other than the Class R-I Certificates and Class R-II Certificates). The Trustee acknowledges receipt of the REMIC II Regular Interests (which are uncertificated) and the other assets of REMIC III and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Certificates (other than the Class R-I Certificates and Class R-II Certificates).

Section 2.06	Representations and Warranties Concerning the Depositor.

The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

(i)         the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)         the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)        the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)        the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)        this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms

(subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)        there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(vii)       immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

Section 2.07	Conveyance of the Subsequent Mortgage Loans.

(a)        Subject to the conditions set forth in paragraph (b) below, in consideration of the Securities Administrator's delivery on the Subsequent Transfer Dates to or upon the written order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Reserve Account, the Depositor shall, on such Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Fund (subject to the other terms and provisions of this Agreement) all its right, title and interest in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Seller on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Seller reserves and retains all right, title and interest in and to principal received and interest accruing on such Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Securities Administrator for deposit in the applicable Loan Group by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee or the Custodian, as its agent, at least three Business Days prior to the related Subsequent Transfer Date.

The purchase price paid by the Securities Administrator from amounts released from the Pre-Funding Reserve Account shall be 100% of the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

(b)        The Depositor shall transfer to the Trustee for deposit in the applicable Loan Group, the Subsequent Mortgage Loans, and the other property and rights related thereto as described in paragraph (a) above, and the Securities Administrator shall release funds from the Pre-Funding Reserve Account only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

(i)         the Depositor shall have delivered to the Trustee and the Securities Administrator a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Seller shall cause to be delivered a computer file containing such Mortgage Loan Schedule to the Trustee, the Securities Administrator and the Master Servicer at least three Business Days prior to the related Subsequent Transfer Date;

(ii)         the Depositor shall have furnished to the Master Servicer, no later than three Business Days prior to the related Subsequent Transfer Date, (x) if the servicer or servicers of such Subsequent Mortgage Loans are existing Servicers, then a written acknowledgement of each such Servicer that it is servicing such Subsequent Mortgage Loans pursuant to the related Servicing Agreement, or (y) if the servicer or servicers are not existing Servicers, then a Servicing Agreement and Assignment Agreements with respect to such servicer or servicers in form and substance reasonably satisfactory to the Master Servicer;

(iii)        as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit N, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency with respect to it:

(iv)        such sale and transfer shall not result in a material adverse tax consequence to the Trust or the Certificateholders;

(v)	the Pre-Funding Period shall not have terminated;

(vi)        the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Ccrtificateholders; and

(vii)       the Depositor shall have delivered to the Trustee and the Securities Administrator a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.07 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans.

(c)        Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following:

(i)         Each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and this Agreement;

(ii)         The Depositor will not select such Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the Certificateholders;

(iii)        the Securities Administrator, Trustee and Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, stating that each REMIC in the Trust Fund is and shall continue to qualify as a REMIC following the transfer of the Subsequent Mortgage Loans, to be delivered as provided pursuant to this Section 2.07;

(iv)        the Rating Agencies, the Securities Administrator and Trustee are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, confirming that the transfer of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date is a true sale, to be delivered as provided pursuant to this Section 2.07;

(v)        As of the related Subsequent Cut-off Date, each such Subsequent Mortgage Loan will satisfy the following criteria:

(1)        Such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the related Subsequent Cut-off Date;

(2)        The original term to stated maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months;

(3)         Each Subsequent Mortgage Loan must be a One-Month LIBOR or Six-Month LIBOR adjustable rate Mortgage Loan with a first lien on the related Mortgaged Property;

(4)        No Subsequent Mortgage Loan will have a first payment date occurring after January 1, 2005;

(5)        The latest maturity date of any Subsequent Mortgage Loan will be no later than December 2036;

(6)        Such Subsequent Mortgage Loan will have a credit score of not less than 665;

(7)        Such Subsequent Mortgage Loan will have a Gross Margin as of the related Subsequent Cut-off Date ranging from approximately 1.400% per annum to approximately 2.300% per annum;

(8)        Such Subsequent Mortgage Loan will have a maximum mortgage rate as of the related Subsequent Cut-Off Date greater than 12.000%; and

(9)        Such Subsequent Mortgage Loan shall have been underwritten in accordance with the underwriting guidelines;

(d)        As of the related Subsequent Cut-off Date, the Subsequent Mortgage Loans in the aggregate will satisfy the following criteria:

(i)         Have a weighted average Gross Margin ranging from 1.500% per annum to 2.250% per annum;

(ii)	Have a weighted average credit score greater than 725;
(iii)	Have no less than 78.00% of the Mortgaged Properties be owner occupied;

(iv)        Have no less than 80.00% of the Mortgaged Properties be single family detached or planned unit developments;

(v)        Have no more than 16.00% of the Subsequent Mortgage Loans be cash out refinance;

(vi)        Have all of such Subsequent Mortgage Loans with a Loan-to-Value Ratio greater than 80% be covered by a Primary Insurance Policy;

(vii)       Have a weighted average maximum mortgage rate greater than or equal to 12.000%; and

(viii)	Be acceptable to the Rating Agencies.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01	Master Servicer.

The Master Servicer shall, from and after the Closing Date, supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under its applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers pursuant to the applicable Servicing Agreements.

Notwithstanding the foregoing or any other provision of this Agreement or any Servicing Agreement to the contrary, the Master Servicer shall have no duty or obligation to supervise, monitor or oversee the activities of or to enforce the obligation of any Servicer under a Servicing Agreement with respect to any Additional Collateral or any Surety Bond, including, without limitation, the collection of any amounts owing to the trust in respect thereof (unless and until the Master Servicer shall have assumed the obligations of the related Servicer as successor Servicer under such Servicing Agreement pursuant to Section 3.02 hereof, in which case, as successor Servicer, it shall be bound to service and administer the Additional Collateral and the Surety Bonds in accordance with the provisions of such Servicing Agreement).

The Trustee shall furnish the Servicers and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

The Trustee or the Custodian, as its agent, shall provide access to the records and documentation in the possession of the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Custodian; provided, however, that, unless otherwise required by law, the Trustee or the Custodian, as its agent, shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee or the Custodian, as its agent, shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s or the Custodian’s actual costs.

The Trustee shall execute and deliver to the related Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 3.02	REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion addressed to the Trustee prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04, a contribution of Subsequent Mortgage Loans pursuant to Section 2.07 or a deemed contribution of funds from the Pre-Funding Reserve Account or Interest Coverage Account as provided in Sections 4.06 or 4.07, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Trustee .

Section 3.03	Monitoring of Servicers.

(a)        The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)        The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action. Nothing herein shall impose any obligation on the part of the Trustee to assume or succeed to the duties or obligations of the Master Servicer.

(c)        To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d)        The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreements.

(e)        If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.04	Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05	Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, may cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 3.06	Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.07	Release of Mortgage Files.

(a)        Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement (or if the Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to Section 4.01 or by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

Section 3.08             Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)        The Master Servicer and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)        All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

Section 3.09	Standard Hazard Insurance and Flood Insurance Policies.

(a)        For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)        Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 4.02 and 4.05 Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02 and 4.05.

Section 3.10	Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.11	Maintenance of the Primary Mortgage Insurance Policies.

(a)        The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)        The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any

Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Sections 4.02 and 4.05.

Section 3.12             Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.13	Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.14	Compensation for the Master Servicer.

The Master Servicer will be entitled to 0.0085% per annum and all income and gain realized from any investment of funds in the Distribution Account, pursuant to Article IV, for the performance of its activities hereunder (the “Master Servicing Compensation”). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15	REO Property.

(a)        In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)        The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)        The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)        To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Distribution Account on the next succeeding Servicer Remittance Date.

Section 3.16	Annual Officer’s Certificate as to Compliance.

(a)        The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 1 of each year, commencing on March 1, 2006, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)        Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 3.17	Annual Independent Accountant’s Servicing Report.

If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Depositor on or before March 1 of each year, commencing on March 1, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 3.18	Reports Filed with Securities and Exchange Commission.

Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K (or other comparable Form containing the same or comparable information or other information mutually agreed upon) with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to January 30 in any year, the Securities Administrator shall, in accordance with industry standards and only if instructed by the Depositor, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 15, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of each Servicer, in each case, required to be delivered pursuant to the related Servicing Agreement, and, if applicable, the annual independent accountant’s servicing report and annual statement of compliance to be delivered by the Master Servicer  pursuant to Sections 3.16 and 3.17. Prior to (i) March 31, 2006, or such earlier filing date as may be required by the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, or such earlier filing date as may be required by the Commission, the Securities Administrator  shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

Section 3.19	UCC.

The Depositor shall inform the Trustee in writing of any Uniform Commercial Code financing statements that  were filed on the Closing Date in connection with the Trust with stamped recorded copies of such financing statements to be delivered to the Trustee promptly upon receipt by the Depositor. The Trustee agrees to monitor and notify the Depositor if any continuation statements for such Uniform Commercial Code financing statements need to be filed. If directed by the Depositor in writing, the Trustee will file any such continuation statements solely at the expense of the Depositor. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 3.20	Foreclosure Proceedings.

For so long as the Investor or an Affiliate thereof, (i) holds all of the Classes of the Subordinate Certificates and (ii) has not forfeited its rights set forth in the related Servicing Agreements, the Master Servicer (A) shall promptly notify the Investor, as Controlling Class Holder, of its receipt of any Foreclosure Notice and any Non-Foreclosure Notice and (B) shall promptly notify the Investor of the Fair Value Prices (as defined in the related Servicing Agreements) and related calculations of the purchase price of the Mortgage Loans determined pursuant to the related Servicing Agreements. In the event that the Investor has notified the Master Servicer in writing that the Investor no longer holds all of the the Subordinate Certificates and the related Servicer, as applicable, has notified the Master Servicer that the Investor has forfeited its rights set forth in the related Servicing Agreement, the Master Servicer shall provide the related Servicer with an Expiration Notice indicating such event.

Section 3.21	Additional Collateral Mortgage Loans.

Immediately upon the default of any Additional Collateral Mortgage Loan, the Master Servicer shall cause the applicable Servicer to sell any related Additional Collateral for cash and cause such Liquidation Proceeds to be deposited into the Distribution Account. In no event will any Additional Collateral be an asset of any REMIC.

Section 3.22	Optional Sale of Defaulted Mortgage Loans.

The Servicer may, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third parties, if the Servicer reasonably believes that such sale would maximize proceeds to the certificateholders in the aggregate (on a present value basis) with respect to that mortgage loan.

ARTICLE IV

ACCOUNTS

Section 4.01	Protected Accounts.

(a)        The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. Each Protected Account shall be an Eligible Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)        To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)        To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Accounts and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Initial Mortgage Loans due on or before the Cut-off Date or principal of or interest on Subsequent Mortgage Loans due on or before the related Subsequent Cut-off Date) with respect to each Loan Group:

(i)         Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to its Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising its Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

(ii)         Full Principal Prepayments and any Liquidation Proceeds received by such Servicer with respect to the Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising its Servicing Fee;

(iii)        Partial Principal Prepayments received by such Servicer for the Mortgage Loans in the related Prepayment Period; and

(iv)	Any amount to be used as a Monthly Advance.

(d)        Withdrawals may be made from an Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.05 to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(a) and 4.02(b) certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Distribution Account.

Section 4.02	Distribution Account.

(a)        The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

(b)        All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

(c)        The Securities Administrator shall deposit in the Distribution Account the Repurchase Price with respect to any Mortgage Loans purchased by the related Servicer or the Seller, as applicable, pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Seller, the Repurchase Price with respect to any Mortgage Loans purchased by the Company pursuant to Section 3.20, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Controlling Class Holder pursuant to Section 10.01;

(d)        The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution

Account shall be (i) held in cash and fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments as may be selected by the Master Servicer or deposited in demand deposits with such depository institutions as may be selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. With respect to the Distribution Account and the funds deposited therein, the Master Servicer shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 4.03	[RESERVED].
Section 4.04	Derivative Contracts.

(a)        The Trustee shall, at the direction of the Controlling Class Holder, on behalf of the Trust Fund, enter into Derivative Contracts. Any such Derivative Contract shall constitute a fully prepaid agreement. Any acquisition of a Derivative Contract shall be accompanied by an appropriate amendment to this Agreement, including either (i) an Opinion of Counsel to the effect that the existence of the Derivative Contract will not adversely affect the availability of the exemptive relief afforded under ERISA by U.S. Department of Labor Prohibited Transaction Exemption 94-29, as most recently amended, 67 Fed. Reg. 54487 (August 22, 2002), or Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), to the Holders of the Class A Certificates or the Class B Certificates, respectively, as of the date the Derivative Contract is entered into by the Trustee or (ii) the consent of each Holder of a Class A Certificate or a Class B Certificate to the acquisition of such Derivative Contract. All collections, proceeds and other amounts in respect of the Derivative Contracts payable by the Derivative Counterparty shall be distributed on the Distribution Date following receipt thereof by the Securities Administrator. In no event shall such an instrument constitute a part of any REMIC created hereunder. In addition, in the event any such instrument is deposited, the Trust Fund shall be deemed to be divided into two separate and discrete sub-Trusts. The assets of one such sub-Trust shall consist of all the assets of the Trust other than such instrument and the assets of the other sub-Trust shall consist solely of such instrument.

(b)        Any Derivative Contract that provides for any payment obligation on the part of the Trust Fund must (i) be without recourse to the assets of the Trust Fund, (ii) contain a non-petition covenant provision from the Derivative Counterparty, (iii) limit payment dates thereunder to Distribution Dates and (iv) contain a provision limiting any cash payments due to the Derivative Counterparty on any day under such Derivative Contract solely to funds available therefor in the Certificate Account available to make payments on such Distribution Date.

(c)        Each Derivative Contract must (i) provide for the direct payment of any amounts by the Derivative Counterparty thereunder to the Derivative Contract Account, which shall not be an asset of any REMIC, at least one Business Day prior to the related Distribution Date, (ii) contain an assignment of all of the Trust Fund’s rights (but none of its obligations) under such Derivative Contract to the Trustee on behalf the Certificateholders and shall include an express consent to the Derivative Counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such Derivative Contract shall terminate upon the direction of a majority Percentage Interest of the Certificates, and (iv) prohibit the Derivative Counterparty from “setting-off’ or “netting” other obligations of the Trust Fund and its Affiliates against such Derivative Counterparty’s payment obligations thereunder.

Section 4.05             Permitted Withdrawals and Transfers from the Distribution Account.

(a)        The Securities Administrator will, from time to time on demand of the Master Servicer or the Trustee, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreements or as the Trustee has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Distribution Account in accordance with the terms of this Agreement):

(i)         to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance was made;

(ii)         to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)        to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause

(viii) of this Subsection 4.05 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)        to reimburse the Master Servicer or any Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(v)        to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (iv);

(vi)	to pay the Master Servicer as set forth in Section 3.14;

(vii)       to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03 and 7.04(c) and (d);

(viii)      to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

(ix)        to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

(x)        to reimburse the Trustee, the Securities Administrator or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(xi)	to remove amounts deposited in error; and
(xii)	to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)        The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (iv) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

(c)        On each Distribution Date, the Securities Administrator shall distribute the Available Funds to the extent on deposit in the Distribution Account for each Loan Group to the Holders of the Certificates in accordance with distribution instructions provided to it by the Securities Administrator no later than two Business Days prior to such Distribution Date and determined by the Securities Administrator in accordance with Section 6.01.

Section 4.06	Pre-Funding Reserve Accounts.

(a)        No later than the Closing Date, the Securities Administrator shall establish and maintain a segregated trust account or sub-account of a trust account, which shall be titled “Pre-Funding Reserve Account, U.S. Bank National Association, as trustee for the benefit of holders of Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2005-AR5” (the “Pre-Funding Reserve Account”). The Pre-Funding Reserve Account shall be an Eligible Account or a sub account of an Eligible Account. The Securities Administrator shall, promptly upon receipt, deposit in the Pre-Funding Reserve Account and retain therein the Pre-Funding Amount remitted on the Closing Date to the Securities Administrator by the Depositor. Funds deposited in the Pre-Funding Reserve Account shall be held in trust by the Securities Administrator for the Holders of the Certificates related to Loan Group I, Loan Group II and Loan Group III for the uses and purposes set forth herein.

(b)        The Securities Administrator shall invest funds deposited in the Pre-Funding Reserve Account as directed by the Depositor or its designee in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an affiliate of the Securities Administrator is the obligor for the Permitted Investment, or (ii) no later than the date on which such funds are required to be withdrawn from such account or sub account of a trust account pursuant to this Agreement, if the Securities Administrator or an affiliate of the Securities Administrator is the obligor for the Permitted Investment (or, if no written direction is received by the Securities Administrator from the Depositor, then funds in such account shall remain uninvested). For federal income tax purposes, the Depositor or its designee shall be the owner of the Pre-Funding Reserve Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Reserve Account shall be transferred to the Interest Coverage Account at the following times: (i) on the Business Day immediately preceding each Distribution Date, if a Person other than the Securities Administrator or an affiliate of the Securities Administrator is the obligor for the Permitted Investment, or on each Distribution Date, if the Securities Administrator or an affiliate of the Securities Administrator is the obligor for the Permitted Investment, (ii) on the Business Day immediately preceding each Subsequent Transfer Date, if a Person other than the Securities Administrator or an affiliate of the Securities Administrator is the obligor for the Permitted Investment, or on each Subsequent Transfer Date, if the Securities Administrator or an affiliate of the Securities Administrator is the obligor for the Permitted Investment or (iii) within one Business Day of the Securities Administrator 's receipt thereof. Such transferred funds shall not constitute income and gain for purposes of Section 4.07(b) hereof. The Depositor or its designee shall deposit in the Pre-Funding Reserve Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Reserve Account be an asset of any REMIC created hereunder.

(c)        Amounts on deposit in the Pre-Funding Reserve Account shall be withdrawn by the Securities Administrator as follows:

(i)         On any Subsequent Transfer Date, the Securities Administrator shall withdraw from the Pre-Funding Reserve Account an amount equal to 100% of the Scheduled Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the related Loan Group on such Subsequent Transfer Date and remit such amount to the Depositor;

(ii)         If the amount on deposit in the Pre-Funding Reserve Account (exclusive of investment income) has not been reduced to zero by the close of business on December 12, 2005 and such amount equals or exceeds 1% of the then aggregate Current Principal Amount of the Certificates, then at the close of business on such date, the Securities Administrator shall deposit into the Distribution Account the portion of any such amounts remaining in the Pre-Funding Reserve Account (exclusive of investment income) necessary to reduce the percentage of amounts remaining in the Pre-Funding Reserve Account of the then aggregate Current Principal Amount of the Certificates to less than 1% for distribution on the immediately following Distribution Date in accordance with Section 5.01;

(iii)        To withdraw any amount not required to be deposited in the Pre-Funding Reserve Account or deposited therein in error; and

(iv)        Upon the earliest of (i) the Distribution Date following termination of the Pre-Funding Period (ii) the reduction of the Current Principal Amounts of the Certificates to zero or (iii) the termination of this Agreement in accordance with Section 10.01, to withdraw any amount remaining on deposit in the Pre-Funding Reserve Account after withdrawals pursuant to clauses (i), (ii) and (iii) above for payment to the related Certificateholders then entitled to distributions in respect of principal until the Current Principal Amount of the Certificates has been reduced to zero, and any remaining amount to the Depositor.

Withdrawals pursuant to clauses (i), (ii) and (iv) shall be treated as contributions of cash to REMIC I on the date of withdrawal.

Section 4.07	Interest Coverage Account.

(a)        No later than the Closing Date, the Securities Administrator shall establish and maintain a segregated trust account or a sub account of a trust account, which shall be titled “Interest Coverage Account, U.S. Bank National Association as trustee for the benefit of holders of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 2005-AR5” (the “Interest Coverage Account”). The Interest Coverage Account shall be an Eligible Account or a sub account of an Eligible Account. The Securities Administrator shall, promptly upon receipt, deposit in the Interest Coverage Account and retain therein the Initial Interest Coverage Deposit for each Loan Group remitted on the Closing Date to the Securities Administrator by the Depositor and all income and gain realized from investment of funds deposited in the Pre-Funding Reserve Account pursuant to Section 4.06(b). Funds deposited in the Interest Coverage Account shall be held in trust by the Securities Administrator for the Certificateholders for the uses and purposes set forth herein.

(b)        For federal income tax purposes, the Depositor shall be the owner of the Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Account be an asset of any REMIC created hereunder. All income and gain realized from investment of funds deposited in the Interest Coverage Account, which investment shall be made solely upon the written direction of the Depositor, shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Securities Administrator to the Depositor no later than the first Business Day following receipt of such income and gain by the Securities Administrator. If no written direction with respect to such investment shall be received by the Securities Administrator from the Depositor, then funds in such Account shall remain uninvested. The Depositor shall deposit in the Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

(c)        On each Distribution Date during the Pre-Funding Period and on the day of termination of the Pre-Funding Period, the Securities Administrator shall withdraw from the Interest Coverage Account and deposit in the Pre-Funding Reserve Account an amount equal to the Interest Coverage Distribution Amount for such Distribution Date. Such withdrawal and deposit shall be treated as a contribution of cash by the Seller to REMIC I on the date thereof. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage to the Trust on any Subsequent Transfer Date, the Securities Administrator shall, at the request of the Seller, withdraw from the Interest Coverage Account and remit to the Seller or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the second preceding sentence on each subsequent Distribution Date, if any, that will occur during the Pre-Funding Period or on the day of termination of the Pre-Funding Period, if no Subsequent Mortgage Loan were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date or the Distribution Date following the end of the Pre-Funding Period, as applicable. On the day of termination of the Pre-Funding Period, the Securities Administrator shall withdraw from the Interest Coverage Account and remit to the Depositor or its designee the amount remaining in such Interest Coverage Account after payment of the amount required to be withdrawn therefrom pursuant to the third preceding sentence on the day of termination of the Pre-Funding Period.

(d)        Upon the earliest of (i) the Distribution Date immediately following the end of the Pre-Funding Period, (ii) the reduction of the Current Principal Amount of the Certificates to zero or (iii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Interest Coverage Account after distributions pursuant to paragraph (c) above shall be withdrawn by the Securities Administrator and paid to the Depositor or its designee.

Section 4.08             Distribution of Group I Carryover Shortfall Amount; Group I Carryover Shortfall Reserve Fund.

(a)        On or before the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a Group I Carryover Shortfall Reserve Fund on behalf of the

Holders of the Class A-1 Certificates and Class X-1 Certificates. On the Closing Date, the Depositor shall cause an amount equal to the Group I Carryover Shortfall Reserve Fund Deposit to be deposited in the Group I Carryover Shortfall Reserve Fund. The Group I Carryover Shortfall Reserve Fund shall be an Eligible Account. The Group I Carryover Shortfall Reserve Fund shall be titled “Group I Carryover Shortfall Reserve Fund, U.S. Bank National Association, as trustee for the benefit of holders of Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2005-AR5” (the “Group I Carryover Shortfall Reserve Fund”). On each Distribution Date as to which there is a Group I Carryover Shortfall Amount payable to any of the Class A-1 Certificates, the Securities Administrator shall deposit the amounts distributable in respect of any such Group I Carryover Shortfall Amount pursuant to priorities first and second of Section 6.01(a)(i) into the Group I Carryover Shortfall Reserve Fund, and the Securities Administrator has been directed by the Class X-1 Certificateholder to distribute amounts in the Group I Carryover Shortfall Reserve Fund to the Holders of the Class A-1 Certificates in the priorities set forth in priorities first and second of Section 6.01(a)(i). Any amount paid to the Holders of Class A-1 Certificates pursuant to the preceding sentence in respect of Group I Carryover Shortfall Amounts shall be treated as distributed to the Class X-1 Certificateholder in respect of the Class X-1 Certificates and paid by the Class X-1 Certificateholder to the Holders of the Class A-1 Certificates. Any payments to the Holders of the Class A-1 Certificates in respect of Group I Carryover Shortfall Amounts pursuant to the second preceding sentence shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Section 860(G)(a)(1) of the Code.

(b)        The Group I Carryover Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Group I Carryover Shortfall Reserve Fund. The Class X-1 Certificateholder shall be the beneficial owner of the Group I Carryover Shortfall Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under priorities first and second of Section 6.01(a)(i). Amounts in the Group I Carryover Shortfall Reserve Fund shall, at the written direction of the Class X-1 Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. In the absence of written instructions, amounts on deposit in the Group I Carryover Shortfall Reserve Fund shall remain uninvested. All net income and gain from such investments shall be distributed to the Class X-1 Certificateholders, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Group I Carryover Shortfall Reserve Fund shall be taxable to the Class X-1 Certificateholder. Any losses on such investments shall be deposited in the Group I Carryover Shortfall Reserve Fund by the Class X-1 Certificateholder out of its own funds immediately as realized.

Section 4.09             Distribution of Group II Carryover Shortfall Amount; Group II Carryover Shortfall Reserve Fund.

(a)        On or before the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a Group II Carryover Shortfall Reserve Fund on behalf of the Holders of the Class A-2 Certificates and Class X-2 Certificates. On the Closing Date, the Depositor shall cause an amount equal to the Group II Carryover Shortfall Reserve Fund Deposit

to be deposited in the Group II Carryover Shortfall Reserve Fund. The Group II Carryover Shortfall Reserve Fund shall be an Eligible Account. The Group II Carryover Shortfall Reserve Fund shall be titled “Group II Carryover Shortfall Reserve Fund, U.S. Bank National Association, as trustee for the benefit of holders of Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2005-AR5” (the “Group II Carryover Shortfall Reserve Fund”)”. On each Distribution Date as to which there is a Group II Carryover Shortfall Amount payable to any of the Class A-2 Certificates, the Securities Administrator shall deposit the amounts distributable in respect of any such Group II Carryover Shortfall Amount pursuant to priorities first and second of Section 6.01(a)(ii) into the Group II Carryover Shortfall Reserve Fund, and the Securities Administrator has been directed by the Class X-2 Certificateholder to distribute amounts in the Group II Carryover Shortfall Reserve Fund to the Holders of the Class A-2 Certificates in the priorities set forth in priorities first and second of Section 6.01(a)(ii). Any amount paid to the Holders of Class A-2 Certificates pursuant to the preceding sentence in respect of Group II Carryover Shortfall Amounts shall be treated as distributed to the Class X-2 Certificateholder in respect of the Class X-2 Certificates and paid by the Class X-2 Certificateholder to the Holders of the Class A-2 Certificates. Any payments to the Holders of the Class A-2 Certificates in respect of Group II Carryover Shortfall Amounts pursuant to the second preceding sentence shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Section 860(G)(a)(1) of the Code.

(b)        The Group II Carryover Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Group II Carryover Shortfall Reserve Fund. The Class X-2 Certificateholder shall be the beneficial owner of the Group I Carryover Shortfall Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under priorities first and second of Section 6.01(a)(ii). Amounts in the Group II Carryover Shortfall Reserve Fund shall, at the written direction of the Class X-2 Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. In the absence of written instructions, amounts on deposit in the Group II Carryover Shortfall Reserve Fund shall remain uninvested. All net income and gain from such investments shall be distributed to the Class X-2 Certificateholders, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Group II Carryover Shortfall Reserve Fund shall be taxable to the Class X-2 Certificateholder. Any losses on such investments shall be deposited in the Group II Carryover Shortfall Reserve Fund by the Class X-2 Certificateholder out of its own funds immediately as realized.

Section 4.10             Distribution of Group III Carryover Shortfall Amount; Group III Carryover Shortfall Reserve Fund.

(a)        On or before the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a Group III Carryover Shortfall Reserve Fund on behalf of the Holders of the Class A-3 Certificates and Class X-3 Certificates. On the Closing Date, the Depositor shall cause an amount equal to the Group III Carryover Shortfall Reserve Fund Deposit to be deposited in the Group III Carryover Shortfall Reserve Fund. The Group III Carryover Shortfall Reserve Fund shall be an Eligible Account. The Group III Carryover

Shortfall Reserve Fund shall be titled “Group III Carryover Shortfall Reserve Fund, U.S. Bank National Association, as trustee for the benefit of holders of Structured Asset Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2005-AR5” (the “Group III Carryover Shortfall Reserve Fund”). On each Distribution Date as to which there is a Group III Carryover Shortfall Amount payable to any of the Class A-3 Certificates, the Securities Administrator shall deposit the amounts distributable in respect of any such Group III Carryover Shortfall Amount pursuant to priorities first and second of Section 6.01(a)(ii) into the Group III Carryover Shortfall Reserve Fund, and the Securities Administrator has been directed by the Class X-3 Certificateholder to distribute amounts in the Group III Carryover Shortfall Reserve Fund to the Holders of the Class A-3 Certificates in the priorities set forth in priorities first and second of Section 6.01(a)(iii). Any amount paid to the Holders of Class A-3 Certificates pursuant to the preceding sentence in respect of Group III Carryover Shortfall Amounts shall be treated as distributed to the Class X-3 Certificateholder in respect of the Class X-3 Certificates and paid by the Class X-3 Certificateholder to the Holders of the Class A-3 Certificates. Any payments to the Holders of the Class A-3 Certificates in respect of Group III Carryover Shortfall Amounts pursuant to the second preceding sentence shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Section 860(G)(a)(1) of the Code.

(b)        The Group III Carryover Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Group III Carryover Shortfall Reserve Fund. The Class X-3 Certificateholder shall be the beneficial owner of the Group I Carryover Shortfall Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under priorities first and second of Section 6.01(a)(iii). Amounts in the Group III Carryover Shortfall Reserve Fund shall, at the written direction of the Class X-3 Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. In the absence of written instructions, amounts on deposit in the Group III Carryover Shortfall Reserve Fund shall remain uninvested. All net income and gain from such investments shall be distributed to the Class X-3 Certificateholders, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Group III Carryover Shortfall Reserve Fund shall be taxable to the Class X-3 Certificateholder. Any losses on such investments shall be deposited in the Group III Carryover Shortfall Reserve Fund by the Class X-3 Certificateholder out of its own funds immediately as realized.

Section 4.11             Distribution of Subordinate Carryover Shortfall Amount; Subordinate Carryover Shortfall Reserve Fund.

(a)        On or before the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a Subordinate Carryover Shortfall Reserve Fund on behalf of the Holders of the Class B-1, Class B-2, Class B-3 and Class X-B Certificates. On the Closing Date, the Depositor shall cause an amount equal to the Subordinate Carryover Shortfall Reserve Fund Deposit to be deposited in the Subordinate Carryover Shortfall Reserve Fund. The Subordinate Carryover Shortfall Reserve Fund shall be an Eligible Account. The Subordinate Carryover Shortfall Reserve Fund shall be titled “Subordinate Carryover Shortfall Reserve Fund, U.S. Bank National Association, as trustee for the benefit of holders of Structured Asset

Mortgage Investments II Inc., Mortgage Pass-Through Certificates, Series 2005-AR5” (the “Subordinate Carryover Shortfall Reserve Fund”). On each Distribution Date as to which there is a Subordinate Carryover Shortfall Amount payable to any of the Class B-1, Class B-2, Class B-3 and Class X-B Certificates, the Securities Administrator shall deposit the amounts distributable in respect of any such Subordinate Carryover Shortfall Amount pursuant to clause (b) of Section 6.01(a)(iv) into the Subordinate Carryover Shortfall Reserve Fund, and the Securities Administrator has been directed by the Class X-B Certificateholder to distribute amounts in the Subordinate Carryover Shortfall Reserve Fund to the Holders of the Class B-1, Class B-2 and Class B-3 Certificates in the priorities set forth in clauses (1) and (2) of Section 6.01(a)(iv). Any amount paid to the Holders of Class B-1, Class B-2 and Class B-3 Certificates pursuant to the preceding sentence in respect of Subordinate Carryover Shortfall Amounts shall be treated as distributed to the Class X-B Certificateholder in respect of the Class X-B Certificates and paid by the Class X-B Certificateholder to the Holders of the Class B-1, Class B-2 and Class B-3 Certificates. Any payments to the Holders of the Class B-1, Class B-2 and Class B-3 Certificates in respect of Subordinate Carryover Shortfall Amounts pursuant to the second preceding sentence shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Section 860(G)(a)(1) of the Code.

(b)        The Subordinate Carryover Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Subordinate Carryover Shortfall Reserve Fund. The Class X-B Certificateholder shall be the beneficial owner of the Subordinate Carryover Shortfall Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under Section 6.01(a)(iv). Amounts in the Subordinate Carryover Shortfall Reserve Fund shall, at the written direction of the Class X-B Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. In the absence of written instructions, amounts on deposit in the Subordinate Carryover Shortfall Reserve Fund shall remain uninvested. All net income and gain from such investments shall be distributed to the Class X-B Certificateholders, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Subordinate Carryover Shortfall Reserve Fund shall be taxable to the Class X-B Certificateholder. Any losses on such investments shall be deposited in the Subordinate Carryover Shortfall Reserve Fund by the Class X-B Certificateholder out of its own funds immediately as realized.

ARTICLE V

CERTIFICATES

Section 5.01	Certificates.

(a)        The Depository, the Depositor and the Securities Administrator have entered into a Depository Agreement dated as of the Closing Date (the “Depository Agreement”). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Certificate Registrar except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Certificate Registrar shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Certificate Registrar cause such Class to become Global Certificates, the Certificate Registrar and the Depositor will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

(b)        If (i)(A) the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Certificate Registrar or the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Certificate Registrar, as agent of the Depositor, shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar, as agent of the Depositor, of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Certificate Registrar shall issue the definitive Certificates. Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of any instructions required under this section and may conclusively rely on, and shall be protected in relying on, such instructions.

In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a definitive Certificate evidencing such Certificate Owner’s Fractional Undivided Interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Certificate Registrar to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent Fractional Undivided Interest in fully registered definitive form. Upon receipt by the Certificate Registrar of instructions from the Depository directing the Certificate Registrar to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Current Principal Amount being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Certificate Registrar), (i) the Certificate Registrar shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Current Principal Amount of the definitive Certificate, (ii) the Certificate Registrar shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a definitive Certificate evidencing such Certificate Owner’s Fractional Undivided Interest in such Class of Certificates and (iii) the Certificate Registrar shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the Current Principal Amount of such Class of Certificates by the amount of the definitive Certificates.

(c)        (i)         REMIC I will be evidenced by (x) the REMIC I Regular Interests, which will be uncertificated and non-transferable and are hereby designated as the “regular interests” in REMIC I and have the initial principal amounts and accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.01(c)(i) and (y) the Class R-I Certificates, which are hereby designated as representing the sole class of “residual interests” in REMIC I.

The REMIC I Regular Interests will have the following designations, initial principal amounts and Pass-Through Rates:

REMIC I Interest	Initial Principal Amount	Pass-Through Rate	Related Loan Group

I-Sub	$ 1,851.21	(1)	LoanGroupI
I-Grp	$ 35,261.02	(2)	LoanGroupI
II-Sub	$ 1,554.34	(1)	LoanGroupII
II-Grp	$ 29,606.40	(3)	LoanGroupII
III-Sub	$ 1,630.26	(1)	LoanGroupIII
III-Grp	$ 31,052.58	(4)	LoanGroupIII
ZZZ	$ 959,099,081.02	(1)	LoanGroupIthroughLoanGroupIII

(1)            The weighted average of the Net Rates of the Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

(2)            The weighted average of the Net Rates of the Group I Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

(3)            The weighted average of the Net Rates of the Group II Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

(4)            The weighted average of the Net Rates of the Group III Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

Interest shall be payable to the REMIC I Regular Interests at the applicable Pass-Through Rates on the related Uncertificated Principal Balances. The aggregate amount of any Net Interest Shortfalls for any Distribution Date shall be allocated to accrued interest payable to the REMIC I Regular Interests, in each case, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

Distributions of principal shall be deemed to be made from amounts received on the Mortgage Loans to the REMIC I Regular Interests, first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation “Grp” equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation “Sub,” so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate Current Principal Amount of the Senior Certificates in the related Certificate Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest ZZZ. Realized Losses on the Mortgage Loans shall be applied after all distributions have been made on each Distribution Date, first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation “Grp” equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation “Sub,” so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate Current Principal Amount of the Senior Certificates in the related Certificate Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses on the Mortgage Loans shall be allocated to REMIC I Regular Interest ZZZ.

(ii)         REMIC II will be evidenced by (x) the REMIC II Regular Interests, which will be uncertificated and non-transferable and are hereby designated as the “regular interests” in REMIC II and have the initial principal amounts and accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.01(c)(ii) and (y) the Class R-II Certificates, which are hereby designated as representing the sole class of “residual interests” in REMIC II.

The REMIC II Regular Interests will have the following designations, initial principal amounts and Pass-Through Rates:

REMIC II Interest	Initial Principal Amount	Pass-Through Rate	Related Loan Group
A-1	$ 334,098,100.00	(1)	LoanGroupI
A-2	$ 280,520,600.00	(2)	LoanGroupII
A-3	$ 294,223,200.00	(3)	LoanGroupIII
B-1	$ 21,582,000.00	(4)	LoanGroupIthroughLoanGroupIII
B-2	$ 9,592,000.00	(4)	LoanGroupIthroughLoanGroupIII
B-3	$ 5,755,200.00	(4)	LoanGroupIthroughLoanGroupIII
B-4	$ 5,755,200.00	(4)	LoanGroupIthroughLoanGroupIII
B-5	$ 2,877,600.00	(4)	LoanGroupIthroughLoanGroupIII
B-6	$ 4,796,136.84	(4)	LoanGroupIthroughLoanGroupIII

(1)

A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rate on REMIC I Regular Interest I-Grp, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest immediately preceding the related Distribution Date.

(2)

A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rate on REMIC I Regular Interest II-Grp, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest immediately preceding the related Distribution Date.

(3)

A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rate on REMIC I Regular Interest III-Grp, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest immediately preceding the related Distribution Date.

(4)

A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on REMIC I Regular Interests I-Sub, II-Sub and III-Sub, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest immediately preceding the related Distribution Date, provided that for purposes of calculating such weighted average, the Pass-Through Rate of each such REMIC I Regular Interest shall be subject to a cap and a floor equal to the Pass-Through Rate of the REMIC I Regular Interest from the related Loan Group ending with the designation “Grp”.

Principal shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC II Regular Interests as such amounts are payable and allocable to the Corresponding Certificates; provided that, solely for purposes of the foregoing, any shortfalls, losses or prepayments otherwise allocable (i) to the Class X-1 Certificates shall be deemed to be allocated entirely to the Class A-1 Certificates, (ii) to the Class X-2 Certificates shall be deemed to be allocated entirely to the Class A-2 Certificates, (iii) to the Class X-3 Certificates shall be deemed to be allocated entirely to the Class A-3 Certificates and (iv) to the Class X-B Certificates shall be deemed to be allocated entirely to the Class B-1, Class B-2 and Class B-3 Certificates on a pro rata basis. Interest shall be payable to the REMIC II Regular Interests at the Pass-Through Rate for each such REMIC II Regular Interest on each such REMIC II Regular Interest’s Uncertificated Principal Balance.

(iii)        The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:

Designation	Initial Principal Amount	Pass-Through Rate

A-1	$334,098,100.00	(1)
A-2	$280,520,600.00	(2)
A-3	$294,223,200.00	(3)
X-1	N/A	(4)
X-2	N/A	(5)
X-3	N/A	(6)
X-B	N/A	(7)
B-1	$21,582,000.00	(8)
B-2	$9,592,000.00	(9)
B-3	$5,755,200.00	(10)
B-4	$5,755,200.00	(11)
B-5	$2,877,600.00	(11)
B-6	$4,796,136.84	(11)
R-I	N/A	N/A
R-II	N/A	N/A
R-III	N/A	N/A

(1)            The Class A-1 Certificates will bear interest at an adjustable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.250%, (ii) 11.00% per annum and (iii) the weighted average of the Net Rates of the Group I Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date; provided that, for federal income tax purposes such Certificates will bear interest at a rate equivalent to the foregoing, with the weighted average of the Net Rates of the Group I Mortgage Loans expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interest A-1, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

(2)            The Class A-2 Certificates will bear interest at an adjustable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.250%, (ii) 11.00% per annum and (iii) the weighted average of the Net Rates of the Group II Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date; provided that, for federal income tax purposes such Certificates will bear interest at a rate equivalent to the foregoing, with the weighted average of the Net Rates of the Group II Mortgage Loans expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interest A-2, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

(3)            The Class A-3 Certificates will bear interest at an adjustable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.250%, (ii) 11.00% per annum and (iii) the weighted average of the Net Rates of the Group III Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date; provided that, for federal income tax purposes such Certificates will bear interest at a rate equivalent to the foregoing, with the weighted average of the Net Rates of the Group III Mortgage Loans expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interest A-3, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

(4)            The Class X-1 Certificates will bear interest at a variable Pass-Through Rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the Net Rates of the Group I Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, over (y) the Pass-Through Rate on the Class A-1 Certificates, based on the Notional Amount for the Class X-1 Certificates; provided that, for federal income tax purposes the Class X-1 Certificates will bear interest at a rate equivalent to the foregoing, expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interests A-1, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date, minus the weighted average of the Pass-Through Rate on the Class A-1 Certificates, weighted on the basis of the Current Principal Amount of such Certificates immediately preceding the related Distribution Date, based on the Notional Amount for the Class X-1 Certificates. The amount of interest payable to the Class X-1 Certificates will be reduced by any amounts necessary to fund the Group I Carryover Shortfall Reserve Fund to pay any Group I Carryover Shortfall Amount to the Class A-1 Certificates on the related Distribution Date.

(5)            The Class X-2 Certificates will bear interest at a variable Pass-Through Rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the Net Rates of the Group II Mortgage Loans (as of the second preceding Due Date), weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, over (y) the Pass-Through Rate on the Class A-2 Certificates, based on the Notional Amount for the Class X-2 Certificates; provided that, for federal income tax purposes the Class X-2 Certificates will bear interest at a rate equivalent to the foregoing, expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interests A-2, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date, minus the weighted average of the Pass-Through Rate on the Class A-2 Certificates, weighted on the basis of the Current Principal Amount of such Certificates immediately preceding the related Distribution Dat, based on the Notional Amount for the Class X-2 Certificates. The amount of interest payable to the Class X-2 Certificates will be reduced by any amounts necessary to fund the Group II Carryover Shortfall Reserve Fund to pay any Group II Carryover Shortfall Amount to the Class A-2 Certificates on the related Distribution Date.

(6)            The Class X-3 Certificates will bear interest at a variable Pass-Through Rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the Net Rates of the Group III Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, over (y) the Pass-Through Rate on the Class A-3 Certificates, based on the Notional Amount for the Class X-3 Certificates; provided that, for federal income tax purposes the Class X-3 Certificates will bear interest at a rate equivalent to the foregoing, expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interests A-3, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date, minus the weighted average of the Pass-Through Rate on the Class A-3 Certificates, weighted on the basis of the Current Principal Amount of such Certificates immediately preceding the related Distribution Date, based on the Notional Amount for the Class X-3 Certificates. The amount of interest payable to the Class X-3 Certificates will be reduced by any amounts necessary to fund the Group III Carryover Shortfall Reserve Fund to pay any Group III Carryover Shortfall Amount to the Class A-3 Certificates on the related Distribution Date.

(7)            The Class X-B Certificates will bear interest at a variable Pass-Through Rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Mortgage Loans of each Loan Group, the aggregate Current Principal Amount of the related Class or Classes of Senior Certificates, over (y) the weighted average Pass-Through Rate on the Class B-1, Class B-2 and Class B-3 Certificates, based on the Notional Amount for the Class X-B Certificates; provided that, for federal income tax purposes the Class X-B Certificates will bear interest at a rate equivalent to the foregoing, expressed as the weighted average of the Pass-Through Rates on REMIC II Regular Interests B-1, B-2 and B-3, weighted on the basis of the Uncertificated Principal Balances of such REMIC II Regular Interests immediately preceding the related Distribution Date, minus the weighted average of the Pass-Through Rates on the Class B-1, Class B-2 and Class B-3 Certificates, weighted on the basis of the Current Principal Amounts of such Certificates immediately preceding the related Distribution Date, based on the Notional Amount for the Class X-B Certificates.

The amount of interest payable to the Class X-B Certificates will be reduced by any amounts necessary to fund the related Carryover Shortfall Reserve Fund to pay any related Carryover Shortfall Amount on the related Distribution Date.

(8)            The Class B-1 Certificates will bear interest at an adjustable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.500%, (ii) 11.00% per annum and (iii) the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Mortgage Loans of each Loan Group, the aggregate Current Principal Amount of the related Class or Classes of Senior Certificates; provided that, for federal income tax purposes such Certificates will bear interest at a rate equivalent to the foregoing, with the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Loan Group expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interest B-1, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

(9)            The Class B-2 Certificates will bear interest at an adjustable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.700%, (ii) 11.00% per annum and (iii) the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Mortgage Loans of each Loan Group, the aggregate Current Principal Amount of the related Class or Classes of Senior Certificates; provided that, for federal income tax purposes such Certificates will bear interest at a rate equivalent to the foregoing, with the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Loan Group expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interest B-2, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

(10)          The Class B-3 Certificates will bear interest at an adjustable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 1.350%, (ii) 11.00% per annum and (iii) the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Mortgage Loans of each Loan Group, the aggregate Current Principal Amount of the related Class or Classes of Senior Certificates; provided that, for federal income tax purposes such Certificates will bear interest at a rate equivalent to the foregoing, with the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Loan Group expressed as the weighted average of the Pass-Through Rate on REMIC II Regular Interest B-3, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

(11)          The Class B-4, Class B-5 and Class B-6 Certificates will each bear interest at a variable Pass-Through Rate equal to the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Mortgage Loans of each Loan Group, the aggregate Current Principal Amount of the related Class or Classes of Senior Certificates; provided that, for federal income tax purposes such Certificates will bear interest at a rate equivalent to the foregoing, expressed as the weighted average of the Pass-Through Rates on REMIC II Regular Interests B-4, B-5 and B-6, weighted on the basis of the Uncertificated Principal Balances of such REMIC II Regular Interests immediately preceding the related Distribution Date.

(d)        For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the “latest possible maturity date” for the REMIC I Regular Interests, REMIC II Regular Interests and the Certificates (other than the Class R Certificates).

(e)        With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount (or Notional Amount, in the case of the Interest Only Certificates) of such Class applicable to such Distribution Date.

(f)         The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3 and A-4. On original issuance, the Certificate Registrar shall sign, countersign and shall deliver them at the direction of the Depositor. Pending the preparation of definitive Certificates of any Class, the Certificate Registrar may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Certificate Registrar, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Certificate Registrar shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

(g)        Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates, $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $100,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Certificate Registrar shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Private Certificates (other than the Residual Certificates) shall be issued in certificated fully-registered form in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Private Certificate of each Class may be issued in a different amount so that the sum of the denominations of all outstanding Private Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Certificate Registrar shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount or Notional Amount, as applicable, of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount or Notional Amount, as the case may be, of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Depositor to the Depository or pursuant to the Depository’s instructions, shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian. The Certificate Registrar shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Certificate Registrar or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Certificate Registrar or its agent at the time of issuance shall bind the Certificate Registrar, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

(h)        No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Certificate Registrar or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

(i)         The Closing Date is hereby designated as the “startup” day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

(j)         For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

(k)        The Trustee on behalf of the Trust shall cause each REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

(l)         The following legend shall be placed on the Residual Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR AND THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE DEPOSITOR, TRUSTEE, CERTIFICATE REGISTRAR, MASTER SERVICER AND

SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, CERTIFICATE REGISTRAR OR THE TRUSTEE.

The following legend shall be placed upon the Private Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.

Section 5.02	Registration of Transfer and Exchange of Certificates.

(a)        The Certificate Registrar shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)        Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

(c)        By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

(i)         The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Certificate Registrar with a Rule 144A Certificate or comparable evidence as to its QIB status.

(ii)         The Certificate Registrar shall register the transfer of any Individual Certificate if (x) the transferor has advised the Certificate Registrar in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Certificate Registrar an Investment Letter (and the Certificate Registrar shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel addressed to the Certificate Registrar to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Certificate Registrar shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

(d)        Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

(i)         In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

(ii)         In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Certificate Registrar shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

(iii)        In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Certificate Registrar shall register such transfer if the transferee has provided the Certificate Registrar with a Rule 144A Certificate or comparable evidence as to its QIB status.

(iv)        No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

(e)        Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the Depository:

(i)         A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)         A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Certificate Registrar a Rule 144A Certificate or comparable evidence as to its QIB status.

(iii)        A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(f)         (i)         Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

(ii)         Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Certificate Registrar shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(g)        The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

(h)        Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(g) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Certificate Registrar Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Certificate Registrar in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Certificate Registrar in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

(i)         At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at the Corporate Trust Office; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall sign and countersign and the Certificate Registrar shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(j)         If the Certificate Registrar so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Certificate Registrar, duly executed by the holder thereof or his or her attorney duly authorized in writing.

(k)        No service charge shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(l)         The Certificate Registrar shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.

(a)        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as it may require to save it harmless, and (iii) the Certificate Registrar has not received notice that such Certificate has been acquired by a third Person, the Certificate Registrar shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Certificate Registrar and shall be of no further effect and evidence no rights.

(b)        Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04	Persons Deemed Owners.

Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Paying Agent, the Certificate Registrar, the Trustee and any agent of the Depositor, the Paying Agent, the Certificate Registrar or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Depositor, the Paying Agent, the Certificate Registrar, the Trustee nor any agent of the Depositor, the Paying Agent, the Certificate Registrar, or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

Section 5.05	Transfer Restrictions on Residual Certificates.

(a)        Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Depositor. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Depositor, the Certificate Registrar and the Trustee with an affidavit that the proposed transferee is a Permitted Transferee (and an affidavit that it is a United States Person), and the proposed transferor must provide the Tax Matters Person, the Depositor, the Certificate Registrar and the Trustee with a certificate stating that such transferor does not have knowledge that any statements made in such affidavit by the proposed transferor is false, each as provided in Subsection 5.05(b).

(b)        No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, (1) the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee, the Certificate Registrar and the Depositor an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and a United States Person and that (ii) such transferee is not acquiring such Residual Certificate for the account of any Person who is not a Permitted Transferee, and (2) the proposed transferor delivers to the Tax Matters Person, the Depositor, the Certificate Registrar and the Trustee a certificate stating that such transferor does not have knowledge that any statements made in such affidavit by the proposed transferor is false. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit or certificate issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Certificate Registrar, the Tax Matters Person or the Depositor shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit and certificate referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee, the Certificate Registrar and the Depositor, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee or United States Person and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

(c)        The Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any Person who is not a United States Person.

(d)        By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

Section 5.06	Restrictions on Transferability of Certificates.

(a)        No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or “Blue Sky” laws is available and the prospective transferee (other than the Depositor) of such Certificate signs and delivers to the Certificate Registrar an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Certificate Registrar may require an Opinion of Counsel addressed to the Certificate Registrar that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

(b)	The Private Certificates shall each bear a Securities Legend.
Section 5.07	ERISA Restrictions.

(a)        Subject to the provisions of subsection (b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA or Section 4975 of the Code, unless the proposed transferee provides either (i) the Trustee or the Securities Administrator, with an Opinion of Counsel addressed to the Depositor, the Trustee, the Certificate Registrar, the Master Servicer and the Securities Administrator (upon which they may rely) which is satisfactory to the Trustee or the Securities Administrator, which opinion will not be at the expense of the Depositor, the Trustee, the Certificate Registrar, the Master Servicer or the Securities Administrator, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Certificate Registrar, the Securities Administrator or the Trustee to any obligation in addition to those undertaken in the Agreement or (ii) in the case of the Private Certificates, a representation or certification to the Certificate Registrar (upon which the Trustee and the Certificate Registrar are authorized to rely) to the effect that the proposed transfer and holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption (“PTE”) 84-14 (Class

Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (II) will not subject the Depositor, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

(b)        Any Person acquiring an interest in a Global Certificate which is a Private Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA or Section 4975 of the Code, or (ii) the transfer and holding of an interest in such Certificate to that Person and the subsequent servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not subject the Depositor, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

(c)        Each beneficial owner of a Class B-1, Class B-2 or Class B-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 90-30, as amended from time to time (the “Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P or Moody’s Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(d)        Neither the Trustee, the Certificate Registrar, the Master Servicer nor the Securities Administrator will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Certificate Registrar, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee, the Certificate Registrar, the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. Neither the Trustee, nor the Certificate Registrar shall be liable for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

Section 5.08	Rule 144A Information.

For so long as any Certificates are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Depositor will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

Section 5.09	Appointment of Paying Agent and Certificate Registrar.

Wells Fargo Bank, National Association, as Securities Administrator, shall act as the initial Paying Agent and Certificate Registrar for so long as it is also the Master Servicer. Each of the Paying Agent and the Certificate Registrar may resign upon thirty (30) days’ prior written notice to the Trustee; provided hereto that no such resignation shall be effective until the appointment of a successor paying agent or certificate registrar. In the event the Paying Agent and/or the Certificate Registrar resigns or is removed by the Trustee for cause, the Trustee may appoint a successor paying agent or certificate registrar, as applicable. The Trustee shall cause such successor paying agent, if other than the Trustee or the Master Servicer or the Securities Administrator, to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee that such paying agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders.

ARTICLE VI

PAYMENTS TO CERTIFICATEHOLDERS

Section 6.01	Distributions on the Certificates.

(a)        Interest and principal (as applicable) on the Certificates (other than the Residual Certificates) will be distributed monthly on each Distribution Date, commencing in October 2005, in an amount equal to the Available Funds on deposit in the Distribution Account, for such Distribution Date. On each Distribution Date, the Available Funds on deposit in the Distribution Account shall be distributed as follows:

On the first distribution date, an amount equal to the Class X-1 Payment shall be distributed from Group I Available Funds to the Class X-1 Certificates, an amount equal to the Class X-2 Payment shall be distributed from Group II Available Funds to the Class X-2 Certificates and an amount equal to the Class X-3 Payment shall be distributed from Group III Available Funds to the Class X-3 Certificates.

(i)         on each Distribution Date, the Group I Available Funds will be distributed to the Group I Certificates as follows:

first, to the Class A-1 Certificates and Class X-1 Certificates, pro rata, the Accrued Certificate Interest on each such Class for such Distribution Date; provided, however, the amount of Accrued Certificate Interest otherwise payable to the Class X-1 Certificates will be reduced (but not below zero) (i) first, by the amount of any Group I Carryover Shortfall Amounts on the Class A-1 Certificates for that Distribution Date not covered by the Group I Carryover Shortfall Reserve Fund Deposit, which will be deposited into the Group I Carryover Shortfall Reserve Fund for payment to the Class A-1 Certificates and (ii) second, by the amount necessary to maintain a balance in the Group I Carryover Shortfall Reserve Fund equal to the Group I Carryover Shortfall Reserve Fund Deposit, which shall be deposited in the Group I Carryover Shortfall Reserve Fund. In addition, as described below, accrued interest on the Class A-1 Certificates and Class X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Class A-1 Certificates and Class X-1 Certificates as described below;

second, to the extent of remaining related Available Funds, to the Class A-1 Certificates and Class X-1 Certificates, pro rata, the Accrued Certificate Interest thereon pursuant to first remaining undistributed from previous Distribution Dates; provided, however, the amount of unpaid Accrued Certificate Interest otherwise payable to the Class X-1 Certificates will be reduced (i) first, by the aggregate amount of any Group I Carryover Shortfall Amounts on the Class A-1 Certificates for that Distribution Date not covered by the Group I Carryover Shortfall Reserve Fund Deposit, which will be deposited into the Group I Carryover Shortfall Reserve Fund for payment to the Class A-1 Certificates and (ii) second, by the amount necessary to maintain a balance in the Group I

Carryover Shortfall Reserve Fund equal to the Group I Carryover Shortfall Reserve Fund Deposit, which shall be deposited in the Group I Carryover Shortfall Reserve Fund;

third, to the Class A-1 Certificates in reduction of the Current Principal Amount thereof, the Senior Optimal Principal Amount for the Class A-1 Certificates for such Distribution Date, to the extent of remaining Group I related Available Funds, until the Current Principal Amount of such Class has been reduced to zero.

(ii)         on each Distribution Date, the Group II Available Funds will be distributed to the Group II Certificates as follows:

first, to the Class A-2 Certificates and Class X-2 Certificates, pro rata, the Accrued Certificate Interest on each such Class for such Distribution Date; provided, however, the amount of Accrued Certificate Interest otherwise payable to the Class X-2 Certificates will be reduced (but not below zero) (i) first, by the amount of any Group II Carryover Shortfall Amounts on the Class A-2 Certificates for that Distribution Date not covered by the Group II Carryover Shortfall Reserve Fund Deposit, which will be deposited into the Group II Carryover Shortfall Reserve Fund for payment to the Class A-2 Certificates and (ii) second, by the amount necessary to maintain a balance in the Group II Carryover Shortfall Reserve Fund equal to the Group II Carryover Shortfall Reserve Fund Deposit, which shall be deposited in the Group II Carryover Shortfall Reserve Fund. In addition, as described below, accrued interest on the Class A-2 Certificates and the Class X-2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Class A-2 Certificates and the Class X-2 Certificates as described below;

second, to the extent of remaining related Available Funds, to the Class A-2 Certificates and Class X-2 Certificates, pro rata, the Accrued Certificate Interest thereon pursuant to first remaining undistributed from previous Distribution Dates; provided, however, the amount of unpaid Accrued Certificate Interest otherwise payable to the Class X-2 Certificates will be reduced (i) first, by the aggregate amount of any Group II Carryover Shortfall Amounts on the Class A-2 Certificates for that Distribution Date not covered by the Group II Carryover Shortfall Reserve Fund Deposit, which will be deposited into the Group II Carryover Shortfall Reserve Fund for payment to the Class A-2 Certificates and (ii) second, by the amount necessary to maintain a balance in the Group II Carryover Shortfall Reserve Fund equal to the Group II Carryover Shortfall Reserve Fund Deposit, which shall be deposited in the Group II Carryover Shortfall Reserve Fund; and

third, to the Class A-2 Certificates in reduction of the Current Principal Amount thereof, the Senior Optimal Principal Amount for the Class A-2 Certificates for

such Distribution Date, to the extent of remaining Group II related Available Funds, until the Current Principal Amount of such Class has been reduced to zero.

(iii)        on each Distribution Date, the Group III Available Funds will be distributed to the Group III Certificates as follows:

first, to the Class A-3 Certificates and Class X-3 Certificates, pro rata, the Accrued Certificate Interest on each such Class for such Distribution Date; provided, however, that the amount of Accrued Certificate Interest otherwise payable to the Class X-3 Certificates will be reduced (i) first, by the amount of any Group III Carryover Shortfall Amounts on the Class A-3 Certificates for that Distribution Date not covered by the Group III Carryover Shortfall Reserve Fund Deposit, which will be deposited into the Group III Carryover Shortfall Reserve Fund for payment to the Class A-3 Certificates and (ii) second, by the amount necessary to maintain a balance in the Group III Carryover Shortfall Reserve Fund equal to the Group III Carryover Shortfall Reserve Fund Deposit, which shall be deposited in the Group III Carryover Shortfall Reserve Fund. In addition, as described below, accrued interest on the Class A-3 Certificates and the Class X-3 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Class A-3 Certificates and the Class X-3 Certificates as described below;

second, to the extent of remaining related Available Funds, to the Class A-3 Certificates and Class X-3 Certificates, pro rata, the Accrued Certificate Interest thereon pursuant to first remaining undistributed from previous Distribution Dates; provided, however, the amount of unpaid Accrued Certificate Interest otherwise payable to the Class X-3 Certificates will be reduced (i) first, by the aggregate amount of any Group III Carryover Shortfall Amounts on the Class A-3 Certificates for that Distribution Date not covered by the Group III Carryover Shortfall Reserve Fund Deposit, which will be deposited into the Group III Carryover Shortfall Reserve Fund for payment to the Class A-3 Certificates and (ii) second, by the amount necessary to maintain a balance in the Group III Carryover Shortfall Reserve Fund equal to the Group III Carryover Shortfall Reserve Fund Deposit, which shall be deposited in the Group III Carryover Shortfall Reserve Fund; and

third, to the Class A-3 Certificates in reduction of the Current Principal Amount thereof, the Senior Optimal Principal Amount for the Class A-3 Certificates for such Distribution Date, to the extent of remaining Group III necessary to reduce the percentage of amounts remaining in the Pre-Funding Reserve Account of the then aggregate Current Principal Amount of the Certificates to less than 1% related Available Funds, until the Current Principal Amount of such Class has been reduced to zero.

(iv)        Except as provided in paragraphs (v) and (vi) below, on each Distribution Date on or prior to the Distribution Date on which the Current Principal Amounts of the

Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds with respect to each loan group after the distributions in clauses (i), (ii) and (iii) above will be distributed in the following order: first, to the Class X-B Certificates, (a) the Accrued Certificate Interest thereon for such distribution date, and in the case of the first distribution date, an amount equal to the Class X-B Payment shall be distributed from remaining Available Funds with respect to each Loan Group and (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, in each case to the extent of the remaining Available Funds with respect to each loan group; provided, however, in each case the amount of Accrued Certificate Interest otherwise payable to the Class X-B Certificates will be reduced (i) first, by the aggregate amount of any Subordinate Carryover Shortfall Amounts on the Class B-1, Class B-2 and Class B-3 Certificates for that Distribution Date not covered by the Subordinate Carryover Shortfall Reserve Fund Deposit, which will be deposited into the Subordinate Carryover Shortfall Reserve Fund for payment to the related Subordinate Certificates and (ii) second, by the amount necessary to maintain a balance in the Subordinate Carryover Shortfall Reserve Fund equal to the Subordinate Carryover Shortfall Reserve Fund Deposit, which will be deposited in the Subordinate Carryover Shortfall Reserve Fund; and second, sequentially to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date and in the case of the Class B-1, Class B-2 and Class B-3 Certificates (including any Carryover Shortfall Amounts due from amounts otherwise payable to the Class X-B Certificates to the Class B-1, Class B-2 and Class B-3 Certificates), (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates (including any Carryover Shortfall Amounts due from amounts otherwise payable to the Class X-B Certificates to the Class B-1, Class B-2 and Class B-3 Certificates) and (3) such class’s Allocable Share for such Distribution Date, in each case, to the extent of the remaining Available Funds with respect to each loan group.

(v)        On each Distribution Date prior to the Cross-Over Date but after the reduction of the Current Principal Amount of all of the Senior Certificates of a Certificate Group to zero, the remaining Class or Classes of Senior Certificates in the remaining Certificate Groups will be entitled to receive in reduction of their Current Principal Amounts, pro rata based upon their Current Principal Amounts immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any mortgage loan in the Loan Group or Groups relating to the Class or Classes of Senior Certificates of the fully repaid Certificate Group; provided, however, that if (A) the weighted average of the related Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the related Subordinate Percentages and (B) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50%, then the additional allocation of Principal Prepayments to the related Senior Certificates in accordance with this paragraph (E) will not be made and 100% of the Principal Prepayments on any mortgage loan in the Loan Group relating to the fully repaid Class or Classes of Senior Certificates will be allocated to the Subordinate Certificates.

(vi)        If on any Distribution Date on which the aggregate Current Principal Amount of the Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group and any Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to the Group I, Group II and Group III Certificates, pro rata, based upon their Current Principal Amounts immediately prior to such Distribution Date, in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of the Group I, Group II and Group III Senior Certificates, as applicable, is equal to the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Current Principal Amount of the Group I, Group II and Group III Senior Certificates, as applicable, over (y) the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated in reverse order of the Subordinate Certificates’ numerical designations, commencing with the Class B-6 Certificates.

(b)        If, after distributions have been made pursuant to priorities first and second of clauses (a)(i), (ii) and (iii) above on any Distribution Date, the remaining Group I, Group II, or Group III Available Funds are less than the Group I, Group II and Group III Senior Optimal Principal Amounts, respectively, the Senior Optimal Principal Amount for such Loan Group shall be reduced, and such remaining Available Funds will be distributed on the related Senior Certificates, on a pro rata basis, on the basis of such reduced amount.

(c)        For any Distribution Date, “pro rata” distributions among Classes of Certificates in respect of Accrued Certificate Interest or unpaid Accrued Certificate Interest will be made in proportion to the amount of Accrued Certificate Interest or unpaid Accrued Certificate Interest, respectively, due on such Classes for such Distribution Date. For any Distribution Date, “pro rata” distributions among Classes of Certificates in respect of principal will be made in proportion to the Current Principal Amount of such Classes immediately prior to such Distribution Date.

(d)        No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

(e)        If on any Distribution Date the Available Funds for the Senior Certificates in any Certificate Group is less than the Accrued Certificate Interest on the related Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of Senior Certificates in such Certificate Group in proportion to the respective amounts of Accrued

Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

(f)         The expenses and fees of the Trust shall be paid by each of the REMICs, to the extent that such expenses relate to the assets of each of such respective REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the REMICs.

Section 6.02	Allocation of Losses.

(a)        On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month, based on information provided by the related Servicer.

(b)        With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

first, to the Class B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

second, to the Class B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

third, to the Class B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

fourth, to the Class B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

fifth, to the Class B-2 Certificates until the Current Principal Amount thereof has been reduced to zero;

sixth, to the Class B-1 Certificates until the Current Principal Amount thereof has been reduced to zero;

seventh, if such loss is on (v) a Group I Mortgage Loan, to the Class A-1 Certificates until the Current Principal Amount thereof has been reduced to zero; (w) a Group I Mortgage Loan, to the Class A-2 Certificates, until the Current Principal Amount thereof has been reduced to zero; or (x) a Group III Mortgage Loan, to the Class A-3 Certificates until the Current Principal Amount thereof has been reduced to zero; and

eighth, to the Senior Certificates, on a pro rata basis.

(c)        Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amount of all the Certificates (other than the Residual Certificates) as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Mortgage Loans on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the “Loss Allocation Limitation”).

(d)        Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

(e)        Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

(f)         On each Distribution Date, the Securities Administrator shall determine the Subordinate Certificate Writedown Amount. Any Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Cross-Over Date, the Current Principal Amounts of the Subordinate Certificates, in the reverse order of their numerical Class designations and (ii) from and after the Cross-Over Date, the Senior Certificates, in accordance with priorities set forth in clause (b) above, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

(g)        Any Net Interest Shortfall will be allocated among the Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Realized Losses with respect to the Mortgage Loans occurring on or prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Subordinate Certificates in right of distribution, such Realized Losses on the Mortgage Loans will be borne by the Subordinate Certificates, in inverse order of their numerical Class designations. Following the Cross-Over Date, the interest portion of Realized Losses on the Mortgage Loans will be allocated to the Senior Certificates in the manner described in the first sentence of this clause (g).

(h)        In addition, in the event that the Master Servicer receives any Subsequent Recoveries from a Servicer, the Master Servicer shall deposit such funds into the Distribution Account pursuant to Section 4.02. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Current Principal Amount of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Subordinate Certificates pursuant to this Section 6.02. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Current Principal Amount of the Subordinate Certificates, beginning with the Class of Subordinate Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to this Section 6.02. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Current Principal Amount of each Subordinate Certificate of such Class in accordance with its respective Fractional Undivided Interest.

Section 6.03	Payments.

(a)        On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record as of the immediately preceding Record Date the Certificateholder’s pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder’s Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator’s calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

(b)        Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Paying Agent on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final payment.

Section 6.04	Statements to Certificateholders.

(a)        Concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder via the Securities Administrator’s internet website as set forth below, the following information, expressed with respect to clauses (i) through (vii) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000 or an initial Current Notional Amount of $1,000, as the case may be:

(i)         the Current Principal Amount or Notional Amount, as applicable, of each Class of Certificates immediately prior to such Distribution Date;

(ii)         the amount of the distribution allocable to principal on each applicable Class of Certificates;

(iii)        the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

(iv)        the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

(v)        the amount of the distribution allocable to interest on each Class of Certificates;

(vi)        the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

(vii)       the Current Principal Amount or Notional Amount, as applicable, of each Class of Certificates after such Distribution Date;

(viii)      the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Servicer included in such distribution separately stated for each Loan Group;

(ix)        the aggregate amount of any Realized Losses (listed separately for each category of Realized Loss and for each Loan Group) during the related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

(x)        with respect to each Mortgage Loan which incurred a Realized Loss during the related Prepayment Period, (i) the loan number, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period, (iii) the Net Liquidation Proceeds with respect to such Mortgage Loan and (iv) the amount of the Realized Loss with respect to such Mortgage Loan;

(xi)        with respect to each Loan Group, the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of Principal Prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

(xii)       the number of Mortgage Loans (excluding REO Property) in each Loan Group remaining in the Trust Fund as of the end of the related Prepayment Period;

(xiii)      information for each Loan Group and in the aggregate regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

(xiv)      for each Loan Group, the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

(xv)       for each Loan Group, the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

(xvi)      the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property in each Loan Group; provided that, in the event that such information is not available to the Securities Administrator on the Distribution Date, such information shall be furnished promptly after it becomes available;

(xvii)     the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates; and

(xviii)	the Average Loss Severity Percentage for each Loan Group; and

(xix)      the then applicable Group I, Group II and Group III Senior Percentage, Group I, Group II and Group III Senior Prepayment Percentage, Group I, Group II and Group III Subordinate Percentage and Group I, Group II and Group III Subordinate Prepayment Percentage.

(xx)       the amount if any, to be paid by a Derivative Counterparty under a Derivative Contract;

(xxi)      the amount withdrawn from the Pre-Funding Reserve Account and the Interest Coverage Account pursuant to Section 4.06(c) and Section 4.07(c), respectively, on that Distribution Date, the amount remaining on deposit in the Pre-Funding Reserve Account and in the Interest Coverage Account, following such Distribution Date, and the amount withdrawn from the Pre-Funding Reserve Account and used to buy Subsequent Mortgage Loans prior to such Distribution Date; and

(xxii)     any Group I Carryover Shortfall, any Group I Carryover Shortfall Amounts, any Group II Carryover Shortfall, any Group II Carryover Shortfall Amounts, any Group III Carryover Shortfall, any Group III Carryover Shortfall Amounts the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website initially located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

(b)        By April 30 of each year beginning in 2006, the Securities Administrator will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator or the Trustee pursuant to the requirements of the Code.

Section 6.05	Monthly Advances.

If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date is delinquent other than as a result of application of the Relief Act and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Distribution Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Servicer is required to do so under its Servicing Agreement. If the Master Servicer deems an advance to be a Nonrecoverable Advance, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee and Securities Administrator (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

Section 6.06	Compensating Interest Payments.

The Master Servicer shall deposit in the Distribution Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the sum of the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to subclauses (a) and (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicers and (ii) the Master Servicer Compensation for such Distribution Date (such amount, the “Compensating Interest Payment”). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

ARTICLE VII

THE MASTER SERVICER

Section 7.01	Liabilities of the Master Servicer.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02	Merger or Consolidation of the Master Servicer.

(a)        The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)        Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.03             Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a)        The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Servicing Agreements, the Assignment Agreements or the Certificates or the powers of attorney delivered by the Trustee hereunder (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof. The Master Servicer’s failure to receive any such notice shall not affect the Trustee’s right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced  by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)        The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise covered by the Master Servicer’s indemnification pursuant to Subsection (a) above.

Section 7.04	Limitations on Liability of the Master Servicer and Others.

Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

(a)        Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)        The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)        The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian, shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or any Servicing Agreement (except to the extent that the Master Servicer or the Trustee, as the case may be, is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

(d)        The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the

Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.05 Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

(e)        In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)         The Master Servicer shall not be liable for any acts or omissions of any Servicers, except as otherwise expressly provided herein.

Section 7.05	Master Servicer Not to Resign.

Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel addressed to the Trustee to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Company or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

Section 7.06	Successor Master Servicer.

In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Company or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Company or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

Section 7.07	Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and the Company may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by the Company, the Company shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Scheduled Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VIII

DEFAULT

Section 8.01	Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(i)         The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)         The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

(iii)        There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)        The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(v)        The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or

(vi)        The Master Servicer fails to deposit, or cause to be deposited, in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Distribution Account Deposit Date.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 8.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 8.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

Section 8.02	Trustee to Act; Appointment of Successor.

(a)        Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Company shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to Section 7.06, the Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 7.06 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)        If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

Section 8.03	Notification to Certificateholders.

Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

Section 8.04	Waiver of Defaults.

The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates, which default may only be waived by Holders of Certificates evidencing Fractional Undivided Interests aggregating 100% of the Trust Fund. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

Section 8.05	List of Certificateholders.

Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

ARTICLE IX

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01	Duties of Trustee.

(a)        The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(b)        Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)        On each Distribution Date, the Paying Agent shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based solely on the report of the Securities Administrator.

(d)        No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)         Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)         Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)        Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)        The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee’s Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)        The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)        Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action;

(vii)       None of the Securities Administrator, the Depositor, the Company or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another and

(viii)      Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(e)        All funds received by the Master Servicer and the Trustee and required to be deposited in the Distribution Account, the Pre-Funding Reserve Account, the Interest Coverage Account or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Trustee.

(f)         Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

Section 9.02             Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 9.01:

(i)         The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of the Depositor, the Master Servicer or a Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)         The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

(iii)        Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)        Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)        Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)        The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or Trustee functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or a custodian or Trustee appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii)       Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

(viii)      The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(ix)        Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

(x)        Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

Section 9.03             Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature and countersignature of the Certificate Registrar on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee, or the Custodian on its behalf, nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Certificate Registrar on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing statement or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 9.04	Trustee and Securities Administrator May Own Certificates.

The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 9.05	Trustee’s and Securities Administrator’s Fees and Expenses.

The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement between the Trustee and the Master Servicer. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.05b) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) or incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders. If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 9.06             Eligibility Requirements for Trustee, Paying Agent and Securities Administrator.

The Trustee and any successor Trustee, Paying Agent and any successor Paying Agent and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by S&P with respect to their long-term rating and rated “BBB” or higher by S&P and “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee, successor Paying Agent or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee, the Paying Agent or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

Section 9.07	Insurance.

The Trustee, Paying Agent and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee, the Paying Agent or the Securities Administrator as to the Trustee’s, Paying Agent’s or the Securities Administrator’s, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 9.08             Resignation and Removal of the Trustee and Securities Administrator.

(a)        The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

(b)        If at any time the Trustee, the Paying Agent or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee, the Paying Agent or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee, the Paying Agent or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Paying Agent or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Paying Agent or the Securities Administrator, as applicable, and appoint a successor Trustee, Paying Agent or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee, the Paying Agent or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

(c)        The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee, the Paying Agent or the Securities Administrator and appoint a successor Trustee, the Paying Agent or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Paying Agent, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator or Paying Agent is removed), and the Trustee, the Paying Agent or Securities Administrator so removed and the successor so appointed. In the event that the Trustee, the Paying Agent or Securities Administrator is removed by the Holders of Certificates in accordance with this Section 9.08(c), the Holders of such Certificates shall be responsible for paying any compensation payable to a successor Trustee, successor Paying Agent or successor Securities Administrator, in excess of the amount paid to the predecessor Trustee, predecessor Paying Agent or predecessor Securities Administrator, as applicable.

(d)        No resignation or removal of the Trustee, the Paying Agent or the Securities Administrator and appointment of a successor Trustee, the Paying Agent or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee, Paying Agent or Securities Administrator as provided in Section 9.09.

Section 9.09             Successor Trustee, Successor Paying Agent and Successor Securities Administrator.

(a)        Any successor Trustee, Paying Agent or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee, Paying Agent or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee, Paying Agent or Securities Administrator shall then become effective and such successor Trustee, Paying Agent or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee, Paying Agent or Securities Administrator herein. The predecessor Trustee, Paying Agent or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee, Paying Agent or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee, Paying Agent or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee, Paying Agent or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

(b)        No successor Trustee, Paying Agent or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee, Paying Agent or Securities Administrator shall be eligible under the provisions of Section 9.06.

(c)        Upon acceptance of appointment by a successor Trustee, Paying Agent or Securities Administrator as provided in this Section 9.09, the successor Trustee, Paying Agent or Securities Administrator shall mail notice of the succession of such Trustee, Paying Agent or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Company shall pay the cost of any mailing by the successor Trustee, Paying Agent or Securities Administrator.

Section 9.10             Merger or Consolidation of Trustee, Paying Agent or Securities Administrator.

Any state bank or trust company or national banking association into which the Trustee, Paying Agent or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, Paying Agent or the Securities Administrator, respectively, shall be the successor of the Trustee, Paying Agent or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.11	Appointment of Co-Trustee or Separate Trustee.

(a)        Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

(b)        If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

(c)        No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

(d)        In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(e)        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(f)         To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(g)        No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Section 9.12             Federal Information Returns and Reports to Certificateholders; REMIC Administration.

(a)        For federal income tax purposes, the taxable year of each REMIC shall be a calendar year, and the Securities Administrator shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

(b)        The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, federal tax information returns or elections required to be made hereunder with respect to each REMIC, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR). The Securities Administrator will apply for an Employee Identification Number from the Internal Revenue Service under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall sign, Internal Revenue Service Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each REMIC (the “REMIC Reporting Agent”). The Trustee shall make elections to treat each REMIC as a REMIC (which elections shall apply to the taxable period ending December 31, 2005 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R-I Certificates is hereby designated as the “Tax Matters Person” (within the meaning of Treasury Regulation Section 1.860F-4(d)) for REMIC I, the Holder of the Class R-II Certificates is hereby designated as the “Tax Matters Person” for REMIC II, and the Holder of the Class R-III Certificates is hereby designated as the “Tax Matters Person” for REMIC III. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each REMIC during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a Tax Matters Person, including designation of the Holder of a Residual Certificate to sign such returns or act as Tax Matters Person. Each Holder of a Residual Certificate shall be bound by this Section.

(c)        The Securities Administrator shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

(d)        The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax returns required under Applicable State Law with respect to each REMIC or the Trust Fund.

(e)        Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of, or in respect of, interest or original issue discount on the Mortgage Loans that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from payments of, or in respect of, interest or original issue discount or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

(f)         The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee’s covenants and the Securities Administrator’s covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several, and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

ARTICLE X

TERMINATION

Section 10.01           Termination Upon Repurchase by the Depositor or its Designee or Liquidation of the Mortgage Loans.

(a)        Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Trustee, the Paying Agent, the Master Servicer and the Securities Administrator created hereby, other than the obligation of the Paying Agent to make payments to Certificateholders as hereinafter set forth shall terminate upon:

(i)         the repurchase by or at the direction of the Controlling Class Holder of all of the Mortgage Loans and all related REO Property remaining in the Trust at a price (in each case, the “Termination Purchase Price”) equal to the sum of (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Controlling Class Holder of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Controlling Class Holder and the Trustee at the expense of the Controlling Class Holder, (c) unreimbursed out-of pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the Mortgage Loans prior to the exercise of such repurchase right and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 9.05; or

(ii)         the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

(iii)        the payment to the Certificateholders of all amounts required to be paid to them pursuant to this Agreement.

(b)        In no event, however, shall the Trust created hereby continue beyond the earlier of (i) the latest possible maturity date specified in Section 5.01(d) and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date of this Agreement.

(c)        The right of the Controlling Class Holder to repurchase all the assets of the Trust Fund as described in Subsection 10.01(a)(i) above is conditioned upon (i) such purchase occurring after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, or (ii) the Depositor making a determination, based upon an Opinion of Counsel addressed to the Depositor, the Trustee and the Securities Administrator, that the REMIC status of REMIC I, REMIC II or REMIC III has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Depositor may elect to terminate REMIC I, REMIC II or REMIC III at any time, and upon such election, the Depositor or its designee, shall repurchase all the assets of the Trust Fund described in Subsection 10.01(a)(i) above.

(d)        The Paying Agent shall give notice of any termination to the Certificateholders, with a copy to the Master Servicer, the Securities Administrator, the Trustee and the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 19th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified.

(e)        If the option of the Controlling Class Holder to repurchase or cause the repurchase of all the assets in the Trust Fund as described in Subsection 10.01(a)(i) above, is exercised, the Controlling Class Holder shall deliver to the Paying Agent for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the Termination Purchase Price. Upon presentation and surrender of the Certificates by the Certificateholders, the Paying Agent shall distribute to such Certificateholders as directed by the Securities Administrator in writing an amount determined as follows: with respect to each Certificate (other than the Class R Certificates), the outstanding Current Principal Amount, plus with respect to each Certificate, one month’s interest thereon at the applicable Pass-Through Rate; and with respect to the Class R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates in such Certificate Group (other than the Class R Certificates). If the proceeds with respect to the Mortgage Loans of a Loan Group are not sufficient to pay all of the Senior Certificates of the related Certificate Group in full, any such deficiency shall be allocated first, to the Subordinate Certificates, in inverse order of their numerical designation and then to the Senior Certificates of the related Certificate Group on a pro rata basis. Upon deposit of the Termination Purchase Price and following such final Distribution Date, the Trustee or the Custodian, as its agent, shall release promptly to the Depositor and/or its designee the Mortgage Files for the remaining Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Paying Agent’s obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g). Any other amounts remaining in the Accounts will belong to the Depositor.

(f)         In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Paying Agent for deposit in the Distribution Account all distributable amounts remaining in the Distribution Account. Upon the presentation and surrender of the Certificates, the Paying Agent shall distribute to the remaining Certificateholders, pursuant to the written direction of the Securities Administrator and in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Upon deposit by the Master Servicer of such distributable amounts, and following such final Distribution Date, the Paying Agent shall release promptly to the Depositor or its designee the Mortgage Files for the remaining Mortgage Loans, and the Distribution Account shall terminate, subject to the Paying Agent’s obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to this Subsection 10.01(f).

(g)        If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Paying Agent may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

Section 10.02	Additional Termination Requirements.

(a)        If the option of the Controlling Class Holder to repurchase all of the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust Fund and each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel addressed to the Trustee and Securities Administrator to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code on any REMIC or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)         within 90 days prior to the final Distribution Date, at the written direction of the Controlling Class Holder, the Securities Administrator, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of each REMIC in the case of a termination under Subsection 10.01(a)(i), provided to it by the Controlling Class Holders, which meets the requirements of a “qualified liquidation” under Section 860F of the Code and any regulations thereunder; and

(ii)         the Securities Administrator shall notify the Trustee at the commencement of such 90-day liquidation period; and

(iii)        at or after the time of adoption of such a plan of complete liquidation of each REMIC, and at or prior to the final Distribution Date relating thereto, the Trustee shall sell for cash all of the assets of the Trust Fund to or at the direction of the Controlling Class Holder.

(b)        By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the related REMIC upon the written request of the Controlling Class Holders, and to take such action in connection therewith as may be reasonably requested by the Controlling Class Holders, and (ii) appoint the Securities Administrator as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Securities Administrator shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each REMIC shall terminate.

ARTICLE XI

[RESERVED]

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01	Intent of Parties.

The parties intend that each of REMIC I, REMIC II and REMIC III shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

Section 12.02	Amendment.

(a)        This Agreement may be amended from time to time by the Company, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

(b)        This Agreement may also be amended from time to time by the Company, the Master Servicer, the Depositor, the Securities Administrator and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause any REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel addressed to the Trustee which shall be provided to the Trustee other than at the Trustee’s expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.02(b), Certificates registered in the name of or held for the benefit of the Depositor, the Securities Administrator, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

(c)        Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

(d)        In the case of an amendment under Subsection 12.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)        Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Trustee stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own respective rights, duties or immunities under this Agreement.

Section 12.03	Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

Section 12.04	Limitation on Rights of Certificateholders.

(a)        The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)        Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)        No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the

Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

(d)        No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.05	Acts of Certificateholders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 12.05.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)        The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

(e)        In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 12.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor’s right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

Section 12.06	Governing Law.

THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.07	Notices.

All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Company, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services – SAMI II 2005-AR5), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing;

(v) in the case of the Certificate Registrar, the Certificate Registrar’s Office or (vi) in the case of the Rating Agencies, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, or such other address as may hereafter be furnished to the other parties hereto in writing. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

Section 12.08	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

Section 12.09	Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 12.10	Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 12.11	Counterparts.

This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 12.12	Notice to Rating Agencies.

The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

1.          Any material change or amendment to this Agreement or the Servicing Agreements;

2.	The occurrence of any Event of Default that has not been cured;

3.          The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

4.	The repurchase or substitution of Mortgage Loans;
5.	The final payment to Certificateholders; and
6.	Any change in the location of the Distribution Account.
Section 12.13	Activities of the Issuer

After its formation, the Issuer will not engage in any activity other than (i) issuing the Certificates, (ii) making payments on the Certificates and (iii) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. Notwithstanding the foregoing, the Issuer, at the direction of the Controlling Class Holder, may amend its permitted activities by (i) an appropriate amendment to the applicable Agreement, (ii) any opinion of counsel reasonably requested by the Underwriter, the rating agencies, the Trustee and the Securities Administrator (including to the effect that such amendment will not cause the trust fund’s REMIC elections to fail to qualify as a REMIC for federal income tax purposes), (iii) in the case of S&P, written confirmation that such amendment will not result in the rating of any Certificate to be downgraded, withdrawn or suspended, and in the case of Moody’s, written notice of such amendment to Moody’s and (iv) the consent of the Controlling Class Holder to the amendment of such permitted activities.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maryellen Hunter
Name:	Maryellen Hunter
Title:	Assistant Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator

By:	/s/ Stacey Taylor
Name:	Stacey Taylor
Title:	Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 27th day of September, 2005 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MASSACHUSETTS	)
	)	ss.:
COUNTY OF SUFFOLK	)

On the 27th day of September, 2005 before me, a notary public in and for said State, personally appeared Maryellen Hunter, known to me to be an Assistant Vice President of U.S. Bank National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 27th day of September, 2005 before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be a Vice President of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS A CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1	Adjustable Rate

Class A-[_] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2005	Aggregate Initial Current Principal Amount of this Senior Certificate as of the Cut-off Date: $[_____________]

First Distribution Date: October 19, 2005	Initial Current Principal Amount of this Senior Certificate as of the Cut-off Date: $[_____________]

Master Servicer: Wells Fargo Bank, N.A.	CUSIP: [____________]

Assumed Final Distribution Date: July 19, 2035

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-AR5

evidencing a fractional undivided interest in the distributions allocable to the Class A-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one-to-four family residential properties and an interest in shares issued by a cooperative apartment corporation and the related proprietary lease sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, Securities Administrator or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of adjustable rate mortgage loans secured by first liens on one- to four- family residential properties and an interest in shares issued by a cooperative apartment corporation and the related proprietary lease (collectively, the

“Mortgage Loans”) sold by Structured Asset Mortgage Investments II Inc. (“SAMI II”). The Mortgage Loans were sold by KKR Financial Mortgage Corp. (“KKR”) to SAMI II. Wells Fargo Bank, N.A. (“Wells Fargo”) will act as master servicer and as securities administrator of the Mortgage Loans (the “Master Servicer” and the “Securities Administrator”, which terms include any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Depositor”), Wells Fargo, as Master Servicer and Securities Administrator and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 19th day of each month, or, if such 19th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”), issued in sixteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement or (ii) the “latest possible maturity date” specified in the Agreement for the Certificates other than the Class R Certificates.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: September 27, 2005	WELLS FARGO BANK, N.A. Not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. Authorized signatory of Wells Fargo Bank N.A., not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to

.

This information is provided by _______________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-2

FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1	Variable Rate

Class X-[_] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2005	Aggregate Initial Notional Amount of this Senior Certificate as of the Cut-off Date: $[______________]

First Distribution Date: October 19, 2005	Initial Notional Amount of this Senior Certificate as of the Cut-off Date: $[______________]

Master Servicer: Wells Fargo Bank, N.A.	CUSIP: [_________]

Assumed Final Distribution Date: July 19, 2035

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-AR5

evidencing a fractional undivided interest in the distributions allocable to the Class X-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one-to-four family residential properties and an interest in shares issued by a cooperative apartment corporation and the related proprietary lease sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of adjustable rate mortgage loans secured by first liens on one- to four- family residential properties and an interest in shares issued by a cooperative apartment corporation and the related proprietary lease (collectively, the “Mortgage Loans”) sold by Structured Asset Mortgage Investments II Inc. (“SAMI II”). The Mortgage Loans were sold by KKR Financial Mortgage Corp. (“KKR”) to SAMI II. Wells Fargo

Bank, N.A. (“Wells Fargo”) will act as master servicer of the Mortgage Loans and as securities administrator (the “Master Servicer” and the “Securities Administrator”, which terms include any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Depositor”), Wells Fargo, as Master Servicer and Securities Administrator and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Notional Amount hereof at a per annum rate equal to the Pass-Through Rate as described in the Agreement. The Trustee will distribute on the 19th day of each month, or, if such 19th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Notional Amount of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Notional Amount of this Certificate is set forth above. The Notional Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”), issued in sixteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement or (ii) the “latest possible maturity date” specified in the Agreement for the Certificates other than the Class R Certificates.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: September 27, 2005	WELLS FARGO BANK, N.A. Not in its individual capacity but solely as Securities Administrator
By: __________________________________ Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.

Authorized signatory of Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator

By: ________________________________

Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	_________________________________
Signature by or on behalf of assignor
_________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by _______________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-3

FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [AND] [THE CLASS B-[_] CERTIFICATES][,] [AND] [THE CLASS B-[_] CERTIFICATES][,] [AND] [THE CLASS B-[_] CERTIFICATES][,] [AND] [THE CLASS B-[_] CERTIFICATES][,] [AND] [THE CLASS B-[_] CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND ANY REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

[FOR CLASS B-1, CLASS B-2 AND CLASS B-3] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR CLASS B-1, CLASS B-2 AND CLASS B-3] [EACH BENEFICIAL OWNER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), OR INVESTING WITH ASSETS OF A PLAN OR (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 90-30, AS AMENDED FROM TIME TO TIME (“EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, INC. OR MOODY’S INVESTORS SERVICE, INC., AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST HEREIN IS AN “INSURANCE COMPANY GENERAL ACCOUNT”, AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.]

[FOR CLASS B-4, CLASS B-5 AND CLASS B-6] [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR”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

[FOR CLASS B-4, CLASS B-5 AND CLASS B-6] [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER O R THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.]

Certificate No. 1	Variable Rate

Class B-[_] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2005	Aggregate Initial Current Principal Amount of this Subordinate Certificate as of the Cut-off Date: $[____________]

First Distribution Date: October 19, 2005	Initial Current Principal Amount of this Subordinate Certificate as of the Cut-off Date: $[____________]

Master Servicer: Wells Fargo Bank, N.A.	CUSIP: [__________]

Assumed Final Distribution Date: July 19, 2035

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-AR5

evidencing a fractional undivided interest in the distributions allocable to the Class B-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one-to-four family residential properties and an interest in shares issued by a cooperative apartment corporation and the related proprietary lease sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [_____________] is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of adjustable rate mortgage loans secured by first liens on one- to four- family residential properties and an interest in shares issued by a cooperative apartment corporation and the related proprietary lease

(collectively, the “Mortgage Loans”) sold by Structured Asset Mortgage Investments II Inc. (“SAMI II”). The Mortgage Loans were sold by KKR Financial Mortgage Corp. (“KKR”) to SAMI II. Wells Fargo Bank, N.A. (“Wells Fargo”) will act as master servicer and securities administrator of the Mortgage Loans (the “Master Servicer” and the “Securities Administrator”, which terms include any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II as depositor (the “Depositor”), Wells Fargo as Master Servicer and Securities Administrator and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For Class B-1, Class B-2 and Class B-3] [Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 19th day of each month, or, if such 19th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.]

[For Class B-4, Class B-5 and Class B-6] [Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate as described in the Agreement. The Trustee will distribute on the 19th day of each month, or, if such 19th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.]

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Adminstrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

[For Class B-4, Class B-5 and Class B-6] [No transfer of this Class B-[_] Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 5.02 of the Agreement. In the event that such transfer is to be made the Trustee shall register such transfer if, (i) made to a transferee who has provided the Trustee with evidence as to its QIB status; or (ii) (A) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Trustee an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are not sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of this Certificate as shall be set forth in such Opinion of Counsel.]

[For Class B-1, Class B-2 and Class B-3] [Each beneficial owner of this Certificate or any interest herein shall be deemed to have represented, by virtue of its acquisition or holding of this certificate or interest herein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 90-30, as amended from time to time (“Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch, Inc. or Moody’s Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

[For Class B-4, Class B-5 and Class B-6] [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate or unless the opinion specified in section 5.07 of the Agreement is provided.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”), issued in sixteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement or (ii) the “latest possible maturity date” specified in the Agreement for the Certificates other than the Class R Certificates.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: September 27, 2005	WELLS FARGO BANK, N.A. Not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. Authorized signatory of Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Admintrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to

.

This information is provided by _______________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-4

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON, A PUBLICLY TRADED PARTNERSHIP OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR”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

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED,

UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINSITRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE DEPOSITOR, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY (WHICH SHALL NOT BE AT THE EXPENSE OF THE SECURITIES ADMINISTRATOR) WHICH IS ACCEPTABLE TO THE SECURITIES ADMINISTRATOR, THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE SELLER, THE MASTER SERVICER, ANY SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE OBTAINS THE PRIOR WRITTEN CONSENT OF STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. AND THE SECURITIES ADMINISTRATOR AND PROVIDES A TRANSFER AFFIDAVIT TO STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., THE SECURITIES ADMINISTRATOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (D) AN ELECTING LARGE PARTNERSHIP AS DESCRIBED IN SECTION 775(A) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE, AND (4) SUCH TRANSFEREE IS A UNITED STATES PERSON. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. 1

Class R-[_]
Percentage Interest: 100%
Date of Pooling and Servicing Agreement and Cut-off Date: September 1, 2005

First Distribution Date: October 19, 2005

Master Servicer: Wells Fargo Bank, N.A.	CUSIP: [__________]

Assumed Final Distribution Date: July 19, 2035

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-AR5

evidencing a fractional undivided interest in the distributions allocable to the Class R-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one-to-four family residential properties and an interest in shares issued by a cooperative apartment corporation and the related proprietary lease sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [_____________] is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of adjustable rate mortgage loans secured by first liens on one- to four- family residential properties and an interest in shares issued by a cooperative apartment corporation and the related proprietary lease (collectively, the “Mortgage Loans”) sold by Structured Asset Mortgage Investments II Inc.

(“SAMI II”). The Mortgage Loans were sold by KKR Financial Mortgage Corp. (“KKR”) to SAMI II. Wells Fargo Bank, N.A. (“Wells Fargo”) will act as master servicer and the securities administrator of the Mortgage Loans (the “Master Servicer” and the “Securities Administrator”, which terms include any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II as depositor (the “Depositor”), Wells Fargo as Master Servicer and Securities Administrator and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Trustee will distribute on the 19th day of each month, or, if such 19th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to SAMI II, the Trustee and the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

This certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Trustee with an opinion of counsel for the benefit of the Depositor, Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Trustee) which is acceptable to the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional obligations on the part of the Seller, the Master Servicer, any Servicer, the Securities Administrator or the Trustee.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”), issued in fourteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement or (ii) the “latest possible maturity date” specified in the Agreement for the Certificates other than the Class R Certificates.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: September 27, 2005	WELLS FARGO BANK, N.A. Not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. Authorized signatory of Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	_________________________________
Signature by or on behalf of assignor
_________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to

.

This information is provided by _______________________, the assignee named above, or ________________________, as its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)	the loan number;
(b)	the city, state and zip code of the Mortgaged Property;
(c)	the property type;
(d)	the Mortgage Rate;
(e)	the Servicer;
(f)	the Servicing Rate;
(g)	the Net Rate;
(h)	the original term;
(i)	the maturity date;
(j)	the stated remaining term to maturity;
(k)	the original principal balance;
(l)	the first payment date;
(m)	the principal and interest payment in effect as of the Cut-off Date;
(n)	the unpaid principal balance as of the Cut-off Date;
(o)	the Loan-to-Value Ratio at origination;
(p)	paid-through date;
(q)	the insurer of any Primary Mortgage Insurance Policy;
(r)	the Gross Margin, if applicable;
(s)	the Maximum Lifetime Mortgage Rate, if applicable;
(t)	the Minimum Lifetime Mortgage Rate, if applicable;
(u)	the Periodic Rate Cap, if applicable;
(v)	the number of days delinquent, if any;

(w)       which Mortgage Loans adjust after an initial fixed-rate period of three, five, seven or ten years;

(x)	The Loan Group; and
(y)	The Prepayment Charge Loans.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (j) and (m) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (d), (e) and (f) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT C

[RESERVED]

EXHIBIT D

REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.

751 Kasota Avenue.

Minneapolis, MN 55414-0031

Attn: Inventory Control

RE:	Pooling and Servicing Agreement, dated as of

September 1, 2005, among SAMI II,

Wells Fargo Bank, N.A., as Master Servicer

and Securities Administrator

and U.S. Bank National Association, as Trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account
_____	2.	Foreclosure
_____	3.	Substitution
_____	4.	Other Liquidation
_____	5.	Nonliquidation	Reason:
_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)

Issuer:
Address:
Date:

EXHIBIT E

FORM OF AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF BALTIMORE	)

______________________ being first duly sworn, deposes and says:

(1)        That he/she is a Managing Director of KKR QRS #1, Inc. (record or beneficial owner of the Structured Asset Mortgage Investments II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5, Class R-I, Class R-II and Class R-III Certificates) (together, the “Class R Certificates”) (the “Owner”), a corporation duly organized and existing under the laws of the State of Maryland, on behalf of which he/she makes this affidavit.

(i)         That the Owner (i) is not and will not be as of September 27, 2005 a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) or an “electing large partnership” within the meaning of Section 775 of the Code, (ii) will endeavor to remain other than a disqualified organization and an electing large partnership for so long as it retains its ownership in the Class R Certificates and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

(ii)         That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be “noneconomic residual interests” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

(iii)        That the Owner is aware of the tax imposed on a “pass-through entity” holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

(iv)        That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee’s agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

(v)        That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.05 of the Pooling and Servicing Agreement under which the Class R Certificates were issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

(vi)        That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

(vii)	The Owner’s Taxpayer Identification Number is # 20-1426618.

(viii)      This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

(ix)        That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

(x)        That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

(xi)        That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

(xii)       The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

(xiii)      (a)        The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (1) or (2) are accurate: (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. § 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing plan assets within the meaning of the DOL regulation, 29 C.F.R. § 2510.3-101 or otherwise under ERISA;

(2)        The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds (“Source”) being used by the Purchaser to acquire the Certificates, each of the following statements is accurate: (a) the Purchaser is an insurance company; (b) the Source is assets of the Purchaser’s “general account;” (c) the conditions set forth in Prohibited Transaction Class Exemption (“PTCE”) 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and (d) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan does not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

(b)        The Owner will provide the Trustee, the Depositor, the Master Servicer and the Securities Administrator with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor, and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Master Servicer or the Securities Administrator to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator and the Master Servicer that the

Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ as of the 27th day of September, 2005.

.

By: ___________________________

Name:

Title:

Four Embarcadero Center

Suite 2050

San Francisco, CA 94111

Address of Owner for

receipt of tax information:

Four Embarcadero Center

Suite 2050

San Francisco, CA 94111

Personally appeared before me the above-named ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ________________ of the Owner, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this	day of _______________, 2005.

___________________

NOTARY PUBLIC

COUNTY OF BALTIMORE

STATE OF MARYLAND

My commission expires the _____ day of ________________, ____.

[SEAL]

EXHIBIT F-1

FORM OF INVESTMENT LETTER

[Date]

[SELLER]

Wells Fargo Bank, N.A.

608 2nd Avenue South

Minneapolis, MN 55479

Attn: Bondholder Communications

Structured Asset Mortgage Investments II Inc.

383 Madison Avenue

New York, New York 10179

Re:

Structured Asset Mortgage Investments II Inc., Structured Asset Mortgage Investments II Trust, Series 2005-AR5 Mortgage Pass-Through Certificates (the “Certificates”), including the Class B-4, Class B-5, Class B-6, Class R-I, Class R-II and Class R-III Certificates (the “Privately Offered Certificates”

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)

we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)

any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)

we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)

we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)

we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)

we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B)        if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if U.S. Bank National Association (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)

we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)

we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation to the effect that the proposed transfer and holding of a Privately Offered Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60, or PTE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or (iii) have attached hereto the opinion specified in Section 5.07 of the Agreement.

(ix)

We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS

AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION PROVIDED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.”

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of September 1, 2005, among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, N.A. as master servicer and securities administrator and U.S. Bank National Association, as Trustee (the “Pooling and Servicing Agreement”).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): _______________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

EXHIBIT F-2

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]	[Date]

Wells Fargo Bank, N.A.

608 2nd Avenue South

Minneapolis, MN 55479

Attn: Bondholder Communications

Structured Asset Mortgage Investments II Inc.

383 Madison Avenue

New York, New York 10179

Re:

Structured Asset Mortgage Investments II Inc., Structured Asset Mortgage Investments II Trust 2005-AR5, Series 2005-AR5 Mortgage Pass-Through Certificates Class B-4, Class B-5, Class B-6, Class R-I, Class R-II and Class R-III Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.

It owned and/or invested on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2.	The dollar amount set forth above is:
	a.	greater than $100 million and the undersigned is one of the following entities:
		(x)	[_]	an insurance company as defined in Section 2(13) of the Act[1]; or

_________________________

1               A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

(y)	[_] an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or
(z)	[_] a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
(aa)

[_]            a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(bb)	[_] a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or
(cc)

[_]            a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(dd)	[_] a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or
(ee)	[_] an investment adviser registered under the Investment Advisers Act; or
b.	[_] greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or
c.

[_]            less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.

[_]            less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	[_] less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of September 1, 2005, among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, N.A. and U.S. Bank National Association, as Trustee, pursuant to Certificates were issued.

The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) is providing a representation or an opinion of counsel to the effect that the proposed transfer and holding of a Privately Offered Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or (iii) has attached hereto the opinion specified in Section 5.07 of the Agreement.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

NOMINEE ACKNOWLEDGMENT

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

EXHIBIT G

FORM OF CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement’), dated as of September 27, 2005, by and among U.S. BANK NATIONAL ASSOCIATION, not individually but solely as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as depositor (together with any successor in interest, the “Depositor”), WELLS FARGO BANK, N.A., as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”) and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of September 1, 2005, relating to the issuance of Structured Asset Mortgage Investment II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5 (as in effect on the date of this agreement, the “Original Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement’); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I.

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II.

CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1.      Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)), receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto

(the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2.      Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee and the Custodian pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Depositor for the purpose of recording it in the appropriate public office for real property records, and the Depositor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3.	Review of Mortgage Files.

(a)        On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”).

(b)        Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Depositor and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(c)        Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Depositor and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

(d)        In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Section 2.4.      Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the related Servicer and the Trustee.

Section 2.5.      Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Seller the related Mortgage File.

Upon the Custodian’s receipt of a request for release (a “Request for Release”) substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the related Servicer the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the related Servicer (or if the Servicer does not, the Master Servicer) shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the related Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the related Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that a Servicer is required to deliver to the Custodian a Request for Release, the Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be followed by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller and the related Mortgage Note shall be endorsed without recourse by the Trustee and be returned to the Seller; provided, however, that in the case of a Mortgage Loan that is registered on the MERS System, no assignment of mortgage or endorsement of the Mortgage Note by the Trustee shall be required. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer.

Section 2.6.     Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III.

CONCERNING THE CUSTODIAN

Section 3.1.      Custodian as Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Depositor, the Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2.	Reserved.

Section 3.3.      Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4.      Master Servicer to Pay Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

Section 3.5.      Custodian May Resign Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Section 3.6.      Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7.      Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

ARTICLE IV.

MISCELLANEOUS PROVISIONS

Section 4.1.      Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 4.2.      Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 4.3.      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.4.      Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5.      Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: One Federal Street 3rd Floor Boston, Massachusetts 02110 Attention: Telecopy: Confirmation:	U.S. BANK NATIONAL ASSOCIATION, not individually but solely as Trustee By: _________________________________ Name: Title:
Address: 383 Madison Avenue New York, New York 10179	STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. By: _________________________________ Name: Title:
Address: 9062 Old Annapolis Road Columbia, Maryland 21045	WELLS FARGO BANK, N.A., as Master Servicer By: _________________________________ Name: Title:
Address: 9062 Old Annapolis Road Columbia, Maryland 21045	WELLS FARGO BANK, N.A., as Custodian By: _________________________________ Name: Title:

STATE OF MASSACHUSETTS	)
	)	ss.:
COUNTY OF SUFFOLK	)

On the 27th day of September 2005 before me, a notary public in and for said State, personally appeared ____________, known to me to be a Vice President of U.S. Bank National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_______________________________

Notary Public

[SEAL]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 27th day of September 2005 before me, a notary public in and for said State, personally appeared __________________, known to me to be a(n) ________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_______________________________

Notary Public

[SEAL]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 27th day of September 2005 before me, a notary public in and for said State, personally appeared ___________________ known to me to be a(n) ______________ of Structured Asset Mortgage Investments II Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_______________________________

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 27th day of September 2005 before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_______________________________

Notary Public

[Notarial Seal]

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

September 27, 2005

U.S. Bank National Association One Federal Street, 3rd Floor Boston, Massachusetts 02110	Structured Asset Mortgage Investments II Inc. 383 Madison Avenue New York, New York 10179

Attention: Structured Asset Mortgage Investments II Inc.

Structured Asset Mortgage Investments II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5

Re:

Custodial Agreement, dated as of September 27, 2005, by and among KKR Financial Mortgage Corp., U.S. Bank National Association, Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, N.A. relating to Structured Asset Mortgage Investments II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement and, subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By: ___________________________

Name:
Title:

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

___________, 20__

U.S. Bank National Association One Federal Street, 3rd Floor Boston, Massachusetts 02110	Structured Asset Mortgage Investments II Inc. 383 Madison Avenue New York, New York 10179

Attention: Structured Asset Mortgage Investments II Inc.

Structured Asset Mortgage Investments II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5

Re:

Custodial Agreement, dated as of September 27, 2005, by and among KKR Financial Mortgage Corp., U.S. Bank National Association, Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, N.A. relating to Structured Asset Mortgage Investments II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and, subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By: ___________________________

Name:
Title:

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

_______, 20__

U.S. Bank National Association One Federal Street, 3rd Floor Boston, Massachusetts 02110	Structured Asset Mortgage Investments II Inc. 383 Madison Avenue New York, New York 10179

Attention: Structured Asset Mortgage Investments II Inc.

Structured Asset Mortgage Investments II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5

Re:

Custodial Agreement, dated as of September 27, 2005, by and among KKR Financial Mortgage Corp., U.S. Bank National Association, Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, N.A. relating to Structured Asset Mortgage Investments II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5

Ladies and Gentlemen:

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement and, subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

WELLS FARGO BANK, N.A.

By: ____________________________

Name:
Title:

EXHIBIT H-1

SERVICING AGREEMENT

COUNTRYWIDE HOME LOANS SERVICING LP

[Provided upon request]

EXHIBIT H-2

SERVICING AGREEMENT

EMC MORTGAGE CORPORATION

EXHIBIT H-3

SERVICING AGREEMENT

EVERHOME MORTGAGE COMPANY

[Provided upon request]

EXHIBIT H-4

SERVICING AGREEMENT

FIRST REPUBLIC BANK

[Provided upon request]

EXHIBIT H-5

SERVICING AGREEMENT

HOMEBANC MORTGAGE CORPORATION

[Provided upon request]

EXHIBIT H-6

SERVICING AGREEMENT

PHH MORTGAGE CORPORATION

[Provided upon request]

EXHIBIT H-7

SERVICING AGREEMENT

WACHOVIA MORTGAGE CORPORATION

[Provided upon request]

EXHIBIT I

ASSIGNMENT AGREEMENTS

[Provided upon request]

EXHIBIT J

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of September 27, 2005, as amended and supplemented by any and all amendments hereto (collectively, the “Agreement”), by and between KKR FINANCIAL CORP., a Maryland corporation (the “Mortgage Loan Seller”) and KKR FINANCIAL MORTGAGE CORP., a Maryland corporation (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, first lien mortgage loans secured primarily by one- to four-family residential properties, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease and individual condominium units (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to sell the Mortgage Loans to Structured Asset Mortgage Investments II Inc. (the “Depositor”), which intends, in turn, to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create Structured Asset Mortgage Investments II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5 (the “Certificates”), under a pooling and servicing agreement, to be dated as of September 1, 2005 (the “Pooling and Servicing Agreement”), among the Depositor, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and U.S. Bank National Association, as trustee (the “Trustee”).

The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-120916) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Depositor (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Prospectus Supplement” shall mean that supplement, dated September 26, 2005, to the Prospectus, dated December 20, 2004, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Depositor and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement dated as of September 26, 2005 to an underwriting agreement dated January 25, 2005, between the Depositor and Bear Stearns (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount equal to $______ (plus $______ in accrued interest).2

Additional Collateral: (i) With respect to any Mortgage 100sm Loan, the Securities Account and the financial assets held therein subject to a security interest pursuant to the related Mortgage 100sm Pledge Agreement, or (ii) with respect to any Parent Power® Mortgage Loan, the related Parent Power® Agreement.

Additional Collateral Mortgage Loan: Each Mortgage Loan, as identified on the Mortgage Loan Schedule, as to which Additional Collateral was required to be provided at the closing thereof.

Additional Collateral Agreements: Each Mortgage 100 Pledge Agreement, Parent Power® Guaranty and Security Agreement for Securities Account, Parent Power® Guaranty Agreement for Real Estate, Control Agreement, Equity Access® Agreement and Equity Access® Mortgage, as applicable, for each Additional Collateral Mortgage Loan.

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: September 27, 2005.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Co-op Stock: With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

Cut-off Date: September 1, 2005.

Cut-off Date Balance: $959,200,037.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

Due Date: With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement

_________________________

2Please contact Bear, Stearns & Co. Inc. for Purchase Price.

First Republic Servicing Agreement: Shall mean the underlying First Republic Bank Mortgage Loan Purchase and Servicing Agreement, dated as of December 1, 2004, by and between KKR Financial Corp. and First Republic Bank.

Greenpoint Servicing Agreement: Shall mean the underlying Greenpoint Mortgage Funding, Inc. Mortgage Loan Purchase and Interim Servicing Agreement, dated as of December 1, 2004, by and between EMC Mortgage Corporation and Greenpoint Mortgage Funding, Inc.

HomeStar Servicing Agreement: Shall mean the underlying HomeStar Mortgage Services, LLC and SouthStar Funding, LLC Mortgage Loan Purchase and Interim Servicing Agreement, dated as of January 18, 2002, by and among EMC Mortgage Corporation and HomeStar Mortgage Services, LLC and SouthStar Funding, LLC.

Master Servicer: Wells Fargo Bank, N.A.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Merrill Lynch Servicing Agreement: Shall mean the underlying Merrill Lynch Credit Corporation Master Mortgage Loan Purchase Agreement, dated as of December 1, 2004, by and between KKR Financial Corp. and Merrill Lynch Credit Corporation.

Metrociti Servicing Agreement: Shall mean the underlying Metrociti Mortgage, LLC Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 1, 2002, by and between EMC Mortgage Corporation and Metrociti Mortgage, LLC.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement or the Pooling and Servicing Agreement.

Mortgage Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Rate: For each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan less the Servicing Fee Rate and the Lender-Paid PMI Rate (if applicable).

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pledge Agreement: Any Mortgage 100sm Pledge Agreement or Parent Power® Guaranty and Security Agreement for Securities Account related to an Additional Collateral Mortgage Loan.

Purchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Mortgage Loan Seller pursuant to this Agreement or Article II of the Pooling and Servicing Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the Mortgage Loan and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Quicken Loans Servicing Agreement: Shall mean the underlying Quicken Loans, Inc. Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 1, 2003, by and between EMC Mortgage Corporation and Quicken Loans, Inc.

Rating Agencies: Standard & Poor’s and Moody’s, each a “Rating Agency.”

Securities Account: With respect to any Additional Collateral Mortgage Loans, the account, together with the financial assets held therein, that are the subject of the related Pledge Agreement.

Securities Act: The Securities Act of 1933, as amended.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Servicing Agreements: Shall mean the First Republic Servicing Agreement, the Greenpoint Servicing Agreement, the HomeStar Servicing Agreement, the Merrill Lynch Servicing Agreement, the Metrociti Servicing Agreement, the Quicken Loans Servicing Agreement and the SouthTrust Servicing Agreement.

SouthTrust Servicing Agreement: Shall mean the underlying SouthTrust Mortgage Corporation Purchase, Warranties and Servicing Agreement, dated as of November 1, 2002, by and between EMC Mortgage Corporation and SouthTrust Mortgage Corporation.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet, on the date of such substitution, the requirements stated herein and in the Pooling and Servicing Agreement with respect to such substitution; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Surety Bond: The limited purpose surety bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by Merrill Lynch Credit Corporation, issued by the Surety Bond Issuer for the benefit of certain beneficiaries, but only to the extent that such Surety Bond covers any Additional Collateral Mortgage Loan.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

SECTION 2. Purchase and Sale of the Mortgage Loans and Related Rights.

(a)        Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

(b)        The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Depositor’s counsel in New York, New York or such other place as the parties shall agree.

(c)        Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

(d)        In addition to the foregoing, on the Closing Date the Mortgage Loan Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements including the right to enforce the representations and warranties set forth therein.

SECTION 3. Mortgage Loan Schedules.  The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the “Preliminary Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Mortgage Loan Seller shall provide to the Purchaser as of the Closing Date a final schedule (the “Final Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser (the “Amendment”). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

SECTION 4. Mortgage Loan Transfer.

(a)        The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereon, other than scheduled principal and interest due on or before the Cut-off Date but received after the Cut-off Date. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereon, other than scheduled principal and interest due after the Cut-off Date but received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

(b)        Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (i) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Mortgage Loan Seller in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” (ii) in lieu of the Security Instrument, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Mortgage Loan Seller to such effect) the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; (iii) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5, the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and (iv) the Mortgage Loan Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and the Mortgage Loan Seller, between the Mortgage Loan Seller and the Depositor, and between the Depositor and the Trustee; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Master Servicer Collection Account on the Closing Date. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received. The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Security Instrument to be recorded not later than 180 days after the Closing Date, unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)        In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit any Servicer or the Master Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)        The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to U.S. Bank National Association, as Trustee for the Certificateholders, on the date hereof.

(e)        The parties hereto intend that the transaction set forth herein constitutes a sale by the Mortgage Loan Seller to the Purchaser of all the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans (other than with respect to the related servicing rights) and other property as and to the extent described above. In the event the transaction set forth herein is deemed not to be a sale, the Mortgage Loan Seller hereby grants to the Purchaser a security interest in all of the Mortgage Loan Seller’s right, title and interest in, to and under the Mortgage Loans (other than with respect to the related servicing rights) and such other property, to secure all of the Mortgage Loan Seller’s obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Mortgage Loan Seller agrees to take or cause to be taken such actions and to execute such documents, including, without limitation, the filing of all necessary UCC1 financing statements filed in the State of Maryland, any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Mortgage Loan Seller or the filing of any additional UCC1 financing statements due to the change in the principal office of the Mortgage Loan Seller, as are necessary to perfect and protect the Purchaser’s interests in each Mortgage Loan and the proceeds thereof.

SECTION 5. Examination of Mortgage Files.

(a)        On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)        Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders, will acknowledge receipt of each Mortgage Loan, by delivery to the Mortgage Loan Seller, the Purchaser and the Trustee of an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)        Pursuant to the Pooling and Servicing Agreement, within 90 days of the Closing Date (or, with respect to any Substitute Mortgage Loan, within five business days after the receipt by the Trustee or Custodian thereof), the Trustee will review or shall cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller, the Purchaser and the Trustee an interim certification substantially in the form of Exhibit Two to the Custodial Agreement. If the Trustee or Custodian, as its agent, finds any document listed on Exhibit 1 not to have been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule or to appear defective on its face (a “Material Defect”), the Trustee or the Custodian, as its agent, shall promptly notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Mortgage Loan Seller fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security

Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

(d)        Pursuant to the Pooling and Servicing Agreement, within 180 days of the Closing Date (or, with respect to any Substitute Mortgage Loan, within five business days after the receipt by the Trustee or Custodian thereof) the Trustee will review or cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller, the Purchaser and the Trustee a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee or Custodian, as its agent, finds a Material Defect, the Trustee or the Custodian, as its agent, shall promptly notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Mortgage Loan Seller fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

(e)        At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee in accordance with the terms of the Pooling and Servicing Agreement shall (i) assign to the Mortgage Loan Seller and cause the Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Custodian relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

SECTION 6. Recordation of Assignments of Mortgage.

(a)        The Mortgage Loan Seller shall cause each assignment of the Security Instrument from the Mortgage Loan Seller to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Trustee (with a copy to the Custodian) which states that the recordation of such assignment is not necessary to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage, as the Mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns; provided, however, notwithstanding the delivery of any such Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller and, (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

(b)        It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Mortgage Loan Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 7. Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date, or such other date as may be specified below with respect to each Mortgage Loan being sold by it, that:

(i)         the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects and the information provided to the Rating Agencies, including the Mortgage Loan level detail, is true and correct according to the Rating Agency requirements;

(ii)         immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

(iii)        each Mortgage Loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

(iv)        there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Mortgage Loan Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(v)        the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

(vi)        no selection procedure reasonably believed by the Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

(vii)       each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(viii)      to the best of the Seller’s knowledge, there is no mechanics’ lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (xiii) below;

(ix)        with respect to Mortgage Loans with respect to which the mortgagor is required to escrow for taxes, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property, and with respect to all other Mortgage Loans, to the best of the Seller’s knowledge, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

(x)        there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

(xi)        the physical property subject to any Mortgage was at origination, and, to the best of Seller’s knowledge, currently is free of material damage and in good repair and, to the best of the Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(xii)       to the best of the Seller’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(xiii)      a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Mortgage Loan Seller’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Mortgage Loan Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Mortgage Loan Seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(xiv)      at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac;

(xv)       as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Mortgage Loan Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor’s cost and expense;

(xvi)      each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(xvii)     none of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) classified and/or defined as a “high cost home loan” under any federal, state or local law, including, but not limited to, the States of Georgia or North Carolina;

(xviii)    the information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects;

(xix)       no Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6c Revised, Appendix E attached hereto as Exhibit 6). and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the “Georgia Fair Lending Act”

(xx)       each Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

(xxi)      each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section 2.01 of the Pooling and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

(xxii)     the related Mortgage File contains each of the documents and instruments listed in Section 2.01 of the Pooling and Servicing Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

(xxiii)    the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(xxiv)    none of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act; and

(xxv)     each Mortgage Loan was originated with an initial mortgagee of record, or was originated in conformity with the underwriting standards of and purchased by a subsequent mortgagee, that was either (x) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority or (y) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(xxvi)     with respect to each Additional Collateral Mortgage Loan, prior to its assignment to the Purchaser, the Mortgage Loan Seller had a first priority perfected security interest in each Securities Account, subject to the rights of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and following the Mortgage Loan Seller’s assignment of the Pledge Agreements and related security interest and Merill Lynch Credit Corporation’s acknowledgement that it shall administer the Control Agreement for the benefit of the Purchaser, the Purchaser has a first priority perfected security interest in each Securities Account, subject to the rights of Merrill Lynch, Pierce, Fenner & Smith Incorporated;

(xxvii)    with respect to each Additional Collateral Mortgage Loan, the Additional Collateral Mortgage Loan is insured under the terms and provisions of the Surety Bond, subject to the limitations set forth therein;

(xxviii)    with respect to each Additional Collateral Mortgage Loan, the assignment of rights to the Purchaser under the Surety Bond, as described herein, will not result in the Purchaser assuming any obligations or liabilities of the Mortgage Loan Seller with respect thereto, and that all such rights assigned to the Purchaser are fully and freely assignable by the Mortgage Loan Seller to the Purchaser, subject to the terms of the Surety Bond;

(xxix)    with respect to each Additional Collateral Mortgage Loan, the forms of each Additional Collateral Agreement with respect to the Additional Collateral have not been impaired, waived, altered or modified in any material respect, and each Additional Collateral Agreement is in full force and effect;

(xxx)     with respect to each Additional Collateral Mortgage Loan, each Additional Collateral Agreement is not subject to any right of rescission, setoff or defense with respect to the Additional Collateral, including the defense of usury, nor will the operation of any of the terms of such Additional Collateral Agreement, or the exercise of any right thereunder, render such Additional Collateral Agreement unenforceable, in whole or in part, or subject it to any right of rescission, setoff or defense, including the defense of usury, and no such right of rescission, setoff or defense has been asserted with respect thereto with respect to the Additional Collateral;

(xxxi)     with respect to each Additional Collateral Mortgage Loan, there is no default, breach, violation or event of acceleration existing under any Additional Collateral Agreement with respect to the Additional Collateral; there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; and in no event has the Mortgage Loan Seller waived any of its material rights or remedies in respect of any default, breach, violation or event of acceleration under any Additional Collateral Agreement with respect to the Additional Collateral; and

(xxxii)    with respect to each Co-op Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the Co-op Lease and Co-op Stock securing the related Mortgage Note subject to only to (a) the lien of the related cooperative for unpaid assessments representing the Mortgagor’s pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (b) other matters to which the collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related Co-op Loan may be subordinated or otherwise subject to the lien of a Mortgage on the cooperative building.

(xxxiii)    with respect to each of the specified Mortgage Loans, each representation and warranty set forth in Sections 7.01 and 7.02 of the Greenpoint Servicing Agreement, the Metrocities Servicing Agreement, the Homestar Servicing Agreement, the Quicken Loans Servicing Agreement and the First Republic Servicing Agreement, respectively, and Sections 3.01 and 3.02 of the SouthTrust Servicing Agreement and the Merrill Lynch Servicing Agreement, respectively, and is deemed to be made as of the date hereof and is true and correct with respect to the period of time (the “Holding Period”) following the date on which the Mortgage Loan Seller purchased the Mortgage Loans from the applicable originator, as noted in the related Servicing Agreement attached as Exhibit 5 hereto, up to and including the date of this Assignment.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Substitute Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof.

With respect to the representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Seller, the Servicer or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

SECTION 8. Representations and Warranties Concerning the Mortgage Loan Seller.  As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(a)        the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Sellers ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)        the Mortgage Loan Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)        the execution and delivery by the Mortgage Loan Seller of this Agreement have been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)        the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)        this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser,

constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)         there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller will be determined adversely to the Mortgage Loan Seller and will if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)        the Mortgage Loan Seller’s Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 9. Representations and Warranties Concerning the Purchaser.  As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a)        the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)        the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)        the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)        the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)        this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)         there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)        the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10. Conditions to Closing.

(a)        The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(i)         Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

(ii)         The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories (other than the Purchaser) as required pursuant to the respective terms thereof:

(1)        If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(2)        If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

(3)        The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(4)        A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of the Mortgage Loan Seller;

(5)        One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

(6)        A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A the rating set forth on Schedule A; and

(7)        Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(iii)        The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns.

(iv)        The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

(b)        The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(i)         The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(ii)         The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(1)        If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(2)        The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

(3)        A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser’s articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

(4)        One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller;

(5)        Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates;

SECTION 11. Fees and Expenses.  Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Custodian, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The

Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 12. Accountants’ Letters.

(a)        Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary of Prospectus Supplement—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield On The Certificates” in the Prospectus Supplement.

(b)        To the extent statistical information with respect to the Master Servicer’s or a Servicer’s servicing portfolio is included in the Prospectus Supplement under the caption “The Master Servicer and the Servicers,” a letter from the certified public accountant for the Master Servicer and such Servicer or Servicers will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

SECTION 13. [Reserved].

SECTION 14. Notices.  All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to KKR Financial Corp., Four Embarcadero Center, Suite 2050, San Francisco, California 94111, and notices to the Purchaser shall be directed to KKR Financial Mortgage Corp., Four Embarcadero Center, Suite 2050, San Francisco, California 94111, Attention: Chief Operating Officer; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 15. Transfer of Mortgage Loans.  The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

SECTION 16. Termination.  This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 17. Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

SECTION 18. Severability.  If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 19. Counterparts.  This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 20. Amendment.  This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 21. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 22. Further Assurances.  Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 23. Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns. The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Depositor, and that the Depositor may assign those same rights to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences and in Section 15 hereto this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 24. The Mortgage Loan Seller and the Purchaser. The Mortgage Loan Seller and the Purchaser will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

SECTION 25. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 26. No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

KKR FINANCIAL CORP.

By: ____________________________

Name:
Title:

KKR FINANCIAL MORTGAGE CORP.

By: ____________________________

Name:
Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

Section 4.6.	with respect to each Mortgage Loan:

(a)        The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or a lost note affidavit together with a copy of the related Mortgage Note;

(b)        The original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their recording as specified in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

(c)        unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “U.S. Bank National Association, as Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if (A) the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified in Section 2.01(b) of the Pooling and Servicing Agreement, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” or (B) the related Mortgaged Property is located in a state other than Maryland and an Opinion of Counsel has been provided as set forth in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

(d)        all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Mortgage Loan Seller with evidence of recording thereon;

(e)        the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(f)         the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance; and

(g)	originals of all modification agreements, if applicable and available.

(viii)      with respect to each Additional Collateral Mortgage Loan (as indicated in the Mortgage Loan Schedule) (1) a copy of the related Mortgage 100K Pledge Agreement or Parent Power® Agreement, as the case may be, (2) a copy of the UCC-1, to the extent MLCC was required to deliver such UCC-1 to Cendant, and an original form UCC-3, if applicable, to the extent MLCC was required to deliver such UCC-3 to Cendant, together with a copy of the applicable notice of assignment to and acknowledgment by Merrill Lynch, Pierce, Fenner & Smith Incorporated and (3) in connection with a Parent Power® Mortgage Loan supported by a Parent Power® Guaranty Agreement for real estate, a copy of the related Equity Access® Mortgage.

(b)	with respect to each Cooperative Loan so assigned;

(i)         The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit, together with a copy of the related Mortgage Note;

(ii)         A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii)        The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv)        The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan and any transfer documents related to the recognition agreement;

(v)	The Security Agreement;

(vi)        Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii)       Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii)      An executed assignment of the interest of the originator in the Security Agreement and Assignment of Proprietary Lease, showing an unbroken chain of title from the originator to the Trustee; and

(ix)        The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)	the loan number;
(b)	the city, state and zip code of the Mortgaged Property;
(c)	the property type;
(d)	the Mortgage Interest Rate;
(e)	the Servicing Fee Rate;
(f)	the Net Rate;
(g)	the original term;
(h)	the maturity date;
(i)	the stated remaining term to maturity;
(j)	the original principal balance;
(k)	the first payment date;
(l)	the principal and interest payment in effect as of the Cut-off Date;
(m)	the unpaid principal balance as of the Cut-off Date;
(n)	the Loan-to-Value Ratio at origination;
(o)	paid-through date;
(p)	the insurer of any Primary Mortgage Insurance Policy;
(q)	the Gross Margin, if applicable;
(r)	the Maximum Lifetime Mortgage Rate, if applicable;
(s)	the Minimum Lifetime Mortgage Rate, if applicable;
(t)	the Periodic Rate Cap, if applicable;
(u)	the number of days delinquent, if any;

(v)	which Mortgage Loans adjust after an initial fixed-rate period of three, five or ten years;
(w)	the Loan Group;
(x)	the Prepayment Charge Loans;
(y)	the Servicer; and
(z)	with respect to each Mortgage Loan, whether additional collateral exists.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (j) and (k) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (d), (e) and (f) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 3

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 4

APPENDIX E – STANDARD & POOR’S PREDATORY LENDING CATEGORIES

REVISED August 1, 2005

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR’S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq.	High Cost Home Loan

STANDARD & POOR’S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective October 1, 2002 – March 6, 2003
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq.	High Cost Home Loan

STANDARD & POOR’S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective March 22, 2001 and amended from time to time
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code	High Cost Home Loan

STANDARD & POOR’S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

STANDARD & POOR’S COVERED LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

STANDARD & POOR’S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security	Home Loan

STANDARD & POOR’S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class X-1	AAA	Aaa
Class X-2	AAA	Aaa
Class X-3	AAA	Aaa
Class X-B	AA	Aa2
Class B-1	AA	Aa2
Class B-2	A	A1
Class B-3	BBB	Baa1

None of the above ratings has been lowered since the respective dates of such letters.

Private Certificates

Class	S&P	Moody’s
Class B-4	BB	Ba1
Class B-5	B	B2
Class B-6	NR	NR
Class R-I	NR	NR
Class R-II	NR	NR
Class R-III	NR	NR

None of the above ratings has been lowered since the respective dates of such letters.

SCHEDULE B

MORTGAGE LOAN SCHEDULE

[Provided upon request]

EXHIBIT 5

UNDERLYING SERVICING AGREEMENTS

1.	Greenpoint Servicing Agreement.
2.	Metrociti Servicing Agreement.
3.	Homestar Servicing Agreement.
4.	Quicken Loans Servicing Agreement.
5.	First Republic Servicing Agreement.
6.	SouthTrust Servicing Agreement.
7.	Merrill Lynch Servicing Agreement.

EXHIBIT K

FORM OF SALE AND ASSIGNMENT AGREEMENT

SALE AND ASSIGNMENT AGREEMENT, dated as of September 27, 2005, as amended and supplemented by any and all amendments hereto (collectively, the “Agreement”), by and between KKR FINANCIAL MORTGAGE CORP., a Maryland corporation (the “Seller”) and STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., a Delaware corporation (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, first lien mortgage loans secured primarily by one- to four-family residential properties, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease and individual condominium units (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create Structured Asset Mortgage Investments II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5 (the “Certificates”), under a pooling and servicing agreement, to be dated as of September 1, 2005 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, U.S. Bank National Association, as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-120916) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Prospectus Supplement” shall mean that supplement, dated September 2, 2005, to the Prospectus, dated December 20, 2004, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement dated as of September 26, 2005 to an underwriting agreement dated January 25, 2005, between the Purchaser and Bear Stearns (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount equal to $______ (plus $______ in accrued interest).3

Additional Collateral: (i) With respect to any Mortgage 100sm Loan, the Securities Account and the financial assets held therein subject to a security interest pursuant to the related Mortgage 100sm Pledge Agreement, or (ii) with respect to any Parent Power® Mortgage Loan, the related Parent Power® Agreement.

Additional Collateral Mortgage Loan: Each Mortgage Loan, as identified on the Mortgage Loan Schedule, as to which Additional Collateral was required to be provided at the closing thereof.

Additional Collateral Agreements: Each Mortgage 100 Pledge Agreement, Parent Power® Guaranty and Security Agreement for Securities Account, Parent Power® Guaranty Agreement for Real Estate, Control Agreement, Equity Access® Agreement and Equity Access® Mortgage, as applicable, for each Additional Collateral Mortgage Loan.

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: September 27, 2005.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Co-op Stock: With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

Cut-off Date: September 1, 2005.

Cut-off Date Balance: $959,200,037.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

Due Date: With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

Master Servicer: Wells Fargo Bank, N.A.

_________________________

3Please contact Bear, Stearns & Co. Inc. for Purchase Price.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement or the Pooling and Servicing Agreement.

Mortgage Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Rate: For each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan less the Servicing Fee Rate and the Lender-Paid PMI Rate (if applicable).

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pledge Agreement: Any Mortgage 100sm Pledge Agreement or Parent Power® Guaranty and Security Agreement for Securities Account related to an Additional Collateral Mortgage Loan.

Purchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Seller pursuant to this Agreement or Article II of the Pooling and Servicing Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the Mortgage Loan and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Standard & Poor’s and Moody’s, each a “Rating Agency.”

Securities Account: With respect to any Additional Collateral Mortgage Loans, the account, together with the financial assets held therein, that are the subject of the related Pledge Agreement.

Securities Act: The Securities Act of 1933, as amended.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Servicing Agreements: Shall have the meaning assigned to such term in the Pooling and Servicing Agreement.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet, on the date of such substitution, the requirements stated herein and in the Pooling and Servicing Agreement with respect to such substitution; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Surety Bond: The limited purpose surety bond (Policy No. [AB0039BE]), dated [February 28, 1996] in respect to Mortgage Loans originated by Merrill Lynch Credit Corporation, issued by the Surety Bond Issuer for the benefit of certain beneficiaries, but only to the extent that such Surety Bond covers any Additional Collateral Mortgage Loan.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

SECTION 2. Purchase and Sale of the Mortgage Loans and Related Rights.

(a)        Upon satisfaction of the conditions set forth in Section 10 hereof, the Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

(b)        The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)        Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Seller the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Seller.

(d)        In addition to the foregoing, on the Closing Date the Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements (other than its right to enforce the representations and warranties set forth therein) and in the Mortgage Loan Purchase Agreement.

SECTION 3. Mortgage Loan Schedules.  The Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the “Preliminary Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Seller shall provide to the Purchaser as of the Closing Date a final schedule (the “Final Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Seller and the Purchaser (the “Amendment”). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

SECTION 4. Mortgage Loan Transfer.

(a)        The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereon, other than scheduled principal and interest due on or before the Cut-off Date but received after the Cut-off Date. The Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereon, other than scheduled principal and interest due after the Cut-off Date but received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

(b)        Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (i) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” (ii) in lieu of the Security Instrument, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Seller to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; (iii) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5, the Seller may deliver lost note affidavits and indemnities of the Seller; and (iv) the Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and the Seller, between the Seller and the Depositor, and between the Depositor and the Trustee; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Seller or the Master Servicer to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Master Servicer Collection Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received. The Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Security Instrument to be recorded not later than 180 days after the Closing Date, unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)        In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit any Servicer or the Master Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)        The Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to U.S. Bank National Association, as Trustee for the Certificateholders, on the date hereof.

(e)        The parties hereto intend that the transaction set forth herein constitutes a sale by the Seller to the Purchaser of all the Loan Seller’s right, title and interest in and to the Mortgage Loans (other than with respect to the related servicing rights) and other property as and to the extent described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under the Mortgage Loans (other than with respect to the related servicing rights) and such other property, to secure all of the Seller’s obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including, without limitation, the filing of all necessary UCC1 financing statements filed in the State of Maryland, any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Purchaser’s interests in each Mortgage Loan and the proceeds thereof.

SECTION 5. Examination of Mortgage Files.

(a)        On or before the Mortgage File Delivery Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Seller and/or the Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Seller and/or the Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)        Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders, will acknowledge receipt of each Mortgage Loan, by delivery to the Seller, the Purchaser and the Trustee of an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)        Pursuant to the Pooling and Servicing Agreement, within 90 days of the Closing Date (or, with respect to any Substitute Mortgage Loan, within five business days after the receipt by the Trustee or Custodian thereof), the Trustee will review or shall cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Seller, the Purchaser and the Trustee an interim certification substantially in the form of Exhibit Two to the Custodial Agreement. If the Trustee or Custodian, as its agent, finds any document listed on Exhibit 1 not to have been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule or to appear defective on its face (a “Material Defect”), the Trustee or the Custodian, as its agent, shall promptly notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Seller fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(d)        Pursuant to the Pooling and Servicing Agreement, within 180 days of the Closing Date (or, with respect to any Substitute Mortgage Loan, within five business days after the receipt by the Trustee or Custodian thereof) the Trustee will review or cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Seller, the Purchaser and the Trustee a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee or Custodian, as its agent, finds a Material Defect, the Trustee or the Custodian, as its agent, shall promptly notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Seller fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(e)        At the time of any substitution, the Seller shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee in accordance with the terms of the Pooling and Servicing Agreement shall (i) assign to the Seller and cause the Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Custodian relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller title to such Deleted Mortgage Loan.

SECTION 6. Recordation of Assignments of Mortgage.

(a)        The Seller shall cause each assignment of the Security Instrument from the Seller to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Trustee (with a copy to the Custodian) which states that the recordation of such assignment is not necessary to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage, as the Mortgagee of record solely as nominee for the Seller and its successors and assigns; provided, however, notwithstanding the delivery of any such Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller and, (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

While each such Mortgage or assignment is being recorded, if necessary, the Seller shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Seller.

(b)        It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such

Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 7. Representations and Warranties of Seller Concerning the Mortgage Loans. The Seller hereby represents and warrants to the Purchaser as of the Closing Date, or such other date as may be specified below with respect to each Mortgage Loan being sold by it, that:

Immediately prior to the transfer to the Purchaser, the Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Seller as to any Substitute Mortgage Loan as of the date of substitution.

It is understood and agreed that the representations and warranties set forth in Section 7(xxxiii) of the Mortgage Loan Purchase Agreement will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Seller as to any Substitute Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Seller, or the date the Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of the Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof.

Any cause of action against the Seller or relating to or arising out of a breach by the Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Seller or notice thereof by the party discovering such breach and (ii) failure by the Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

SECTION 8. Representations and Warranties Concerning the Seller.  As of the date hereof and as of the Closing Date, the Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(a)        the Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller’s business as presently conducted or on the Sellers ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)        the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)        the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the charter or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)        the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)        this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)         there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller’s ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)        the Seller’s Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 9. Representations and Warranties Concerning the Purchaser.  As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Seller as follows:

(a)        the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)        the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)        the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)        the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)        this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)         there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)        the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10. Conditions to Closing.

(a)        The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(i)         Each of the obligations of the Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement and the Mortgage Loan Purchase Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Seller.

(ii)         The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories (other than the Purchaser) as required pursuant to the respective terms thereof:

(1)        If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(2)        If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

(3)        The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(4)        The Mortgage Loan Purchase Agreement, in form and substance reasonable satisfactory to the Purchaser, and all documents required thereby duly executed by all signatories;

(5)        A certificate of an officer of the Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Seller authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of the Seller;

(6)        One or more opinions of counsel from the Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

(7)        A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A the rating set forth on Schedule A; and

(8)        Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(iii)        The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns.

(iv)        The Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

(b)        The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(i)         The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(ii)         The Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the respective terms thereof:

(1)        If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(2)        The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Seller, and all documents required thereby duly executed by all signatories;

(3)        A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser’s articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

(4)        One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Seller;

(5)        Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates;

SECTION 11. Fees and Expenses.  Subject to Section 16 hereof, KKR shall pay on the Closing Date or such later date as may be agreed to by the Purchaser [(i) the fees and expenses of the Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Custodian, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates.] The Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 12. Accountants’ Letters.

(a)        Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary of Prospectus Supplement—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. The Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield On The Certificates” in the Prospectus Supplement.

(b)        To the extent statistical information with respect to the Master Servicer’s or a Servicer’s servicing portfolio is included in the Prospectus Supplement under the caption “The Master Servicer and the Servicers,” a letter from the certified public accountant for the Master Servicer and such Servicer or Servicers will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Seller and the Purchaser, with respect to such statistical information.

SECTION 13. [Reserved].

SECTION 14. Notices.  All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Seller shall be directed to KKR Financial Corp., Four Embarcadero Center, Suite 2050, San Francisco, California 94111, and notices to the Purchaser shall be directed to Structured Asset Mortgage Investments Inc., 383 Madison Avenue, New York, New York 10179 (Telecopy: (212) 272-7206), Attention: Baron Silverstein; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 15. Transfer of Mortgage Loans.  The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Seller shall be the cure, purchase or substitution obligations of the Seller contained in Sections 5 and 7 hereof.

SECTION 16. Termination.  This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Seller, if the conditions to the Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 17. Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

SECTION 18. Severability.  If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 19. Counterparts.  This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 20. Amendment.  This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 21. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS

LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 22. Further Assurances.  Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 23. Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns. The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Seller’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Seller), any person resulting from a change in form of the Seller or any person succeeding to the business of the Seller, shall be considered the “successor” of the Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences and in Section 15 hereto this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 24. The Seller and the Purchaser. The Seller and the Purchaser will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

SECTION 25. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 26. No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

KKR FINANCIAL MORTGAGE CORP.

By: ___________________________

Name:
Title:

STRUCTURED ASSET MORTGAGE SECURITIES II INC.

By: ___________________________

Name:
Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

Section 4.7.	with respect to each Mortgage Loan:

(a)        The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or a lost note affidavit together with a copy of the related Mortgage Note;

(b)        The original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their recording as specified in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

(c)        unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “U.S. Bank National Association, as Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if (A) the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified in Section 2.01(b) of the Pooling and Servicing Agreement, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” or (B) the related Mortgaged Property is located in a state other than Maryland and an Opinion of Counsel has been provided as set forth in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

(d)        all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon;

(e)        the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(f)         the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance; and

(g)	originals of all modification agreements, if applicable and available.

(b) with respect to each Cooperative Loan so assigned;

(i)         The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit, together with a copy of the related Mortgage Note;

(ii)         A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii)        The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv)        The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan and any transfer documents related to the recognition agreement;

(v)	The Security Agreement;

(vi)        Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii)       Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii)      An executed assignment of the interest of the originator in the Security Agreement and Assignment of Proprietary Lease, showing an unbroken chain of title from the originator to the Trustee; and

(ix)        The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)	the loan number;
(b)	[Reserved];
(c)	the city, state and zip code of the Mortgaged Property;
(d)	the property type;
(e)	the Mortgage Interest Rate;
(f)	the Servicing Fee Rate;
(g)	the Net Rate;
(h)	the original term;
(i)	the maturity date;
(j)	the stated remaining term to maturity;
(k)	the original principal balance;
(1)	the first payment date;
(m)	the principal and interest payment in effect as of the Cut-off Date;
(n)	the unpaid principal balance as of the Cut-off Date;
(o)	the Loan-to-Value Ratio at origination;
(p)	paid-through date;
(q)	the insurer of any Primary Mortgage Insurance Policy;
(r)	the Gross Margin, if applicable;
(s)	the Maximum Lifetime Mortgage Rate, if applicable;
(t)	the Minimum Lifetime Mortgage Rate, if applicable;
(u)	the Periodic Rate Cap, if applicable;

(v)	the number of days delinquent, if any;
(w)	which Mortgage Loans adjust after an initial fixed-rate period of three, five or ten years;
(x)	the Loan Group;
(y)	the Prepayment Charge Loans; and
(z)	the Servicer.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (k) and (n) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (e), (f) and (g) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 3

SCHEDULE OF LOST NOTES

Available Upon Request

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class X-1	AAA	Aaa
Class X-2	AAA	Aaa
Class X-3	AAA	Aaa
Class X-B	AA	Aa2
Class B-1	AA	Aa2
Class B-2	A	A1
Class B-3	BBB	Baa1

None of the above ratings has been lowered since the respective dates of such letters.

Private Certificates

Class	S&P	Moody’s
Class B-4	BB	Ba1
Class B-5	B	B2
Class B-6	NR	NR
Class R-I	NR	NR
Class R-II	NR	NR
Class R-III	NR	NR

None of the above ratings has been lowered since the respective dates of such letters.

SCHEDULE B

MORTGAGE LOAN SCHEDULE

[Provided upon request]

EXHIBIT L

FORM OF SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT

SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT, dated as of [________, 2005], as amended and supplemented by any and all amendments hereto (collectively, the “Agreement”), by and between KKR FINANCIAL MORTGAGE CORP., a Maryland corporation (the “Mortgage Loan Seller”) and STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., a Delaware corporation (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, first lien mortgage loans secured primarily by one- to four-family residential properties, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease and individual condominium units (collectively, the “Subsequent Mortgage Loans”) as described herein. The Purchaser intends to deposit the Subsequent Mortgage Loans into a trust fund (the “Trust Fund”) and create Structured Asset Mortgage Investments II Trust, Mortgage Pass-Through Certificates, Series 2005-AR5 (the “Certificates”), under a pooling and servicing agreement, to be dated as of September 1, 2005 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and U.S. Bank National Association, as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-120916) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Prospectus Supplement” shall mean that supplement, dated September 26, 2005, to the Prospectus, dated December 20, 2004, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement dated as of September 26, 2005 to an underwriting agreement dated January 25, 2005, between the Purchaser and Bear Stearns (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 27. Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount equal to $______ (plus $______ in accrued interest).4

Additional Collateral: (i) With respect to any Mortgage 100sm Loan, the Securities Account and the financial assets held therein subject to a security interest pursuant to the related Mortgage 100sm Pledge Agreement, or (ii) with respect to any Parent Power® Mortgage Loan, the related Parent Power® Agreement.

Additional Collateral Mortgage Loan: Each Mortgage Loan, as identified on the Mortgage Loan Schedule, as to which Additional Collateral was required to be provided at the closing thereof.

Additional Collateral Agreements: Each Mortgage 100 Pledge Agreement, Parent Power® Guaranty and Security Agreement for Securities Account, Parent Power® Guaranty Agreement for Real Estate, Control Agreement, Equity Access® Agreement and Equity Access® Mortgage, as applicable, for each Additional Collateral Mortgage Loan.

Bear Stearns: Bear, Stearns & Co. Inc.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Co-op Stock: With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

Deleted Subsequent Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

Due Date: With respect to each Subsequent Mortgage Loan, the date in each month on which its scheduled payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

Master Servicer: Wells Fargo Bank, N.A.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

_________________________

4Please contact Bear, Stearns & Co. Inc. for Purchase Price.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Subsequent Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement or the Pooling and Servicing Agreement.

Mortgage Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Rate: For each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan less the Servicing Fee Rate and the Lender-Paid PMI Rate (if applicable).

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pledge Agreement: Any Mortgage 100sm Pledge Agreement or Parent Power® Guaranty and Security Agreement for Securities Account related to an Additional Collateral Mortgage Loan.

Purchase Price: With respect to any Subsequent Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Seller pursuant to this Agreement or Article II of the Pooling and Servicing Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Subsequent Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, and reduced by (c) any unreimbursed Monthly Advances and servicing advances payable to the purchaser of the Subsequent Mortgage Loan and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Subsequent Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Standard & Poor’s and Moody’s, each a “Rating Agency.”

Securities Account: With respect to any Additional Collateral Mortgage Loans, the account, together with the financial assets held therein, that are the subject of the related Pledge Agreement.

Securities Act: The Securities Act of 1933, as amended.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Servicing Agreements: Shall have the meaning assigned to such term in the Pooling and Servicing Agreement.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Subsequent Cut-off Date: [__________, 2005].

Subsequent Cut-off Date Balance: $[____________].

Subsequent Transfer Date: October [_________, 2005].

Substitute Mortgage Loan: A mortgage loan substituted for a Subsequent Deleted Mortgage Loan which must meet, on the date of such substitution, the requirements stated herein and in the Pooling and Servicing Agreement with respect to such substitution; upon such substitution, such mortgage loan shall be a “Subsequent Mortgage Loan” hereunder.

Surety Bond: The limited purpose surety bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by Merrill Lynch Credit Corporation, issued by the Surety Bond Issuer for the benefit of certain beneficiaries, but only to the extent that such Surety Bond covers any Additional Collateral Mortgage Loan.

Value: The value of the Mortgaged Property at the time of origination of the related Subsequent Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Subsequent Mortgage Loan or (ii) the sales price of such property at the time of origination.

SECTION 28. Purchase and Sale of the Subsequent Mortgage Loans and Related Rights.

(a)        Upon satisfaction of the conditions set forth in Section 10 hereof, the Seller agrees to sell, and the Purchaser agrees to purchase, Subsequent Mortgage Loans having an aggregate Subsequent Cut-off Date Balance of $[___________].

(b)        The closing for the purchase and sale of the Subsequent Mortgage Loans will take place on the Subsequent Transfer Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)        Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Subsequent Transfer Date, the Purchaser shall pay to the Seller the Acquisition Price for the Subsequent Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Seller.

(d)        In addition to the foregoing, on the Subsequent Transfer Date the Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements (other than its right to enforce the representations and warranties set forth therein) and in the Mortgage Loan Purchase Agreement.

SECTION 29. Subsequent Mortgage Loan Schedules.  The Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Subsequent Mortgage Loans (the “Preliminary Subsequent Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Subsequent Mortgage Loans being sold by the Seller. If there are changes to the Preliminary Subsequent Mortgage Loan Schedule, the Seller shall provide to the Purchaser as of the Subsequent Transfer Date a final schedule (the “Final Subsequent Mortgage Loan Schedule”, and together with the Preliminary Subsequent Mortgage Loan Schedule, the “Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Subsequent Mortgage Loans being sold by the Seller to the Purchaser. The Final Subsequent Mortgage Loan Schedule shall be delivered to the Purchaser on the Subsequent Transfer Date, shall be attached to an amendment to this Agreement to be executed on the Subsequent Transfer Date by the parties hereto and shall be in form and substance mutually agreed to by the Seller and the Purchaser (the “Amendment”). If there are no changes to the Preliminary Subsequent Mortgage Loan Schedule, the Preliminary Subsequent Mortgage Loan Schedule shall be the Final Subsequent Mortgage Loan Schedule for all purposes hereof.

SECTION 30. Mortgage Loan Transfer.

(a)        The Purchaser will be entitled to all scheduled payments of principal and interest on the Subsequent Mortgage Loans due after the Subsequent Cut-off Date (regardless of when actually collected) and all payments thereon, other than scheduled principal and interest on the Subsequent Mortgage Loans due on or before the Subsequent Cut-off Date but received after the Subsequent Cut-off Date. The Seller will be entitled to all scheduled payments of principal and interest on the Subsequent Mortgage Loans due on or before the Subsequent Cut-off Date (including payments collected after the Subsequent Cut-off Date) and all payments in respect of such payments due thereon, other than scheduled principal and interest on the Subsequent Mortgage Loans due after the Subsequent Cut-off Date and received on or before the Subsequent Cut-off Date. Such principal amounts and any interest thereon belonging to the Seller as described above will not be included in the aggregate outstanding principal balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date as set forth on the Final Subsequent Mortgage Loan Schedule.

(b)        Pursuant to various conveyancing documents to be executed on the Subsequent Transfer Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Subsequent Transfer Date all of its right, title and interest in and to the Subsequent Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee no later than three Business Days prior to the Subsequent Transfer Date or such later date as is agreed to by the Purchaser and the Seller (each of the Subsequent Transfer Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (i) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” (ii) in lieu of the Security Instrument, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents, or if the originals are lost (in each case, as evidenced by a certification from the Seller to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; (iii) in lieu of the Mortgage Notes relating to the Subsequent Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Subsequent Transfer Date and attached hereto as Exhibit 2, the Seller may deliver lost note affidavits and indemnities of the Seller; and (iv) the Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and the Seller, between the Seller and the Depositor, and between the Depositor and the Trustee; and provided further, however, that in the case of Subsequent Mortgage Loans which have been prepaid in full after the Subsequent Cut-off Date and prior to the Subsequent Transfer Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Seller or the Master Servicer to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Master Servicer Collection Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received. The Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Security Instrument to be recorded not later than 180 days after the Subsequent Transfer Date, unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)        The Seller and the Purchaser acknowledge hereunder that all of the Subsequent Mortgage Loans and the related servicing will ultimately be assigned to U.S. Bank National Association, as Trustee for the Certificateholders, on the date hereof.

SECTION 31. Examination of Mortgage Files.

(a)        On or before the Mortgage File Delivery Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Seller and/or the Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Subsequent Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Seller and/or the Seller’s custodian) and to make available personnel knowledgeable about the Subsequent Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)        Pursuant to the Pooling and Servicing Agreement, on the Subsequent Transfer Date the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders, will acknowledge receipt of each Subsequent Mortgage Loan, by delivery to the Seller, the Purchaser and the Trustee of an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)        Pursuant to the Pooling and Servicing Agreement, within 90 days of the Subsequent Transfer Date (or, with respect to any Substitute Mortgage Loan, within five business days after the receipt by the Trustee or Custodian thereof), the Trustee will review or shall cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Seller, the Purchaser and the Trustee an interim certification substantially in the form of Exhibit Two to the Custodial Agreement. If the Trustee or Custodian, as its agent, finds any document listed on Exhibit 1 not to have been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Subsequent Mortgage Loans identified in the Final Subsequent Mortgage Loan Schedule or to appear defective on its face (a “Material Defect”), the Trustee or the Custodian, as its agent, shall promptly notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Seller fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Subsequent Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(d)        Pursuant to the Pooling and Servicing Agreement, within 180 days of the Subsequent Transfer Date (or, with respect to any Substitute Mortgage Loan, within five business days after the receipt by the Trustee or Custodian thereof) the Trustee will review or cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Seller, the Purchaser and the Trustee a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee or Custodian, as its agent, finds a Material Defect, the Trustee or the Custodian, as its agent, shall promptly notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Seller fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Subsequent Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Subsequent Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Subsequent Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(e)        At the time of any substitution, the Seller shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the shall (i) assign to the Seller and release or cause the Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in its possession or in the possession of the Custodian relating to the Deleted Subsequent Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller title to such Deleted Subsequent Mortgage Loan.

SECTION 32. Recordation of Assignments of Mortgage.

(a)        The Seller will, promptly after the Subsequent Transfer Date, cause each Mortgage and each assignment of the Mortgage from the Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Subsequent Transfer Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged

Properties are located; provided, however, the Seller need not cause to be recorded any assignment which relates to a Subsequent Mortgage Loan if (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Trustee which states that the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Subsequent Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage, as the Mortgagee of record solely as nominee for the Seller and its successors and assigns; provided, however, notwithstanding the delivery of any such Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller and, (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

While each such Mortgage or assignment is being recorded, if necessary, the Seller shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Subsequent Transfer Date, the Trustee has not been provided an Opinion of Counsel as described above or received evidence of recording with respect to each Subsequent Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Seller.

(b)        It is the express intent of the parties hereto that the conveyance of the Subsequent Mortgage Loans by the Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Subsequent Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Subsequent Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Subsequent Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Subsequent Mortgage Loans and all amounts payable to the holders of the Subsequent Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Subsequent Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial

Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Subsequent Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 33. Representations and Warranties of Seller Concerning the Subsequent Mortgage Loans. The Seller hereby represents and warrants to the Purchaser as of the Subsequent Transfer Date, or such other date as may be specified below with respect to each Subsequent Mortgage Loan being sold by it, that:

(i)         the information set forth in the Subsequent Mortgage Loan Schedule hereto is true and correct in all material respects and the information provided to the Rating Agencies, including the Mortgage Loan level detail, is true and correct according to the Rating Agency requirements;

(ii)         immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Subsequent Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

(iii)        each Subsequent Mortgage Loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws; and each Subsequent Mortgage Loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

(iv)        there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Mortgage Loan Seller, any of its affiliates nor any servicer of any related Subsequent Mortgage Loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Subsequent Mortgage Loan;

(v)        the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

(vi)        no selection procedure reasonably believed by the Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Subsequent Mortgage Loans;

(vii)       each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Subsequent Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Subsequent Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(viii)      to the best of the Seller’s knowledge, there is no mechanics’ lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (xiii) below;

(ix)        with respect to Subsequent Mortgage Loans with respect to which the mortgagor is required to escrow for taxes, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property, and with respect to all other Subsequent Mortgage Loans, to the best of the Seller’s knowledge, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

(x)        there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

(xi)        the physical property subject to any Mortgage was at origination, and, to the best of Seller’s knowledge, currently is free of material damage and in good repair and, to the best of the Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(xii)       to the best of the Seller’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(xiii)      a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to

Fannie Mae or Freddie Mac, was issued on the date that each Subsequent Mortgage Loan was created by a title insurance company which, to the best of the Mortgage Loan Seller’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Mortgage Loan Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Subsequent Mortgage Loan. The Mortgage Loan Seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(xiv)      at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Subsequent Mortgage Loan;

(xv)       as of the Subsequent Transfer Date, the improvements on each Mortgaged Property securing a Subsequent Mortgage Loan are insured (by an insurer which is acceptable to the Mortgage Loan Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Subsequent Mortgage Loan or the outstanding principal balance of the Subsequent Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Subsequent Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Subsequent Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor’s cost and expense;

(xvi)      each Subsequent Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(xvii)     none of the Subsequent Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) classified and/or defined as a “high cost home loan” under any federal, state or local law, including, but not limited to, the States of Georgia or North Carolina;

(xviii)     no Subsequent Mortgage Loan (a) is a “high cost loan” or “covered loan” as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6c Revised, Appendix E attached hereto as Exhibit 6) and (b) was originated on or after October 1, 2002 through March 6, 2003 is governed by the “Georgia Fair Lending Act”

(xix)      each Subsequent Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

(xx)       each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section 2.01 of the Pooling and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

(xxi)      the related Mortgage File contains each of the documents and instruments listed in Section 2.01 of the Pooling and Servicing Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

(xxii)     the Subsequent Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(xxiii)    none of the Subsequent Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act; and

(xxiv)    each Subsequent Mortgage Loan was originated with an initial mortgagee of record, or was originated in conformity with the underwriting standards of and purchased by a subsequent mortgagee, that was either (x) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority or (y) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(xxv)     with respect to each Additional Collateral Mortgage Loan, prior to its assignment to the Purchaser, the Mortgage Loan Seller had a first priority perfected security interest in each Securities Account, subject to the rights of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and following the Mortgage Loan Seller’s assignment of the Pledge Agreements and related security interest and Merill Lynch Credit Corporation’s acknowledgement that it shall administer the Control Agreement for the benefit of the Purchaser, the Purchaser has a first priority perfected security interest in each Securities Account, subject to the rights of Merrill Lynch, Pierce, Fenner & Smith Incorporated;

(xxvi)     with respect to each Additional Collateral Mortgage Loan, the Additional Collateral Mortgage Loan is insured under the terms and provisions of the Surety Bond, subject to the limitations set forth therein;

(xxvii)    with respect to each Additional Collateral Mortgage Loan, the assignment of rights to the Purchaser under the Surety Bond, as described herein, will not result in the Purchaser assuming any obligations or liabilities of the Mortgage Loan Seller with respect thereto, and that all such rights assigned to the Purchaser are fully and freely assignable by the Mortgage Loan Seller to the Purchaser, subject to the terms of the Surety Bond;

(xxviii)    with respect to each Additional Collateral Mortgage Loan, the forms of each Additional Collateral Agreement with respect to the Additional Collateral have not been impaired, waived, altered or modified in any material respect, and each Additional Collateral Agreement is in full force and effect;

(xxix)    with respect to each Additional Collateral Mortgage Loan, each Additional Collateral Agreement is not subject to any right of rescission, setoff or defense with respect to the Additional Collateral, including the defense of usury, nor will the operation of any of the terms of such Additional Collateral Agreement, or the exercise of any right thereunder, render such Additional Collateral Agreement unenforceable, in whole or in part, or subject it to any right of rescission, setoff or defense, including the defense of usury, and no such right of rescission, setoff or defense has been asserted with respect thereto with respect to the Additional Collateral;

(xxx)     with respect to each Additional Collateral Mortgage Loan, there is no default, breach, violation or event of acceleration existing under any Additional Collateral Agreement with respect to the Additional Collateral; there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; and in no event has the Mortgage Loan Seller waived any of its material rights or remedies in respect of any default, breach, violation or event of acceleration under any Additional Collateral Agreement with respect to the Additional Collateral; and

(xxxi)     with respect to each Co-op Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the Co-op Lease and Co-op Stock securing the related Mortgage Note subject to only to (a) the lien of the related cooperative for unpaid assessments representing the Mortgagor’s pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (b) other matters to which the collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related Co-op Loan may be subordinated or otherwise subject to the lien of a Mortgage on the cooperative building.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Subsequent Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Substitute Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Subsequent Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Subsequent Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Subsequent Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Subsequent Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof.

With respect to the representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Seller, the Servicer or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Subsequent Mortgage Loan or the interests of the Purchaser therein, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Subsequent Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Subsequent Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

SECTION 34. Representations and Warranties Concerning the Seller.  As of the date hereof and as of the Closing Date, the Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(a)        the Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller’s business as presently conducted or on the Sellers ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)        the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)        the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the charter or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)        the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)        this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)         there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller’s ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

SECTION 35. Representations and Warranties Concerning the Purchaser.  As of the date hereof and as of the Subsequent Transfer Date, the Purchaser represents and warrants to the Seller as follows:

(a)        the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)        the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)        the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)        the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)        this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)         there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

SECTION 36. Conditions to Closing.

(a)        The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions:

(i)         Each of the obligations of the Seller required to be performed at or prior to the Subsequent Transfer Date pursuant to the terms of this Agreement and the Mortgage Loan Purchase Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Seller.

(ii)         The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories (other than the Purchaser) as required pursuant to the respective terms thereof:

(1)        If required pursuant to Section 3 hereof, the Amendment dated as of the Subsequent Transfer Date and any documents referred to therein;

(2)        If required pursuant to Section 3 hereof, the Final Subsequent Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

(3)        The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(4)        The Mortgage Loan Purchase Agreement, in form and substance reasonable satisfactory to the Purchaser, and all documents required thereby duly executed by all signatories;

(5)        An initial Certification of the Custodian substantially in the form of Exhibit One to the Custodial Agreement; and

(6)        Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(iii)        Each of the conditions set forth in Section 2.07 of the Pooling and Servicing Agreement shall have been satisfied on or prior to the related Subsequent Transfer Date.

(iv)        The Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

(b)        The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions:

(i)         The obligations of the Purchaser required to be performed by it on or prior to the Subsequent Transfer Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Subsequent Transfer Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(ii)         The Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the respective terms thereof:

(1)        If required pursuant to Section 3 hereof, the Amendment dated as of the Subsequent Transfer Date and any documents referred to therein;

(2)        The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Seller, and all documents required thereby duly executed by all signatories;

(3)        An Initial Certification of the Custodian substantially in the form of Exhibit One to the Custodial Agreement; and

(4)        Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates;

SECTION 37. Fees and Expenses.  Subject to Section 16 hereof, KKR shall pay on the Subsequent Transfer Date or such later date as may be agreed to by the Purchaser [(i) the fees and expenses of the Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (iv) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the closing of transactions contemplated hereby and (C) review of the Subsequent Mortgage Loans to be performed by the Trustee (v) the fees and expenses of each Rating Agency (both initial and ongoing), (vi) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (vii) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Subsequent Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates.] The Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 38. Accountants’ Letters.

(a)        Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Subsequent Mortgage Loan Schedule and will compare those characteristics to the description of the Subsequent Mortgage Loans contained in the Prospectus Supplement under the heading “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account”. The Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement.

SECTION 39.	[Reserved].

SECTION 40. Notices.  All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Seller shall be directed to KKR Financial Corp., Four Embarcadero Center, Suite 2050, San Francisco, California 94111, and notices to the Purchaser shall be directed to Structured Asset Mortgage Investments Inc., 383 Madison Avenue, New York, New York 10179 (Telecopy: (212) 272-7206), Attention: Baron Silverstein; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 41. Transfer of Mortgage Loans.  The Purchaser retains the right to assign the Subsequent Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Seller shall be the cure, purchase or substitution obligations of the Seller contained in Sections 5 and 7 hereof.

SECTION 42. Termination.  This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Subsequent Transfer Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Seller, if the conditions to the Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 43. Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Subsequent Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Subsequent Mortgage Loans to the Purchaser, the Seller’s representations and warranties contained herein with respect to the Subsequent Mortgage Loans shall be deemed to relate to the Subsequent Mortgage Loans actually delivered to the Purchaser and included in the Final Subsequent Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Subsequent Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the closing of the transactions contemplated hereby or any Deleted Subsequent Mortgage Loan.

SECTION 44. Severability.  If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 45. Counterparts.  This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 46. Amendment.  This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 47. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 48. Further Assurances.  Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 49. Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns. The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Seller’s representations and warranties respecting the Subsequent Mortgage Loans) to the Trustee. Any person into which the Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Seller), any person resulting from a change in form of the Seller or any person succeeding to the business of the Seller, shall be considered the “successor” of the Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences and in Section 15 hereto this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 50. The Seller and the Purchaser. The Seller and the Purchaser will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

SECTION 51. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 52. No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

KKR FINANCIAL MORTGAGE CORP.

By: ___________________________

Name:
Title:

STRUCTURED ASSET MORTGAGE SECURITIES II INC.

By: ___________________________

Name:
Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Subsequent Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

(h)        The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, or a lost note affidavit;

(i)         The original Mortgage and, if the related Subsequent Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Subsequent Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their recording as specified in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

(j)         Unless the Subsequent Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “U.S. Bank National Association, as Trustee”, with evidence of recording with respect to each Subsequent Mortgage Loan in the name of the Trustee thereon (or if (A) the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified in Section 2.01(b) of the Pooling and Servicing Agreement, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”

(k)        all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon;

(l)         the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(m)       the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance; and

(n)	originals of all modification agreements, if applicable and available.

(b) with respect to each Cooperative Loan so assigned;

(i)         The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit, together with a copy of the related Mortgage Note;

(ii)         A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii)        The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv)        The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan and any transfer documents related to the recognition agreement;

(v)	The Security Agreement;

(vi)        Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii)       Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii)      An executed assignment of the interest of the originator in the Security Agreement and Assignment of Proprietary Lease, showing an unbroken chain of title from the originator to the Trustee; and

(ix)        The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan.

EXHIBIT 2

SUBSEQUENT MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Subsequent Mortgage Loan Schedules shall set forth the following information with respect to each Subsequent Mortgage Loan:

(a)	the loan number;
(b)	[Reserved];
(c)	the city, state and zip code of the Mortgaged Property;
(d)	the property type;
(e)	the Mortgage Interest Rate;
(f)	the Servicing Fee Rate;
(g)	the Net Rate;
(h)	the original term;
(i)	the maturity date;
(j)	the stated remaining term to maturity;
(k)	the original principal balance;
(1)	the first payment date;
(m)	the principal and interest payment in effect as of the Subsequent Cut-off Date;
(n)	the unpaid principal balance as of the Subsequent Cut-off Date;
(o)	the Loan-to-Value Ratio at origination;
(p)	the paid-through date;
(q)	the insurer of any Primary Mortgage Insurance Policy;
(r)	the Gross Margin, if applicable;
(s)	the Maximum Lifetime Mortgage Rate, if applicable;
(t)	the Minimum Lifetime Mortgage Rate, if applicable;
(u)	the Periodic Rate Cap, if applicable;

(v)	the number of days delinquent, if any;
(w)	which Mortgage Loans adjust after an initial fixed-rate period of three, five or ten years;
(x)	the Loan Group;
(y)	the Prepayment Charge Loans; and
(z)	the Servicer.

Such schedule also shall set forth for all of the Subsequent Mortgage Loans and for all the Subsequent Mortgage Loans being sold, the total number of Subsequent Mortgage Loans, the total of each of the amounts described under (k) and (n) above, the weighted average by principal balance as of the Subsequent Cut-off Date of each of the rates described under (e), (f) and (g) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Subsequent Cut-off Date.

EXHIBIT 3

SCHEDULE OF LOST NOTES

Available Upon Request

SCHEDULE A

SUBSEQUENT MORTGAGE LOAN SCHEDULE

[Provided upon request]

EXHIBIT M

FORM OF SUBSEQUENT TRANSFER INSTRUMENT

Pursuant to this Subsequent Transfer Instrument, dated October [__], 2005 (the “Instrument”), between Structured Asset Mortgage Investments II Inc. as seller (the “Seller”), and U.S. Bank National Association, not individually but solely as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement, dated as of September 1, 2005 (the “Agreement”), among the Seller as depositor, Wells Fargo Bank, N.A. as master servicer (in that capacity, the “Master Servicer”) and securities administrator (in that capacity, the “Securities Administrator”) and the Trustee as trustee, the Seller and the Trustee, pursuant to the Agreement, agree to the sale by the Seller and the purchase by the Trustee of the Subsequent Mortgage Loans listed on the attached Exhibit 1 (the “Subsequent Mortgage Loans”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

Section 1.	Conveyance of Subsequent Mortgage Loans.

(a)        The Seller does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, including all amounts due or accruing on the Subsequent Mortgage Loans on and after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.07 of the Agreement; provided, however, that the Seller reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The Seller, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item with respect to the Subsequent Mortgage Loans set forth in Section 2.01 of the Pooling and Servicing Agreement and the other items in the related Mortgage Files. The transfer to the Trustee by the Seller of the Subsequent Mortgage Loans identified on the Final Subsequent Mortgage Loan Schedule attached hereto as Exhibit 1 shall be absolute and is intended by the Seller, the Mortgage Loan Seller, the Master Servicer, the Securities Administrator, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Seller to the Trust Fund.

(b)        The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Seller in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated as of [_________, 2005], between KKR Financial Mortgage Corp., as seller, and the Seller, as purchaser (the “Purchase Agreement”).

Section 2.	Representations and Warranties; Conditions Precedent.

(a)        The Seller hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.07 of the Agreement are satisfied as of the date hereof.

(b)        All terms and conditions of the Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Agreement.

Section 3.	Recordation of Instrument.

To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders’ expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Subsequent Mortgage Loans.

Section 4.	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 5.	Counterparts.

This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

Section 6.	Successors and Assigns.

This Instrument shall inure to the benefit of and be binding upon the Seller and the Trustee and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

STRUCTURED ASSET MORTGAGE

INVESTMENTS II INC., as Seller

By:	_______________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not individually but solely as Trustee, as aforesaid.

By:	_______________________________
Name:

Title:

EXHIBIT 1

FINAL SUBSEQUENT MORTGAGE LOAN SCHEDULE

(Provided Upon Request)